As filed with the Securities and Exchange Commission on June 28, 2006
                                                  Registration Number 333-131217

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment No. 2
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ALFA INTERNATIONAL HOLDINGS CORP.
                 (Name of Small Business Issuer in its Charter)

           Delaware                        9995                  20-2876380
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer) incorporation or organization) Classification Code Number) Identification No.

                          350 Fifth Avenue, Suite 1103,
                            New York, New York 10118
                                  (212)563-4141
          (Address and telephone number of principal executive offices)

                                 Frank J. Drohan
                       President & Chief Executive Officer
                        Alfa International Holdings Corp.
                          350 Fifth Avenue, Suite 1103
                               New York, NY 10118
                                 (212) 563-4141
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Richard Friedman, Esq.
                            Marcelle S. Balcombe Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Floor
                            New York, New York 10018
                               Tel: (212) 930-9700
                               Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_| ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


 CALCULATION OF REGISTRATION FEE
 ---------------------------------------------------------------------------------------------------------------
                                                        Proposed Maximum     Proposed Maximum       Amount of
 Title of Each Class of                  Amount to be    Offering Price          Aggregate         Registration
 Securities to be Registered              Registered      Per Share(1)        Offering Price           Fee
 ---------------------------------------------------------------------------------------------------------------
 Common Stock, par value $0.001(2)           7,309,942      $0.29             $2,119,883.18       $226.83
 ---------------------------------------------------------------------------------------------------------------
 Common Stock, par value $0.001(3)             257,732      $0.29             $   74,742.28       $  8.00
 ---------------------------------------------------------------------------------------------------------------
 Total                                       7,567,674                        $2,194,625.46       $234.83(4)
 ---------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended using the last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on January 17, 2006 of $0.29
(2) Represents shares issuable upon exercise of secured convertible debentures.
(3) Represents shares issuable upon conversion of warrants.
(4) Previously paid.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                   Subject to Completion, Dated June 28, 2006

                        Alfa International Holdings Corp.

                        7,567,674 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 7,567,674 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

The total number of shares sold herewith includes the following shares owned by or to be issued to Cornell Capital Partners LP: (i) up to 7,309,942 shares issuable upon conversion of convertible debentures, and (ii) 257,732 shares issuable upon the exercise of warrants. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We may, however, receive proceeds from the exercise of warrants to purchase 257,732 shares of common stock. All costs associated with this registration will be borne by us.

Our common stock currently trades on the Over the Counter Bulletin Board ("OTC Bulletin Board") under the symbol "AHDS.OB"

On June 26, 2006, the last reported sale price for our common stock on the OTC Bulletin Board was $0.38 per share.

The securities offered in this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 4 of this prospectus to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Alfa International Holdings Corp. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is June 28, 2006

                                   TABLE OF CONTENTS



                                                                    Page

 Prospectus Summary................................................    5
 Risk Factors......................................................    9
 Forward Looking Statements........................................   18
 Use of Proceeds...................................................   18
 Management's Discussion and Analysis..............................   19
 Business..........................................................   25
 Description of Property...........................................   32
 Legal Proceedings.................................................   32
 Directors and Executive Officers..................................   33
 Executive Compensation............................................   34

 Market for Common Equity and Related
 Stockholder Matters...............................................   39
 Security Ownership of Certain Beneficial Owners
 and Management....................................................   40
 Selling Stockholders..............................................   41
 Certain Relationships and Related Transactions....................   42
 Description of Securities.........................................   42
 Plan of Distribution..............................................   48
 Legal Matters.....................................................   50
 Experts...........................................................   50
 Where You Can Find More Information...............................   51
 Disclosure of Commission Position on Indemnification
 for Securities Act Liabilities....................................   51
 Index to Financial Statements.....................................  F-1



You may only rely on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock. Alfa International Holdings Corp. is referred to throughout this prospectus as "Alfa," "we" or "us."

General

We are a holding company. We conduct substantially all of our operations through our wholly-owned subsidiaries: Journey of Light, Inc. ("JOL"), Contact Sports, Inc. ("Contact Sports" or "Contact"), and Ty-Breakers Corp. ("Ty-
Breakers").Alfa, JOL, Contact Sports and Ty-Breakers are sometimes referred to herein as the "Company".

We were incorporated in New Jersey in 1978. On May 23, 2005 our Board of Directors approved the change of our corporate domicile from New Jersey to Delaware and by way of merger with and into Alfa International Holdings Corp. The change of domicile became effective May 25, 2005. We presently concentrate the majority of our efforts in three principal areas: (1) the development and expansion of JOL's real-estate development business in the Sultanate of Oman,
(2) the Company's capital raising activities, and (3) the development of Contact's business. On October 11, 2005, we completed the acquisition of Journey of Light, Inc., a Delaware corporation as a wholly owned subsidiary. JOL was a privately-held company engaged primarily in the business of real estate development in the country of Oman.

In September 2001, we acquired Contact Sports as a wholly-owned subsidiary. Contact Sports is engaged in the business of (i) manufacturing private label apparel products which are marketed to apparel retailers, and (ii) designing, manufacturing and marketing a distinctive line of fashion-forward athletic apparel, tee shirts, caps, accessories and outerwear. Ty-Breakers is engaged in the business of manufacturing and marketing apparel products, mostly jackets and accessories made from Tyvek and Kensel. Tyvek, a registered trademark of E.I. Du Pont de Nemours & Company ("Du Pont"), is a paper-like material produced and sold by Du Pont. Kensel is a trademark of Ty- Breakers used to identify Ty-Breakers' patented fabric material. Ty-Breakers markets its products into the premium and incentive marketplace and directly to consumers via its web site.

Our executive office is located at The Empire State Building, 350 Fifth Avenue, Suite 1103, New York, N.Y. 10118, and our telephone number is 212-563-4141. Contact Sports also maintains a warehouse at 888 Newark Avenue, Jersey City, New Jersey 07306. Both facilities are leased from unaffiliated third parties.

Recent Developments

On December 8, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners, LP. Upon the terms and subject to the conditions contained in the Purchase Agreement and other documents executed coincident with the Purchase Agreement we agreed to sell to Cornell and Cornell agreed to purchase up to $500,000 of secured convertible debentures. Pursuant to the Purchase Agreement, Cornell purchased Convertible Debentures from the Company in the face amounts of $250,000 for a like amount on December 8, 2005 and $250,000 on January 24, 2006. The principal sums together with accrued but unpaid interest at an annual rate of 10% are payable on or before December 7, 2008 and January 23, 2009 respectively.

We have the right, with three business days advance written notice, to redeem a portion or all amounts outstanding under the Convertible Debentures prior to their maturity dates as follows: we must pay an amount equal to the principal amount outstanding and being redeemed plus accrued interest thereon, plus a redemption premium of 20% of such principal amount being redeemed.

The Convertible Debentures are convertible into shares of our $0.001 par value common stock at the option of Cornell. The number of shares of Common Stock issuable upon a conversion equals the quotient obtained by dividing the then outstanding amount of the Convertible Debentures plus accrued interest thereon to be converted by a price per share equal to 90% of the lowest volume weighted average price of our Common Stock during the fifteen trading days immediately preceding the conversion date, subject to adjustments set forth in the Convertible Debentures. If, however, at the time of any conversion:

(1) the number of shares of our Common Stock authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay principal and interest in shares of Common Stock; (2) our Common Stock is not listed or quoted for trading on the NASDAQ OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market, New York Stock Exchange or American Stock Exchange; (3) we have failed to timely satisfy the conversion; or (4) the conversion would be prohibited by the terms of the Convertible Debentures, then, at the option of the holder of the Convertible Debentures, the Company, in lieu of delivering shares, must deliver, an amount in cash equal to the product of the outstanding principal amount to be converted plus any interest due thereon divided by the conversion price then in effect and multiplied by the highest closing price for a share of Common Stock from date of the conversion notice until the date that such cash payment is made. Other adjustments to the Conversion Price are similar to the adjustments to the Exercise Price of the Warrant which we issued to Cornell as described below.

There is no limit to the number of shares of Common Stock we may be required to issue to satisfy our obligations under the Convertible Debentures. Any decline in the market price of the Common Stock will increase the number of shares of Common Stock we would otherwise be required to issue.

A holder of the Convertible Debentures may not convert or receive shares as payment of interest to the extent such conversion or receipt of such interest payment would result in the holder, together with any affiliate of the holder, beneficially owning in excess of 4.9% of the then issued and outstanding shares of our Common Stock, including shares issuable upon conversion of, and payment of interest.

Except for shares to be issued in connection with the Purchase Agreement, upon the exercise of any outstanding stock options, upon the exercise of any outstanding Common Stock purchase warrants or upon the conversion of, or the payment of dividends on, our presently outstanding shares of Series B Preferred Stock, so long as any of the principal amount or interest on the Convertible Debentures remain unpaid and unconverted, we may not, without the prior consent of the holder of the Convertible Debentures: (i) issue or sell any Common Stock or preferred stock without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance, (ii) issue or sell without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance, any preferred stock, warrant, option (except for options issued to employees pursuant to the Company's existing stock option plan), right, contract, call, or other security or instrument granting the holder the right to acquire Common Stock, (iii) other than security interests in connection with Contact Sports, Inc. which the Company has disclosed to Cornell, enter into any security instrument granting the holder a security interest in any of the assets of Alfa, Contact Sports, Inc. or Ty-Breakers Corp., or (iv) file any registration statements on Form S-8 registering more than 10% of our outstanding shares of Common Stock as of the date hereof under our employee stock option plan.

If an event of default, as defined in the Convertible Debentures, occurs, the holder may declare the entire unpaid balance of principal and interest due and payable. Among the defined events of default are the failure of the shares of Common Stock to be quoted for trading or listed for trading on the NASDAQ OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market, New York Stock Exchange or the American Stock Exchange or the legal inability of the holder to sell the underlying shares under the registration statement described below or our failure to file such registration statement within the time period described below.

The Convertible Debentures are secured pursuant to the terms of a Pledge and Escrow Agreement entered into on December 8, 2005 among Alfa, Cornell and David Gonzalez, as Escrow Agent. Pursuant to the Pledge and Escrow Agreement, we pledged 3,000,000 shares of our Common Stock to secure payment of the Convertible Debentures. We have delivered to the Escrow Agent a certificate issued in the name of the Company representing the Pledged Shares. In the event of a default by the Company under the Convertible Debentures or other agreements relating to it, the Escrow Agent is authorized to deliver the Pledged Shares to Cornell. In addition to all other remedies available to Cornell, upon an event of default, we are required to promptly file a registration statement with the Securities & Exchange Commission to register the Pledged Shares for resale by Cornell.

Pursuant to the Purchase Agreement, we issued a warrant to Cornell to purchase 257,732 shares of Common Stock for a period of five years at an exercise price of $0.97 per share, subject to adjustment as set forth in the Warrant. In no event, however, shall the holder of the Warrant be entitled to exercise the Warrant for a number of shares in excess of that number of shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of Common Stock following such exercise, except within sixty days of the expiration of the Warrant. If at the time of exercise of the Warrant, the shares of Common Stock underlying the Warrant are not subject to an effective registration statement under the Securities Act of 1933, as amended (the "Act") or if an event of default under the Convertible Debentures or the Transaction Documents has occurred, the holder of the Warrant, in lieu of making payment of the Exercise Price in cash, may elect a cashless exercise in accordance with the formula set forth in the Warrant.

If, subject to the exceptions set forth in the Warrant, during the time that the Warrant is outstanding we issue or sell, or are deemed to have issued or sold, any shares of Common Stock for a consideration per share less than a price equal to the then Exercise Price, then the Exercise Price will be reduced to an amount equal to such consideration per share. Upon each such adjustment, the number of shares of Common Stock issuable upon exercise of the Warrant will be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares issuable upon exercise of the warrants immediately prior to such adjustment and dividing the product by the Exercise Price resulting from such adjustment. Similar adjustments will be made upon any issuance or sale by us of options to purchase Common Stock or convertible securities.

                                                             The Offering


         Common stock offered by selling stockholders                  Up to 7,567,674 shares, including the following:

                                                                       -   up to 7,309,942 shares  of  common
                                                                           stock  which is underlying secured
                                                                           convertible notes in the principal
                                                                           amount of $500,000;


                                                                       -   up  to  257,732  shares  of common
                                                                           stock issuable upon  the  exercise
                                                                           of  common stock purchase warrants
                                                                           at an  exercise  price of $.97 per
                                                                           share;

                                                                       This number represents 26% of our
                                                                       current outstanding common stock.

         Common stock to be outstanding after the offering             Up to 37,014,923 shares



         Use of  proceeds                                              We will  not  receive  any proceeds
                                                                       from the sale of our common   stock
                                                                       by    the   selling   stockholders.
                                                                       However, we  may receive the  sale
                                                                       price of  any common  stock we sell
                                                                       to  the  selling  stockholders upon
                                                                       exercise of the warrants. We expect
                                                                       to use the  proceeds  received from
                                                                       the  exercise  of  the warrants, if
                                                                       any, for  general  working  capital
                                                                       purposes.


         Over-The-Counter Bulletin Board Symbol                        AHDS.OB

         Based upon 29,447,249 issued and outstanding as of June 26, 2006.

                                  RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment. The risk factors described below are not the only ones that may affect us. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties: our actual results could differ materially from those anticipated by our forward-looking statements as a result of, among others, the risk factors below. See "Forward-Looking Statements."

Risks Related to Our Business

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, OUR BUSINESS OPERATIONS WILL BE HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING, OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

We will require additional funds to sustain and expand JOL's real-estate development business and to sustain and expand our sales and marketing activities of our Contact Sports apparel product line. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

As a result of significant operating loses, our independent registered public accounting firm in their report on our financial statements for the fiscal year ended December 31, 2005, raised substantial doubt about our ability to continue as a going concern. Our continued existence is dependent upon our ability to attain profitable operations and procure additional financing. In an effort to attain profitable operations, the Company will attempt to increase revenue by concentrating Contact's efforts on selling "private-label" apparel products and by attempting to develop new revenue streams for JOL. There can be no assurance that either of these events will in fact occur or that we will be able to procure additional financing. If we are unsuccessful in our attempts to increase sales at Contact, create new revenue streams at JOL or obtain additional funding, we may not be able to continue operations.

OUR LIMITED OPERATING HISTORY DOES NOT AFFORD INVESTORS A SUFFICIENT HISTORY ON WHICH TO BASE AN INVESTMENT DECISION.

Alfa was incorporated in 1978 and was primarily engaged in the import-export business from 1978 through 1986 when it initiated its Ty-Breakers' business involving the production and marketing of imprinted jackets and other promotional apparel products made from Du Pont's Tyvek material. In 1989 Alfa agreed to purchase Nieman Machine Company ("Nieman"), an Arizona based manufacturer of precision machined components used onboard the U.S. Navy's nuclear powered fleet. Nieman was acquired in December 1991 from Frank Drohan, Alfa's current President and CEO, in a stock transaction and Mr. Drohan joined Alfa as its President and COO. From 1989 through 1992 Alfa pursued its import-export business and its promotional Ty-Breakers business and attempted to expand the Ty-Breakers business into retail outlets nationwide. In November

1992, concurrent with the end of the Cold War, Nieman's business dramatically declined after all of its contracts were cancelled when the U.S. Government terminated its Seawolf submarine contracts. Nieman was liquidated in an orderly fashion and its assets were sold. During the same period, Alfa sold its import-export business to its then current Chairman & CEO who subsequently left Alfa's employment whereupon Mr. Drohan became Chairman, President & CEO. In December 1992 Alfa filed for protection under Chapter 11 of the Federal Bankruptcy Code (the "Code") and in March 1993, with the approval of the Court, sold its Ty-Breakers business to Rif International Corp. ("Rif"), a company owned by Mr. Drohan. Rif was a distributor and builder in Libya for National Steel Products Company of Houston, Texas and was active in the construction business in the Middle East from 1977 through 1984. In August 1996 Alfa was reorganized under the Code and discharged from bankruptcy proceedings and released from the supervision of the Bankruptcy Court. Alfa was inactive from April 1993 to until January 1997 when it purchased Rif and continued the Ty-Breakers business. In September 2001 Alfa purchased Contact Sports, Inc. Contact designs, manufactures and markets athletic apparel. Since 2001 Alfa has concentrated the majority of its efforts on the development of Contact's business and brand and, while minimal sales are still made in its Ty-Breakers business, it has discontinued active marketing of its Ty-Breakers products. In October 2005 Alfa acquired JOL, an early stage development company active in the real-estate development business in the Sultanate of Oman. Alfa's present focus is on the development of the businesses of JOL and Contact Sports. However, we have a limited operating history. Investors must consider the risks and difficulties frequently encountered by early stage companies. Such risks include the following:

     o    competition;
     o    need for increased acceptance of products;
     o    ability to continue to develop and extend our brand identity;
     o    ability to anticipate and adapt to a competitive market;
     o    ability to effectively manage rapidly expanding operations;
     o amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure;
     o    ability to provide superior customer service; and
     o    dependence upon key personnel.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

WE MAY BE UNABLE TO INTEGRATE SUCCESSFULLY JOL'S BUSINESS AND REALIZE THE FULL BENEFITS OF THE COMBINED BUSINESS

The acquisition of JOL involves the integration of a business that previously operated separately. The difficulties of combining the operations of these businesses include:

     o the challenge of effecting integration while carrying on the ongoing businesses;
     o    the necessity of coordinating geographically separate organizations;
          and
     o    integrating personnel with diverse business backgrounds.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of Alfa or JOL's businesses and the loss of key personnel. The diversion of management's attention and any delays or difficulties encountered in connection with the merger and the integration of the two companies' operations could have an adverse effect on our business, financial condition or results of operations.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF KEY PERSONNEL OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED MANAGERIAL AND SALES PERSONNEL HAVING EXPERIENCE IN BUSINESS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

Our success depends to a significant extent upon the continued service of Mr. Frank J. Drohan, our President and Chief Executive Officer who is also JOL's President and CEO. The loss of the services of Mr. Drohan could have a material adverse effect on our growth, revenues, and prospective business. We may not be able to retain our executive officers and key personnel or attract additional qualified management in the future. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in both Contact's and JOL's businesses. One of Contact's objectives in the future is to also attract and hire qualified independent sales representatives. Competition for qualified individuals is intense.

We do not maintain key-man insurance on Mr. Drohan. In addition, there can be no assurance that we will be able to retain existing employees or that we will be able to find, attract, recruit and retain the variety of qualified personnel required on acceptable terms.

OUR FINANCIAL RESULTS MAY FLUCTUATE FROM PERIOD TO PERIOD AS A RESULT OF SEVERAL FACTORS WHICH COULD ADVERSELY AFFECT OUR STOCK PRICE.

Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. Because of our limited operating history we believe that period to period comparisons of our operating results may not be a good indication of future performance. It is possible that our future operating results may be below the expectations of investors or market analysts. If this occurs, our stock price may decrease. Factors that will impact our financial results include:

     o the amount and timing of capital expenditures and other costs relating to the implementation of our business plan, including acquisitions of, and investments in, competing or complementary companies or technologies;
     o the introduction of new products by our competitors; o pricing changes in the apparel industry;
     o pricing changes in the construction and real estate development industry;
     o    political unrest in the Middle East
     o    regulatory changes; and
     o general economic conditions and economic conditions specific to our relevant industries.

OUR WHOLLY OWNED SUBSIDIARY TY-BREAKERS IS DEPENDENT ON AN OUTSIDE SOURCE FOR ITS SUPPLY OF TYVEK

Ty-Breakers purchases all of its Tyvek requirements directly from Du Pont in the United States or from Du Pont's Asian agent. The inability or failure of Du Pont or its Asian agent to deliver this material to Ty-Breakers will significantly impact Ty-Breakers ability to fill orders for its products. Ty-Breakers has not identified another supplier who can produce its Tyvek supply. Any lapse in Ty-Breakers' supply of Tyvek would have a material, adverse effect upon the operations of Ty-Breakers.

MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.

The athletic apparel business in the United States is a highly- competitive business populated by many companies with substantially greater financial, managerial and personnel resources than our wholly owned subsidiary, Contact Sports, possesses and is characterized by heavy advertising, promotion and price competition. Several such competitors have already-established brands. Contact Sports may not be able to compete successfully with these companies. If Contact Sports does not succeed in competing with these companies, Contact Sports will be unable to increase its revenue, will lose customers, its revenue will be substantially reduced, and its business, financial condition and results of operations may be materially and adversely affected. The ultimate success of the real-estate development business of JOL is, among other things, dependent upon securing substantial financing arrangements with banks, investors and other potential partners. There can be no assurance that such financing arrangements can be made on terms satisfactory or acceptable to JOL, or at all.

WE CANNOT GUARANTEE YOU THAT OUR PATENTS ARE BROAD ENOUGH TO PROVIDE ANY MEANINGFUL PROTECTION NOR CAN WE ASSURE YOU THAT ONE OF OUR COMPETITORS MAY NOT DEVELOP MORE EFFECTIVE TECHNOLOGIES, DESIGNS OR METHODS WITHOUT INFRINGING OUR INTELLECTUAL PROPERTY RIGHTS OR THAT ONE OF OUR COMPETITORS MIGHT NOT DESIGN AROUND OUR PROPRIETARY TECHNOLOGIES.

Ty-Breakers is the owner by assignment of a U.S. Patent number 5,150,660 which covers the material marketed under its registered trademark, Kensel. This patent may not protect us against our competitors, and patent litigation is very expensive. We may not have sufficient cash available to pursue any patent litigation to its conclusion because of our limited resources.

We cannot rely solely on our current patents to be successful. The standards that the U.S. Patent and Trademark Office and foreign patent offices use to grant patents, and the standards that U.S. and foreign courts use to interpret patents, are not the same and are not always applied predictably or uniformly and can change, particularly as new technologies develop. As such, the degree of patent protection obtained in the U.S. may differ substantially from that obtained in various foreign countries. In some instances, patents have been issued in the U.S. while substantially less or no protection has been obtained in Europe or other countries.

We cannot be certain of the level of protection, if any, that will be provided by our patents. If we attempt to enforce them and they are challenged in court where our competitors may raise defenses such as invalidity, unenforceability or possession of a valid license. In addition, the type and extent of any patent claims that may be issued to us in the future are uncertain. Our patents may not contain claims that will permit us to stop competitors from using similar technology.

THERE IS NO GUARANTEE THAT JOL'S PLANNED REAL ESTATE DEVELOPMENT PROJECT IN OMAN WILL BE SUCCESSFUL.

The economic viability of JOL's project depends upon the financial success and ultimate profitability of the planned cultural and heritage theme park, hotels, retail establishments and residential real estate sales and property management businesses which are the key revenue producing components of its planned development. JOL has engaged qualified consultants in the tourism and leisure, construction and program management and real-estate sales fields to analyze and advise the Company with regard to the economic viability of its Project, including the business planning for the Project. There is no guarantee however that projections made will result in actual revenues. In addition, management believes that the success of JOL's businesses will depend upon the continued rapid development of Oman by both its government and private sector and continued increases in tourism to Oman. While increases in tourism is a stated and well funded goal of the Government of Oman, no assurance can be given at this time that the Government's efforts, even though heavily financed, will be successful.

Risks Relating To Our Current Financing Arrangement

THERE ARE A LARGE NUMBER OF SHARES OF COMMON STOCK UNDERLYING OUR SECURED CONVERTIBLE DEBENTURES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of June 26, 2006, we had 29,447,249 shares of common stock issued and outstanding, secured convertible debentures outstanding that may be converted into an estimated 1,575,000 shares of common stock at current market prices and outstanding Warrants to purchase 257,732 shares of common stock. The convertible debentures are convertible at a price per share which is equal to 90% of the lowest volume weighted average prices of our common stock for the fifteen day period prior to conversion. The number of shares of common stock issuable upon conversion of the outstanding secured convertible debentures may increase if the market price of our stock declines. Upon effectiveness of the registration statement of which this prospectus forms a part, all of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our Warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE VARIABLE PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS. THE NUMBER OF SHARES WE WILL BE REQUIRED TO ISSUE UPON CONVERSION OF THE DEBENTURES WILL INCREASE IF THE MARKET PRICE OF OUR STOCK DECREASES. THIS WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

The continuously adjustable conversion price feature of our secured convertible debentures may have a depressive effect on the price of our common stock. The secured convertible debentures are convertible into shares of our common stock at a discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of our common stock could encourage short sales. This could place further downward pressure on the price of the common stock. The selling stockholders could sell common stock into the market in anticipation of covering the short sale by converting their securities, which would cause the further downward pressure on the stock price.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE SECURED CONVERTIBLE DEBENTURES AND EXERCISE OF OUTSTANDING WARRANTS WILL CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the secured convertible debentures and exercise of warrants will result in substantial dilution to the interests of other stockholders. The selling stockholder may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholder may not convert its secured convertible debentures and/or exercise its warrants if such conversion or exercise would cause it to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholder from converting and/or exercising some of its holdings and then converting the rest of its holdings. In this way, the selling stockholder could sell more than this limit while never holding more than this limit. This will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock and may result in a change of control of the Company.

A LOWER STOCK PRICE WILL PROVIDE AN INCENTIVE TO CORNELL TO SELL ADDITIONAL

SHARES INTO THE MARKET

The number of shares that Cornell will receive under the convertible debentures is determined by the market price of our common stock prevailing at the time of each conversion. The lower the market price, the greater the number of shares issuable under the debentures. As a result, Cornell will have an incentive to sell as large a number of shares as possible to obtain a lower conversion price. This will lead to greater dilution of existing shareholders and a reduction of the value of their investment

THE ISSUANCE OF OUR STOCK UPON CONVERSION OF THE DEBENTURES COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE AND MATERIALLY DILUTE EXISTING STOCKHOLDERS' EQUITY AND VOTING RIGHTS.

The convertible debentures have the potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares being placed into the market exceed the market's ability to absorb the increased number of shares of stock. Such an event could place further downward pressure on the price of our common stock, which presents an opportunity to short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the downward pricing pressure that could result from this activity could cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. If this occurs, the number of shares of our common stock that is issuable upon conversion of the debentures will increase, which will materially dilute existing stockholders' equity and voting rights.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

In December 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $500,000 principal amount of secured convertible debentures. The secured convertible debentures are due and payable, with 10% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, agreement or warranty in the related convertible note or the other documents executed in connection therewith, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company, Contact Sports or Ty-Breakers, and the delisting of our common stock could require the early repayment of the secured convertible debentures. We anticipate that the full amount of the secured convertible debentures will be converted into shares of our common stock, in accordance with the terms of the secured convertible debentures. If we were required to repay the secured convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the note holders could commence legal action against us and foreclose on all of our assets and the assets of Contact Sports and Ty-Breakers and shares of Alfa pledged pursuant to the Pledge and Escrow Agreement, to recover the amounts due. Any such action would require us to curtail or cease operations.

If an event of default occurs under the Securities Purchase Agreement, Secured Convertible Debentures, Warrants, Security Agreements or Pledge and Escrow Agreement, the selling stockholder could, to the extent required to pay any indebtedness under the Debentures, take possession of the pledged shares and, except for the property and assets of JOL, all our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments and chattel paper. In connection with the Securities Purchase Agreements we entered into in December 2005, we and our subsidiaries, Contact Sports and Ty-Breakers, executed a Security Agreement in favor of the investors granting them a security interest in all of the goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property, of Alfa, Contact Sports and Ty-Breakers. The Security Agreements provide that if an even of default occurs under the Securities Purchase Agreement, Secured Convertible Debentures, Warrants or Security Agreements, Cornell has the right to take possession of the collateral and has the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, to satisfy our obligations under these agreements. In addition, upon the occurrence of an event of default, the selling stockholder may, to the extent necessary to satisfy our obligations under these agreements, take possession of the pledged shares and be entitled to receive dividends and other distributions thereon.

Risks Relating To Our Common Stock:

THERE ARE A LARGE NUMBER OF SHARES OF COMMON STOCK UNDERLYING OUR SERIES B CONVERTIBLE PREFERRED STOCK THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of June 26, 2006, we had 87,312.5 shares of our Series B convertible Preferred Stock issued and outstanding that may be converted into 3,492,500 shares of common stock. As of June 26, 2006, all such shares of Series B Preferred Stock had been held for a period in excess of one year, and as such, the holding period under Rule 144 for the common stock underlying all such preferred shares has expired. Consequently, should the holders of such shares of preferred stock elect to convert such shares into common stock, a total of 3,492,500 shares of common stock would become available to be freely sold subject to the requirements of Rule 144. The sale of these shares may adversely affect the market price of our common stock.

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK WHICH MAY MAKE IT MORE DIFFICULT FOR YOU TO DISPOSE OF YOUR STOCK

Our common stock is quoted on the OTC Bulletin Board under the symbol "AHDS.OB." There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR STOCK PRICE MAY BE VOLATILE

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

     o technological innovations or new products and services by us or our competitors;
     o    additions or departures of key personnel;
     o    sales of our common stock;
     o    our ability to execute our business plan;
     o    operating results below expectations;
     o    loss of any strategic relationship;
     o    industry developments;
     o    political unrest in the Middle East;
     o    economic and other external factors; and
     o    period-to-period fluctuations in our financial results.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, YOU MAY CONSIDER ANY ONE OF THESE FACTORS TO BE MATERIAL. OUR STOCK PRICE MAY FLUCTUATE WIDELY AS A RESULT OF ANY OF THE ABOVE LISTED FACTORS.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

WE HAVE NOT PAID DIVIDENDS ON OUR COMMON STOCK IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS ON OUR COMMON STOCK IN THE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if the price of our common stock appreciates.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and
     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience objectives of the person; and
     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and
     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                           FORWARD-LOOKING STATEMENTS

Our representatives and we may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a)  volatility or decline of our stock price;

(b)  potential fluctuation in quarterly results;

(c)  our failure to earn revenues or profits;

(d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement our business plans;

(e)  inadequate capital to continue business;

(f)  changes in demand for our products and services;

(g)  rapid and significant changes in markets;

(h)  litigation with or legal claims and/or allegations by outside parties;

(i)  political unrest in the Middle East;

(i) insufficient revenues to cover operating costs.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Cornell Capital Partners LP. We will not receive proceeds from the sale of shares of our common stock by the selling stockholder. However, we may receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our financial statements and notes thereto in those statements. In addition to historical information, the following discussion contains forward-looking information that involves risks and uncertainties.

Overview

We are a holding company. We conduct substantially all of our operations through our wholly-owned subsidiaries, Journey of Light, Inc. ("JOL"), Contact Sports, Inc. ("Contact Sports" or "Contact") and Ty-Breakers Corp. ("Ty- Breakers").. Alfa, JOL, Contact Sports and Ty-Breakers are sometimes referred to herein as the "Company".

We were incorporated in New Jersey in 1978. On May 23, 2005 our Board of Directors approved the change of our corporate domicile from New Jersey to Delaware and by way of merger with and into Alfa International Holdings Corp. The change of domicile became effective May 25, 2005. Alfa presently concentrates the majority of its efforts in three principal areas: (1) the development and expansion of JOL's real-estate development business in the Sultanate of Oman, (2) the Company's capital raising activities, and (3) the development of Contact's business. On October 11, 2005, we completed the acquisition of Journey of Light, Inc., a Delaware corporation as a wholly owned subsidiary. JOL was a privately-held company engaged primarily in the business of real estate development in the country of Oman.

In September 2001, we acquired Contact Sports as a wholly-owned subsidiary. Contact Sports is engaged in the business of (i) manufacturing private label apparel products which are marketed to apparel retailers, and (ii) designing, manufacturing and marketing a distinctive line of fashion-forward athletic apparel, tee shirts, caps, accessories and outerwear. Ty-Breakers is engaged in the business of manufacturing and marketing apparel products, mostly jackets and accessories made from Tyvek and Kensel. Tyvek, a registered trademark of E.I. Du Pont de Nemours & Company ("Du Pont"), is a paper-like material produced and sold by Du Pont. Kensel is a trademark of Ty- Breakers used to identify Ty-Breakers' patented fabric material. Ty-Breakers markets its products into the premium and incentive marketplace and directly to consumers via its web site.

Critical Accounting Policies
----------------------------

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The policies discussed below are considered by management to be critical to an understanding of our financial statements because their application places the most significant demands on management's judgment, with financial reporting results relying on estimation about the effect of matters that are inherently uncertain. Specific risks for these critical accounting policies are described in the following paragraphs. For all of these policies, management cautions that future events rarely develop exactly as forecast, and the best estimates routinely require adjustment.

Revenue Recognition. Revenue is recognized at Contact and Ty- Breakers when goods are shipped to customers from the Company's outside warehouse. The method of revenue recognition at JOL will be determined by management when and if it becomes likely that JOL will begin generating revenue.

Inventory Reserves. Inventory reserves at Contact are established to cover losses anticipated from inventory items having become either un-saleable or saleable only at reduced prices. Contact's business plan calls for it to build inventory primarily against approved purchase orders and to maintain moderate amounts of risk inventory for fill-in orders on fast- moving items. Such risk inventory will be exclusively finished goods and, if unsold, will generally be liquidated on a close- out basis at the end of each season. There is no current inventory reserves.

Valuation Allowance for Deferred Tax Assets. The carrying value of deferred tax assets assumes that the Company will not be able to generate sufficient future taxable income to realize the deferred tax assets, based on management's estimates and assumptions.

Valuation allowance for Discount to Debentures. In accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments ("EITF - 00-27"), the Company has calculated discounts against the Debentures and recognized such discounts to reduce the value of the Debentures. Such discounts are amortized as interest expense over the Debentures' three year maturity period.

The aggregate discount applied to the Debentures is the sum of three separate discounts which in turn are attributable to: 1) the value of the imbedded beneficial conversion feature present in the Debentures, 2) the value attributable to the warrant, and 3) the value of the placement costs and fees paid to lender and affiliate of lender. While the calculation of the value for number 3 in the foregoing sentence is a straightforward exercise requiring no assumptions or judgments, the calculation of the values for numbers 1 and 2 are effected by management judgments and estimates.

To arrive at the value for the imbedded beneficial conversion feature, the placement costs and fees paid to the lender and the value attributable to the warrant reduce the net loan amount used to determine the effective discount per share and resultant value for the imbedded beneficial conversion feature. The higher the value of the warrant, the lower the net loan amount and, consequently, a higher effective discount per share, a higher value for the imbedded beneficial conversion feature, and a lower valuation for the Debentures.

To arrive at the value attributable to the warrant management used the Black-Scholes pricing model and the following assumptions: contractual terms of five years, an average risk free interest rate of 4.42%, a dividend yield of 0% and volatility of 176%. The contractual term of the warrant, average risk free interest rate, and dividend yield are factual data not requiring management estimates. Volatility was measured pursuant to a calculation method provided in SFAS 123 issued by the Financial Accounting Standards Board. The higher the volatility, the higher the value attributable to the warrant and, consequently, a lower valuation for the Debentures.

The Company engaged the services of an unaffiliated independent accounting firm (separate from the Company's independent outside auditor) to assist it in making these assumptions and calculating the values to allocate to the various features of the Debentures. The calculations derived from this exercise were then reviewed and audited by the Company's independent outside auditor.

The Company believes that it acted prudently in the manner in which it made its assumptions and valued the Debt Discounts.

General Statement: Factors that may affect future results
---------------------------------------------------------
With the exception of historical information, the matters discussed in Management's Discussion and Analysis of Financial Condition and Results of Operations contain forward-looking statements under the 1995 Private Securities Litigation Reform Act that involve various risks and uncertainties. Typically, these statements are indicated by words such as "anticipates", "expects", "believes", "plans", "could", and similar words and phrases. Factors that could cause the company's actual results to differ materially from management's projections, forecasts, estimates and expectations include, but are not limited to, the following:

* Failure of JOL to sign the Development Agreement with the Government of Oman.
* Inability of the Company to secure additional financing;
* Unexpected economic changes in the United States or abroad; and
* The imposition of new restrictions or regulations by government agencies in the U.S or abroad that affect the Company's business activities.

The following discussion highlights the Company's business activities during the fiscal years 2005 and 2004 and for the period ended March 31, 2006.

Results of Operations:

Fiscal Year Ended December 31, 2005 Compared to Fiscal Year Ended December 31, 2004

JOL, which was acquired in October 2005, did not generate any revenue in 2005. Presently, the nature of JOL's business is such that it is not expected to generate revenues until after the occurrence of an event - the development of the Omagine project - which, as of the date hereof, is not certain to occur. Management is presently examining other possible sources of revenue which, subject to the Development Agreement being executed by JOL and the Government of Oman, may be added to JOL's operations. The Company's revenues in 2005 were $271,331, an increase of $200,556 (283%) from fiscal year 2004. This revenue increase resulted entirely from increased sales of private-label products at Contact. As of the date hereof Contact has a backlog of $180,000 of unfilled orders. The cost of sales percentage was 87% for fiscal 2005 and 232% in fiscal 2004. The cost of sales percentage at Contact is budgeted at 50% to 55% for branded products and 75% for private-label products. The 87% cost of sales in 2005 reflects an $23,188 write-down of branded product consignment inventory during 2005 as well as the greater mix of private-label sales that constitute Contact's revenue in 2005.

Contact's inventory at December 31, 2005 was $1,420 and future investment in inventory is not expected to be significant. Inventory will primarily be manufactured and sold pursuant to specific purchase orders. Inventory decreased $43,262 as of December 31, 2005 compared to December 31, 2004.

Selling and marketing expenses in 2005 were $108,003 which represents a decrease of $190,934 (64%) from the Company's 2004 selling and marketing expenses of $298,937. This decrease was attributable to reduced salaries and associated expenses resulting from switching Contact's employees to a much reduced compensation basis as consultants during 2005 and to reductions in show expenses, promotional expenditures and sampling. Absent an upturn in Contact's branded product business, which management does not expect any time soon, management expects to make minimum investments in Contact's marketing programs.

General and administrative expenses of $5,810,670 in fiscal 2005 were $5,182,352 (825%) higher than the $628,318 incurred in fiscal 2004. The primary reason for this increase was the $5,079,919 non-cash expense of the goodwill impairment associated with the acquisition of JOL in October 2005. Excluding this non-cash item, the Company's general and administrative expenses were $740,711 in fiscal 2005 representing an increase of $112,393 (18%) over the $628,318 incurred in fiscal 2004. This $112,393 increase was attributable to the approximately $280,000 in such expenses incurred during the fourth quarter at JOL associated with JOL's final presentation of the Omagine project in Oman and partially offset by the Company's stringent cost cutting during 2005 primarily consisting of reductions in salaries and consulting services.

The Company sustained a net loss of $5,900,662 during fiscal 2005 which included a charge of $5,079,919 for the impairment of goodwill associated with the JOL acquisition and a $4,970 non-cash interest expense that the Company recognized in connection with the sale of the Debenture by Alfa. Absent these two non-cash charges, the Company's net loss for the 2005 fiscal year was $815,773 which represents a decrease of $204,851 (20%) from the 2004 net loss of $1,020,624. The lower net loss (exclusive of the non-cash goodwill charge and the non-cash interest expense associated with the Debenture) was primarily attributable to a $127,740 swing in gross profits to $34,334 in 2005 from ($93,406) in 2004 combined with the $190,934 decrease in selling and marketing expenses in 2005; the positive impact of which was partially offset by the $112,393 increase in general and administrative expenses.

The continued losses for the Company are attributable to the failure to attain a sufficient level of sales revenue. The Company will need to substantially increase its revenue in order to attain profitability.

As discussed above, the nature of JOL's present business is such that it is not expected to generate revenues until after the development of the Omagine project is significantly underway, an event which, as of the date hereof, is not certain to occur. Management is examining other possible sources of revenue which, subject to the Development Agreement being executed, may be added to JOL's operations. During 2005 management has re-positioned Contact such that it will now focus on sales of its "private-label" products which are less profitable but do not require large investments in marketing and advertising. Management believes that Contact's private-label business may generate the profits necessary to finance the continuation of Contact's branding, advertising and public relations efforts. No assurance can be given at this time that management's current strategy will be effective or successful. Should this strategy not be successful, Contact may discontinue its branded product line partially or in its entirety, and concentrate only on its private-label business or, if the private-label business is not viable, Contact may discontinue its business in its entirety.

The Company will need to raise significant capital and/or secure significant financing in order to execute its presently conceived business plan with respect to both JOL and Contact.

No significant capital expenditures were incurred during fiscal year 2005. Depending upon the outcome of current negotiations and the availability of resources, the Company may incur significant expenses related to capital expenditures during fiscal 2006.

Three Months Ended March 31, 2006 compared to Three Months Ended March 31, 2005

Revenue in the first quarter of 2006 was $-0-, a decrease of $2,637 as compared to the same period in the previous year. The decrease was attributable to a lack of sales at Ty-Breakers and Contact. The combined sales order backlog at Contact and Ty- Breakers as of the date hereof is $208,168.

Selling, general and administrative expenses were $407,453 during the first quarter of 2006, compared to $106,086 in the first quarter of 2005. This increase of $301,367 (284%) was primarily attributable to increased operating costs associated with JOL's final presentation of the Omagine project in Oman in March 2006.

The Company experienced an operating loss of $407,453 during the first quarter of 2006 as compared to an operating loss of $125,878 during the same period in the previous fiscal year. This $281,575 (224%) increase in the Company's operating loss is attributable to the above-mentioned increases in operating costs. The Company is experiencing continued losses due to its insufficient level of sales.

The Company will need to substantially increase its revenue in order to attain profitability.

The nature of JOL's present business is such that it is not expected to generate revenues until after the development of the Omagine project is significantly underway, an event which, as of the date hereof, is not certain to occur. Management is examining other possible sources of revenue which, subject to the Development Agreement being executed, may be added to JOL's operations.

Contact offers two product lines: "private line" and "branded." Contact's "private label" product line consists of outerwear under the Ty-Breakers label (which is owned by Alfa) for sale to mid-tier mass-market retailers. The company is, and intends to continue, to utilize its established overseas manufacturing resources to create less expensive products and sell them under the Ty-Breakers label, and in select cases under retailers' own brand labels, to retail stores where such private label sales represent a substantial percentage of all products sold.

Over the past several years, management has underestimated the difficulty and expense involved in launching a new "brand" such as Contact. Past efforts to gain market recognition and acceptance for the Contact brand have been hindered by a lack of the necessary financial resources required to continue the advertising and public relations efforts essential to such an effort. Management now intends to focus more of Contact's efforts on its "private-label" business in the expectation that this business will generate the profits necessary to finance the continuation of Contact's branding efforts via the advertising and public relations efforts mentioned above. No assurance can be given at this time that management's current strategy will be effective or successful. During 2005 management has re-positioned Contact such that it will now focus on its private-label business and sales of private-label products which are less profitable but do not require the large investments in marketing and advertising required by the branded business. Management is hopeful that Contact's private-label business may generate the profits necessary to finance the continuation of Contact's branding, advertising and public relations efforts for its branded business. No assurance can be given at this time that management's current strategy will be effective or successful. Should this strategy not be successful, Contact may discontinue its branded business and product line partially or in its entirety, and concentrate only on its private-label business or, if the private-label business is not viable, Contact may discontinue its business in its entirety.

The Company will need to raise significant capital and/or secure significant financing in order to execute its presently conceived business plan with respect to both JOL and Contact.

No significant capital expenditures were incurred during the quarterly period ended March 31, 2006. Depending upon the outcome of current negotiations and the availability of resources, the Company may incur significant expenses related to capital expenditures in the future.

Liquidity and Capital Resources:

The Company has experienced negative cash flows during the past four fiscal years. The Company incurred net losses of $5,900,662, $1,020,624 and $706,801 in its fiscal years 2005, 2004 and 2003, respectively. The Company's net loss for the three months ended March 31, 2006 was $442,512. During the three months ended March 31, 2006, the Company experienced a decrease in cash and equivalents of $41,090.

At March 31, 2006, the Company had a working capital deficit of $767,552, compared to a working capital deficit of $633,747 at December 31, 2005. The $133,805 increased deficit in working capital was primarily attributable to increases in accounts payable. Of the $796,542 of current liabilities at March 31, 2006, $210,408 represent amounts which are either (i) due to officers or affiliates or (ii) may be paid in common stock in lieu of cash.

The $264,485 of funds used by operating activities in the first quarter of fiscal 2006 resulted primarily from the net loss of $442,512, offset partially by a $137,388 increase in accounts payable.

Funds totaling $1,605 were invested in computer equipment during the first quarter of fiscal 2006. Funds totaling $225,000 were provided by financing activities during the first quarter of fiscal 2006, from net proceeds realized from the sale of a debenture. In the absence of additional funding and substantially increased sales, the business and operations of the Company's Contact Sports and Ty-Breakers subsidiaries will be significantly affected and these subsidiaries' may not be able to continue operations.

The Company's inability to secure or arrange additional funding to implement JOL's business plan, or JOL's failure to successfully conclude its ongoing negotiations and Discussions regarding the Omagine Project will significantly affect JOL's ability - and possibly the Company's ability - to continue operations.

On May 1, 2006 the Company received $1,000,000 as a cash settlement of a dispute between JOL and the State of Qatar. Absent the Company obtaining additional funds, the Company believes that it will be able to continue to satisfy its cash requirements through the end of fiscal year 2006 from its present cash resources. Contact and Ty-Breakers presently have a combined sales order backlog of $208,168 and Contact is continuing to pursue additional orders in both its "branded product" and "private-label" businesses.

The Company is hopeful that JOL will sign its Development Agreement with the Government of Oman. Should the Development Agreement be signed, management believes that such a material event will provide expanded opportunities for the Company to raise additional funding through further sales of debentures or other equity securities. Furthermore, in the event of the Development Agreement being signed, the Company is hopeful that some or all of the present warrant holders will exercise their warrants. Finally, while it is too early to predict with any certainty, it is expected that within six months after the signing of the Development Agreement, JOL will, at the financial closing of the Omagine construction financing, receive a significant cash infusion as a result of the payment to it of a Development Fee to compensate JOL for its work in conceiving Omagine and advancing it to a financial closing. All of the possible sources of additional financing for the Company mentioned in this paragraph are, in the opinion of management, completely dependent upon the signing of the Development Agreement between JOL and Oman and even if such a Development Agreement is signed, no assurance whatsoever can be given that any of the aforementioned sources of financing will actually materialize.

Should the Company be unable to raise sufficient funds to pursue its business plan as outlined Contact may discontinue its branded product line partially or in its entirety and concentrate only on its private-label business or, if the private-label business is unable to sustain itself Contact may discontinue its business in its entirety. Furthermore, should JOL fail to sign the Development Agreement or some other agreement with the Government of Oman which either provides an immediate cash source or the opportunity to raise additional funding through further sales of debentures or other equity securities, then it is likely that the Company will have to raise additional funds in the next twelve months and if it is unable to do so then it is likely that the Company will be unable to continue operations beyond the end of the 2006 fiscal year

Impact of Inflation

The general level of inflation both in the U.S and Oman has been relatively low during the last several fiscal years and has not had a significant impact on the Company. This condition is expected to continue during fiscal 2006.

                                    BUSINESS

Company History

We were incorporated in New Jersey in 1978. On May 23, 2005 our Board of Directors approved the change of our corporate domicile from New Jersey to Delaware and by way of merger with and into Alfa International Holdings Corp. The change of domicile became effective May 25, 2005.

Alfa was primarily engaged in the import-export business from 1978 through 1986 when it initiated its Ty-Breakers' business involving the production and marketing of imprinted jackets and other promotional apparel products made from Du Pont's Tyvek material. In 1989 Alfa agreed to purchase Nieman Machine Company ("Nieman"), an Arizona based manufacturer of precision machined components used onboard the U.S. Navy's nuclear powered fleet. Nieman was acquired in December 1991 from Frank Drohan, Alfa's current President and CEO, in a stock transaction and Mr. Drohan joined Alfa as its President and COO. From 1989 through 1992 Alfa pursued its import-export business and its promotional Ty-Breakers business and attempted to expand the Ty-Breakers business into retail outlets nationwide. In November 1992, concurrent with the end of the Cold War, Nieman's business dramatically declined after all of its contracts were cancelled when the U.S. Government terminated its Seawolf submarine contracts. Nieman was liquidated in an orderly fashion and its assets were sold. During the same period, Alfa sold its import-export business to its then current Chairman & CEO who subsequently left Alfa's employment whereupon Mr. Drohan became Chairman, President & CEO. In December 1992 Alfa filed for protection under Chapter 11 of the Federal Bankruptcy Code (the "Code") and in March 1993, with the approval of the Court, sold its Ty-Breakers business to Rif International Corp. ("Rif"), a company owned by Mr. Drohan. Rif was a distributor and builder in Libya for National Steel Products Company of Houston, Texas and was active in the construction business in the Middle East from 1977 through 1984. In August 1996 Alfa was reorganized under the Code and discharged from bankruptcy proceedings and released from the supervision of the Bankruptcy Court. Alfa was inactive from April 1993 to until January 1997 when it purchased Rif and continued the Ty-Breakers business. In September 2001 Alfa purchased Contact Sports, Inc. Contact designs, manufactures and markets athletic apparel. Since 2001 Alfa has concentrated the majority of its efforts on the development of Contact's business and brand and, while minimal sales are still made in its Ty-Breakers business, it has discontinued active marketing of its Ty-Breakers products. On October 11, 2005 Alfa acquired Journey Of Light, Inc., a Delaware company, as a wholly owned subsidiary. JOL is an early stage development company active in the real-estate development business in the Sultanate of Oman. Alfa's present focus is on the development of the businesses of JOL and Contact Sports.

Products, Marketing and Distribution
------------------------------------

Journey of Light, Inc.
----------------------

                               The Omagine Project
                               -------------------

JOL is moving ahead with its plans to enter the real-estate development business in the Sultanate of Oman ("Oman"). On August 1, 2005, the Ministry of Tourism ("MOT") of the government of Oman (the "Government") and JOL signed a memorandum of understanding ("MOU") memorializing key legal and commercial aspects for the development of a tourism related project (the "Omagine" project). Depending upon the outcome of its ongoing negotiations with the Government, JOL plans over time to also be in the property management, hospitality, media and entertainment businesses.

On March 1, 2006, JOL presented its plan for the Omagine project to a committee of several ministers of the Government. The presentation was favorably received and JOL management promptly thereafter began discussions with Government officials the objective of which is to arrive at the terms and conditions of a "Shareholder Agreement" between the Government and JOL and a "Development Agreement". Such discussions are ongoing and have not yet been concluded.

As presently contemplated, the Development Agreement will govern the design, development and construction of Omagine which will be owned and operated by an Omani company yet to be organized (the "Project Company") and the Shareholder Agreement will, among other things, define the relationships between the owners of the Project Company.

As presently contemplated, JOL will be the majority shareholder of the Project Company and the Omani Tourism Development Company S.A.O.C., a corporation owned by the MOT, ("OTDC") will be a minority shareholder of the Project Company. As of the date hereof, such Discussions: (i) are ongoing, fluid and non-binding and no assurance whatsoever can be given at this time as to their eventual outcome, if any, (ii) may alter or change some of the elements of the Omagine project as presented to the Government by JOL and/or some of the terms and conditions of the MOU, and (iii) generally contemplate the following:

Omagine is planned to be developed on 1 million square meters (equal to approximately 245 acres) of beachfront land facing the Gulf of Oman (the "Omagine Site") just west of the capital city of Muscat and nearby the Seeb International Airport. The value of the Omagine Site is expected to be determined by a qualified independent real-estate appraisal. A value of the Omagine Site at a discount to the appraised value is then expected to be agreed upon between the MOT and JOL and used, in conjunction with the Omagine financial model, as the basis for negotiating OTDC's minority percentage ownership of the Project Company. The Omagine Site is presently owned by the MOT and title to the Omagine Site is planned to be transferred free and clear to the Project Company in exchange for OTDC's minority shareholding in the Project Company.

Omagine is planned to be an integration of cultural, heritage, educational, entertainment and residential components, including: a "high culture" theme park containing seven pearl shaped buildings, each approximately 60 feet in diameter (the "Pearls") and associated exhibition buildings (collectively, the "Landmark"); a five star resort hotel; a four star hotel; a boardwalk; an open air amphitheater and stage; a canal and enclosed harbor area; boat slips; commercial office buildings; shopping and retail establishments; restaurants and open space green areas. All of the foregoing are expected to be owned and/or leased or operated by the Project Company except that ownership of the Landmark is expected to be transferred to a new company (the "Landmark Company") which will be jointly owned by the Government and the Project Company. It is further expected that the Project Company will be hired under a fee based contract by the Landmark Company to operate and manage the Landmark. Additionally, Omagine, as presently conceived, includes the construction and sale by the Project Company of approximately 2,000 residences consisting of a combination of villas, town homes and apartments. JOL's website is www.journey-of-light.com.

As part of its March 1, 2006 presentation to the Government, JOL prepared an initial master plan and feasibility study for the Omagine Project. JOL engaged the services of Michael Baker Jr., Inc. as its Program Manager to assist JOL in this process.

JOL expects, based on present assumptions which are subject to modification, that the development costs for Omagine will be approximately $1.2 billion dollars. With the assistance of AmeriCapital Renaissance Group, LLC, with which JOL has a Financial Advisory Services Agreement, JOL is presently engaged in active discussions with several banks, and prospective investors, partners, contractors and hotel operators regarding the structure and placement of the necessary construction financing as well as the ongoing financing arrangements of the Omagine project.

The Qatar project
-----------------

JOL signed an agreement in April 2003 with the State of Qatar to develop a project in Doha, Qatar. However, based upon subsequent decisions by Qatar, JOL will not develop that project in Qatar and negotiations between JOL and the State of Qatar to resolve the disputes relative to the 2003 agreement have now been concluded in a friendly manner. JOL entered into a settlement agreement with the State of Qatar pursuant to which Qatar has reimbursed JOL $1,000,000.

                           Acquisition of JOL by Alfa

In late March 2005, management of Alfa and of JOL reached an agreement in principle to modify the terms of the letter agreement between the parties dated November 1, 2003 (the "November Agreement") whereby, in essential part, Alfa was granted an option to acquire 100% of JOL in exchange for such number of shares of the common stock of Alfa as would equal 90% of the total issued and outstanding shares of Alfa following such acquisition. Based upon the delays encountered by JOL with respect to the Qatar Project and the progress made towards development of an almost identical project with the Sultanate of Oman discussed above, JOL agreed to modify the option to provide, in relevant part, that Alfa will acquire 100% of the issued and outstanding shares of the capital stock of JOL in exchange for a number of shares of Alfa's common stock, which would equal approximately 50% of the total issued and outstanding shares of common stock of Alfa (giving effect to the conversion of Alfa's then outstanding Series B Preferred Stock) immediately following such acquisition. Management of Alfa agreed to exercise its option, as so modified and Alfa acquired JOL as a wholly owned subsidiary in October 2005.

On October 11, 2005 the Company acquired Journey of Light, Inc., ("JOL") as a wholly owned subsidiary. The Boards of Directors and a majority of the shareholders of both Alfa and JOL had previously approved the Merger on May 25, 2005. JOL is engaged primarily in the business of real estate development in the country of Oman. In connection with the acquisition of JOL, Alfa issued 16,284,278 shares of its $.001 par value common stock ("Common Stock") to the shareholders of JOL in exchange for all of the outstanding capital stock of JOL.

Contact Sports
--------------

Contact is in the business of designing manufacturing and marketing a distinctive line of fashion forward athletic and lifestyle apparel. Several collections of basketball athletic shorts, jerseys and fashion-right quality T-Shirts, jackets and an assortment of sweat suits and outerwear along with caps and accessories have been designed and manufactured. The entire line is moderately priced with high-perceived value for distribution to national chains, department stores and specialty retailers. The design philosophy is what management believes to be, a fashionable, edgy look, and the fabrics are high-quality goods, including cottons, micro fiber, velour and several custom fabrics, including moisture management performance fabrics. A gym-to-street theme runs throughout the line. Management is concentrating its efforts on the continued development and expansion of Contact's "private-label" business as well as its branded business and brand awareness.

Contact has developed a "private label" product line consisting of outerwear under the Ty-Breakers label (which is owned by Alfa) for sale to mid-tier mass-market retailers. The company is, and intends to continue, to utilize its established overseas manufacturing resources to create less expensive products and sell them under the Ty-Breakers label, and in select cases under retailers' own brand labels, to retail stores where such private label sales represent a substantial percentage of all products sold. Contact created its private-label business in a manner that does not interfere with or damage the Contact brand name. To date Contact has received several such private-label orders and all such private-label products sold will be manufactured pursuant to specific purchase orders and no unsold inventories will be maintained. Contact's present backlog of unfilled orders is $180,000.

Over the past several years, management has underestimated the difficulty and expense involved in launching a new "brand" such as Contact. Past efforts to gain market recognition and acceptance for the Contact brand have been hindered by a lack of the necessary financial resources required to continue the advertising and public relations efforts essential to such an effort. Management now intends to focus more of Contact's efforts on its "private-label" business in the expectation that this business will generate the profits necessary to finance the continuation of Contact's branding efforts via the advertising and public relations efforts mentioned above. No assurance can be given at this time that management's current strategy will be effective or successful.

In the first quarter of 2004, Contact hired its Vice President of Sales, who has over twenty-five years of experience selling to the specialty and department store accounts who are Contact's target customers. He also has significant past experience selling "private-label" merchandise to such accounts. Absent the aggressive marketing, advertising and public relations efforts necessary to build the Contact brand, he will focus on selling private-label products to those accounts where he is unable to get the branded Contact products placed. Management believes that ultimately the national and regional chains will generate the greatest growth for Contact and sales to such customers will facilitate selling the smaller independently owned retail stores which are focused on buying brands with national appeal. In order to establish national appeal for the Contact brand, Contact intends, as financial resources generated from its private-label business permits, to finance its previously disclosed marketing, public relations and advertising campaigns.

Contact has in the past marketed its branded products through industry trade shows, advertising, street teams, tie-ins with rap artists, fashion shows, direct mail, print advertising, promotional events and parties which it sponsors, as well as video presentations for major customers. As financial resources permit, Contact intends to re-start such marketing efforts for its branded products. No significant marketing efforts are planned nor, in the opinion of management, are they required for Contact's private-label business. During the first three quarters of 2005, Contact continued to devote a majority of its resources to the uphill effort to sell its branded products. Beginning in the fourth quarter of 2005 and continuing to date, Contact shifted its priorities and now directs the majority of its resources and efforts toward the sale of its private-label products and to a lesser degree toward the sale of its branded products. Should this strategy not be successful, Contact may discontinue its branded product line partially or in its entirety, and concentrate only on its private-label business or, if the private-label business is not viable, Contact may discontinue its businesses in its entirety.

Advertising and marketing efforts by Contact, if any, will be directed at positioning and establishing a "brand identity" for Contact. In the past the Company has utilized professional athletes and nationally-known recording artists as "Contact spokespersons" in its advertising. If resources permit, it intends to do so again in the future.

Contact's president and vice-president of sales do direct selling to retail accounts. If resources permit, Contact will exhibit at industry trade shows in the future.

Contact maintains a showroom in New York City at the Empire State Building. Contact views its New York City showroom as important to its efforts to reach the buyers for both branded and private-label products at major retailers throughout the U.S., many of whom often visit New York for various "market weeks". During 2005, Contact has made presentations at its showroom to several such buyers.

Contact maintains a website at www.contactsports.net where consumers and retailers may view some of Contact's previous branded product line, sample commercials and other marketing materials in which Contact's former spokespersons were prominently portrayed. The same sample television, radio and print advertisements are indicative of some of the advertising efforts Contact intends to undertake if, and only if, the financial resources generated from Contact's private-label business permit it to do so.

Contact designs both its branded and private-label products in- house.

Contact's apparel products are manufactured according to its specifications by unaffiliated third parties in the United States and Asia. Contact has developed vendor relationships with several garment manufacturers in China, Pakistan, Korea, Vietnam and the United Arab Emirates and intends to rely on these sub-contractors for the manufacturing and production of its apparel products.

TY-BREAKERS
-----------

Ty-Breakers markets Tyvek and Kensel apparel (mostly jackets) for use as promotional, advertising and marketing items. Tyvek is a synthetic material produced by Du Pont. Kensel, made by laminating a poly-cotton or other material to Tyvek, is the trade name used to identify Ty-Breakers' proprietary patented fabric material. Ty-Breakers markets its products primarily through its web site and referrals from Du Pont and the Advertising Specialty Institute.

Sales of custom Tyvek and Kensel apparel are not made through any long-term contracts and tend to be cyclical. Ty-Breakers has received several repeat orders from its promotional customers, but, because of the nature of the business, custom promotional sales tend not to be repeat orders. Ty-Breakers maintains a website at www.ty-breakers.com.

Ty-Breakers will continue to rely primarily on its Hong Kong and China sub-contractors for the production requirements for its Ty-Breakers apparel.

During the past several years, Ty-Breakers has not represented a material portion of the Company's revenue and the Company intends to combine Ty-Breakers into Contact during 2006.

ALFA
----

Alfa International Holdings Corp. was incorporated in 2004 in Delaware by the Registrant solely for the purpose of effecting the Registrant's change of domicile to Delaware. In May 2005 the Registrant's Board of Directors approved the change of its corporate domicile from New Jersey to Delaware and approved the merger of Alfa International Corp. with and into Alfa International Holdings Corp. The merger and change of Registrant's domicile were effective as of May 25, 2005.

Since its acquisition of JOL, Alfa has concentrated its efforts on building and expanding JOL's business and, as indicated above, re-positioning its Contact Sports business. Alfa maintains its corporate website at www.alfacorp.net. JOL was incorporated in 2003 as a privately-held company and was acquired by Alfa on October 11, 2005. In connection with the acquisition, Alfa issued 16,284,278 shares of its Common Stock to the shareholders of JOL in exchange for all of the then outstanding capital stock of JOL.

Competition:
------------

The real-estate development business in Oman is a competitive business populated by companies with substantially greater financial, managerial and personnel resources than JOL presently possesses. Management believes that JOL's ability to assemble and coordinate a team of experienced American, European and Middle Eastern consultants in a wide variety of specialized fields was crucial to JOL's success to date in advancing the Omagine project to its present status. These consultants, some of whom - depending upon events - may become employees of the Company, are each highly experienced in their respective fields. Several of JOL's competitors have already-established businesses and brand reputations, but management believes that JOL's advantage lies in the facts that the Omagine project is uniquely attractive to the Government and JOL's senior management has established what management believes to be strong and trusting relationships with the relevant Government officials. JOL believes it can successfully compete in this marketplace through a combination of unique development concepts, highly professional and competent sub-contractors and consultants and effective relationship management.

The branded athletic apparel business in the United States is a highly-competitive business populated by many companies with substantially greater financial, managerial and personnel resources than Contact possesses and is characterized by heavy advertising, promotion and price competition. Several such competitors have already-established brands. Within its branded niche of fashion athletic and lifestyle apparel, management believes that Contact's branded products are unique and distinctive, of superior quality and are priced competitively.

Contact believes, however, that it can only successfully compete in this highly competitive marketplace through aggressive brand- building efforts which will require extensive - and expensive - marketing, promotion, advertising and public relations efforts. Management believes that a significant effort will be required for Contact to establish the brand identity necessary for the Company's ultimate success. Due to the lack of sufficient financial resources, Contact is unable to continue such aggressive brand-building/brand-awareness efforts at the present time. As discussed above Contact will focus on its private-label business and intends to use the profits derived therefrom, if any, to finance the continuation and/or expansion of Contact's brand-building efforts described above. Contact holds a U.S.registered trademark on the name "Contact Sports". The non-branded "private-label" apparel business in the United States is also a highly-competitive business populated by many companies with substantially greater financial, managerial and personnel resources than Contact possesses and is characterized by heavy price competition. Several such competitors have already-established relationships with private-label buyers at major retail outlets. Management believes that Contact's Vice-President of Sales also has many such relationships with such buyers and expects that those relationships established over his career will be helpful in making Contact's private-label business successful. However no assurances can be given at this time that this assessment by management is correct or that Contact's private-label business will in fact become profitable enough to (i) finance the continuation of Contact's brand-building efforts, or (ii) even sustain itself. Should either of the foregoing occur, Contact may discontinue its branded product line partially or in its entirety and concentrate only on its private-label business or, if the private-label business is unable to sustain itself Contact may discontinue its business in its entirety.

Ty-Breakers is aware of only two other competitor companies in the U.S which sell imprinted Tyvek apparel and at least two other non-U.S. companies. Moreover, the Company is certain that no U.S. Company is marketing Kensel apparel for which Ty- Breakers holds the U.S. patent. Ty-Breakers is also directly and indirectly in competition with other consumer goods manufacturers and promotional and premium companies, all of which are in highly competitive industries. Most of these companies have substantially greater financial, managerial and personnel resources than Ty-Breakers possesses.

Engineering, Design and Construction
------------------------------------

JOL does not own or directly operate any engineering, design or construction companies or facilities and has no present plans to do so in the future. JOL generally defines the "scope of work" and then, as required, contracts with various unaffiliated designers, architects, contractors and consultants in the United States, Europe and the Middle East to perform those tasks under contract to JOL. There are many such designers, architects, contractors and consultants with competitive pricing available. JOL does not believe that the loss or inability to perform of any such designer, architect, contractor or consultant would have a material, adverse impact on JOL's business or operations. JOL believes it maintains a good working business relationship with its designers, architects, contractors and consultants and has written agreements with several of them. All copyrights to documents, designs and drawings executed by such independent designers, architects, contractors and consultants are the property of JOL.

JOL engages in significant marketing and promotional activities and incurs a significant amount of costs associated with these activities prior to signing a contract for the development of a specific project. These costs are generally associated with pre- planning and feasibility studies and with preparing and making presentations to prospective clients. A number of, or in some cases all, of these costs may be recoverable as "development expenses" if and when a project is actually developed. Some of these costs, however, may be non-recoverable costs.

JOL does not engage in any manufacturing activities and as such does not maintain any inventory and has no present plans to do so in the future.

Manufacturing and Production:
-----------------------------

Contact does not own or directly operate any manufacturing or production facilities and has no future plans to do so. The Company contracts with various unaffiliated manufacturers, screen printers and cut and sew contractors in the United States and Asia to manufacture its products in accordance with Contact's design, specification and production schedules.

Contact does not engage in any significant research and development activities but does incur a modest amount of non-recoverable costs associated with manufacturing samples. Such samples are generally used by Contact's sales people to make sales presentations to retail customers. Contact's production requirements are manufactured pursuant to specific purchase orders, and management does not plan to maintain significant inventories. In its branded product business, management may, from time to time, elect to maintain inventories of what it perceives as specific, fast-moving products for the purpose of re-orders or fill-in orders. Contact's investment in branded product inventory is expected to grow relative to sales, but its philosophy of manufacturing products only against confirmed customer orders will not change radically. Contact presently purchases its raw material and finished goods requirements from several domestic and overseas suppliers and cut and sew contractors. There are many such suppliers with competitive pricing available. The Company does not believe that the loss or inability of any such supplier or contractor to deliver goods or manufacture products for Contact would have a material, adverse impact on Contact's business or operations. Moreover, the Company uses overseas cut and sew contractors who provide a full package turn-key service (i.e. they source and/or supply all fabric, markers, patterns, accessories, hang tags, hangers, etc.) and deliver only finished goods to Contact. Contact believes it maintains a good working business relationship with its contractors and suppliers but does not have any written agreements with them.

The designs for Contact's products (both branded and "private- label") are executed in-house by Contact's designer. Certain designs are conceptualized in-house and then contracted to independent designers and/or artists where they are executed under the supervision of Contact's designer. All copyrights to all artwork executed by such independent designer/artists are the property of Contact. Branded product designs are typically created in collections, each with a distinct range and fabrication and usually consist of several coordinated items including shorts, jerseys, T-Shirts, pique shirts, shooting shirts and pants in several different color ways. Currently the Company has designed five distinct collections of branded product all at moderate price points. Retail buyers have the ability to choose from multiple coordinated apparel items from each collection. Moderately priced coordinated separates are also designed in various fabrications and color ways. Contact actively monitors the retail marketplace to determine and react to changes in consumer preferences and trends.

Ty-Breakers purchases all of its Tyvek requirements directly from Du Pont in the United States or from Du Pont's Asian agent. The inability or failure of Du Pont or its Asian agent to deliver this material to Ty-Breakers would have a material, adverse effect upon the operations of Ty-Breakers. Ty-Breakers has never had any significant problems in obtaining Tyvek from Du Pont or its agent for its manufacturing needs, nor does it anticipate a shortage in the foreseeable future. Ty-Breakers believes it maintains a good working business relationship with Du Pont and its Asian agent. The artwork and design of a client's logos and images for the Tyvek and Kensel apparel in the Custom Business is usually provided by the client or the client's advertising personnel.

Patents, Copyrights and Trademarks
----------------------------------

JOL is not dependent upon any patent, trademark or proprietary right of another with respect to its designs, drawings or development concepts. Under agreements with its outside designers, architects, contractors and consultants, JOL owns the copyrights, if any, to all documents, designs and drawings executed on behalf of JOL by such independent designers, architects, contractors and consultants.

Contact is not dependent upon any patent, trademark or proprietary right of another with respect to its designs or products. Under agreements with its outside artists and designers, Contact owns the copyrights to all art produced for Contact. Contact owns all U.S. rights to the trademark "Contact Sports" as registered with the U.S. Patent & Trademarks Office.

Ty-Breakers is the owner by assignment of U.S. Patent number 5,150,660 which covers the material marketed under its registered trademark, Kensel. Ty-Breakers' exclusive right under the Patent to manufacture and sell Kensel products in the United States runs until the year 2009.

Governmental Regulation
-----------------------

Neither Contact nor Ty-Breakers requires any governmental approval of its products, nor does the Company anticipate any negative effects on the business of Contact or Ty-Breakers from any existing or probable governmental laws or regulations. Neither Contact nor Ty-Breakers has any costs or effects on either of their operations associated with compliance with any local, state or federal environmental laws.

In the event the Omagine project goes forward, JOL expects that the Project Company executing the Omagine project in Oman will require several Omani governmental approvals of its products and services during the development of the project and thereafter. JOL does not anticipate any negative effects on its or the Project Company's business from any existing or probable Omani governmental laws or regulations. The Project Company will in all likelihood incur certain costs and sustain certain effects on its operations, all of which costs and effects are expected to be in the normal course of its business, associated with compliance with Omani environmental laws.

Employees
---------

The Company has no full time paid employees. By mutual agreement between the Company and its four former employees, the Company has engaged such former employees as consultants in which capacity they provide services similar to those previously provided by them as employees. Two of such consultants are officers and directors of Alfa. Alfa has or had employment agreements with each of these four consultants.

                             DESCRIPTION OF PROPERTY

We maintain our corporate offices at The Empire State Building, Suite 1103, 350 Fifth Avenue, New York, N.Y. 10118. The premises are leased by Contact Sports under a lease expiring February 28, 2013. The lease specifically allows Alfa, JOL and Ty-Breakers as co-occupants. Contact also leases warehouse space in Jersey City, N.J. under a one year lease expiring July 30, 2006.

                                LEGAL PROCEEDINGS

We are not currently party to any legal proceedings required to be disclosed herein.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth current information regarding our executive officers, senior managers and directors:

   Name                     Age       Position
   ----                     ---       --------

   Frank J. Drohan           61       Chairman of the Board of
                                      Directors, President, Chief
                                      Executive & Financial Officer

   Charles P. Kuczynski      52       Vice-President, Secretary and
                                      Director

   Salvatore J. Bucchere     62       Director

   Kevin O'C. Green          58       Director

   Louis J. Lombardo         61       Director


Frank J. Drohan has served as a Director, Chairman of the Board, President and CEO of Alfa since 1991. Mr. Drohan was also Chairman of the Board, President and sole shareholder of Rif International Corp., a privately held New York company which had extensive overseas construction activities in the Middle East and North Africa between 1977 and 1986. Rif ultimately acquired the Ty-Breakers business, assets and patent, changed its name to Ty-Breakers Corp. and was acquired by Alfa on January 23, 1997. Mr. Drohan serves as a Director and Chairman of the Board of Alfa's wholly-owned subsidiary, Ty- Breakers Corp., and as Chairman of the Board and Chief Executive Officer of its wholly-owned subsidiaries, Journey of Light, Inc. and Contact Sports, Inc.

Charles P. Kuczynski has served as a Director and Secretary of Alfa between 1988 and 1993 and from 1996 to the present. Mr. Kuczynski was employed as Vice-President of Sales for Ty-Breakers from 1993 until its acquisition by Alfa in 1997. Mr. Kuczynski is the inventor of KENSEL, and a patent for KENSEL was issued in his name in September 1992, which patent subsequently was assigned to Ty-Breakers. He presently serves as the President, Secretary and a Director of Ty-Breakers. Mr. Kuczynski also serves as the Vice-President, Secretary and a Director of Contact Sports, Inc., Alfa's wholly-owned subsidiary acquired in September 2001 and of Journey of Light, Inc., Alfa's wholly-owned subsidiary acquired in October 2005.

Salvatore J. Bucchere has served as an outside Director of Alfa since October 2001. Mr. Bucchere holds a bachelors degree in business administration in Accounting from St. Johns University in New York. From 1965 to 1968 he was employed as a management consultant with Arthur Young & Co. and Main LaFrentz & Co. in New York. From 1968 to 1971, Mr. Bucchere taught accounting and law at Bishop Ford high school in Brooklyn. From 1971 to 1977, he served as the Secretary and Vice president of Centennial Industries, as a director of its Biddle Purchasing Co. subsidiary and as president of its Jabro Automotive Co. subsidiary. During this time, he was one of the founders, with Mr. Drohan, of Biddle International Sales Co. From 1977 to 1979, he was a Vice President and Director of Rif International Corp. From 1979 to 1982, he was Executive Vice President of Custom Carburetor Co. From 1982 until its bankruptcy filing in 2003, he was Chairman of the Board and controlling shareholder of Columbia Products Co., formerly a manufacturer and distributor of rebuilt carburetors and automotive parts in the eastern United States. Mr. Bucchere is Chairman of Alfa's Audit Committee.

Kevin O'C. Green has served as one of our Directors since 2002. Mr. Green graduated from St. Peter's Preparatory School, Jersey City, New Jersey in 1966. Attending the College of St. Thomas, St. Paul, Minnesota, he graduated with majors in Geology and Philosophy in 1970. Mr. Green is the President, Chief Executive Officer and major shareholder of Las Marias Mining Co., a Honduran limited liability company active in fields of gold, sand and gravel mining. He attended the University of Minnesota Law School graduating in 1975. Mr. Green has practiced law in Minnesota as a trial lawyer handling several significant pieces of litigation, including the recent wrongful death claim by the Estate of Korey Stringer against the Minnesota Vikings. Mr. Green's practice of law has extended to several different states where he has been lead counsel. He has extensive experience in business litigation including securities fraud. He has represented many business clients over the years, including the Minneapolis Star and Tribune.

Louis J. Lombardo has served as one of our Directors since July 1, 2005. Mr. Lombardo recently retired after 35 years at American Express where he served as Executive Vice President -Travel Related Services. In this capacity Mr. Lombardo led an organization of worldwide operating centers employing over 14,000 people and managed a $1.3 billion operating budget and a $600 million capital budget. His responsibilities included controlling International Risk Management & Global Fraud as well as customer service for both Cardmembers and Merchants. Mr. Lombardo is President of LJL Consulting Corp., a consultant company which he owns. He also operates two privately held businesses. Mr. Lombardo holds an MBA degree from New York University. Mr. Lombardo is Chairman of Alfa's Compensation committee.

Kye V. Giscombe founded Contact Sports in 1999 and, since September 2001 when it was acquired by Alfa, he has served as the President and Chief Operating Officer of Contact. Mr. Giscombe was also a Director of Alfa from September 1991until June 2005. A native New Yorker who grew up in and around the urban athletic scene, Mr. Giscombe was educated at John Jay College and the Fashion Institute of Technology of New York. Mr. Giscombe's uncanny eye for style and ability to design athletic apparel landed him the job as designer of custom high school and college team uniforms for Gotham City Sports in New York. Mr. Giscombe has extensive experience designing, from a flat sketch to a working sample, textile and graphic design and presentation boards. His athletic experiences include high school and college basketball, many years in track and field and over seven years on the gridiron. Mr. Giscombe continues to be involved in the urban basketball scene, and his intimate involvement in the creation of Contact and its products, his design and marketing skills and his vast network of associates in the worlds of athletics and music will continue to be of critical importance to the success of Contact's branded products.

Directors are elected to serve for one-year terms or until their successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors. Directors receive no fees for acting as such but receive a minimal fee for attendance at the Company's annual meeting and are entitled to reimbursement of reasonable out-of- pocket expenses incurred in attending Board and Committee meetings.

Board Committees

The Company has an audit committee and a compensation committee each designated by the Board of Directors. The members of the Audit Committee are Mr. Bucchere, Mr. Green and Mr. Drohan. Mr. Bucchere, who is an independent outside director, is the Chairman of the Audit Committee and is an audit committee financial expert. The registrant has not adopted a written code of ethics but intends to do so before December 31, 2006.

                             EXECUTIVE COMPENSATION

The following table sets forth information relating to the aggregate cash compensation received by the then-current Executive Officers of the Company for services in all capacities during the calendar year ended December 31, 2005 for
(i) the Chief Executive Officer, (ii) each then-current executive officer whose total cash compensation exceeded $100,000 and (iii) all then-current executive officers of the Company as a group.

SUMMARY COMPENSATION TABLE
--------------------------

  Name and Principal         Cash      Accrued        Other Annual
        Position      Year   Salary    Salary         Compensation
  ------------------  ----   ------    -------        ------------

  Frank J. Drohan,    2005     -0-     125,000             None
  Chief Executive
  Officer

  All Executive       2005     -0-     125,000             None
  Officers as a
  group (3 persons)


After reasonable inquiry, management has concluded that the aggregate amount of personal benefits cannot be specifically or precisely ascertained, but it does not in any event exceed 10% of the accrued compensation reported in the foregoing table as to any person specifically named in such table or, in the case of the group, 10% of the groups' compensation and has concluded that the information set forth in the table is not rendered materially misleading by virtue of the omission of the value of such personal benefits.

Employment & Consulting Agreements
----------------------------------

Pursuant to a written employment agreement (the "Drohan Agreement"), Alfa is obligated through December 31, 2010 to pay its President and Chief Executive Officer, Mr. Frank J. Drohan, an annual base salary of $125,000, plus an additional amount based on a combination of net sales and earnings before taxes. Mr. Drohan's employment agreement provides for an option to purchase 100,000 shares of Common Stock at $0.25 per share during each of the first 5 years of the employment term, and payment by the Company of certain life and disability insurance premiums on Mr. Drohan's behalf. By mutual agreement between the Company and Mr. Drohan, effective October 1, 2004, the Drohan Agreement was modified and the Company discontinued making salary payments to Mr. Drohan. Beginning November 1, 2004 and continuing to date, the Company has engaged the services of Mr. Drohan as a consultant and has made payments to him for consulting services which were generally similar to those services he provided as an employee. In addition, the Company agreed to accrue Mr. Drohan's salary (reduced by any consulting payments made to him) and pay such accrued salary to Mr. Drohan when, and if, the Company had the financial resources to do so. During 2005 the Company paid Mr. Drohan $11,000 in consulting fees.

Pursuant to a written employment agreement (the "Giscombe Agreement"), Contact was obligated through December 31, 2006 to pay its President and Chief Operating Officer, Mr. Kye Giscombe, an annual base salary of $75,000, plus an additional bonus based on a combination of Contact's net sales and earnings before taxes. By mutual agreement between the Company and Mr. Giscombe, effective October 1, 2004, the Giscombe Agreement was cancelled and the Company discontinued making salary payments to Mr. Giscombe. Beginning November 1, 2004 and continuing to date, the Company has engaged the services of Mr. Giscombe as a consultant and has made payments to him for consulting services which were generally similar to those services he provided as a Contact employee.

Pursuant to a written employment agreement (the "Kuczynski Agreement"), Alfa was obligated through December 31, 2009 to pay its Vice-President & Secretary, Mr. Kuczynski, an annual base salary of $75,000, plus an additional bonus based on a combination of net sales and earnings before taxes. By mutual agreement between the Company and Mr. Kuczynski, effective October 1, 2004, the Kuczynski Agreement was canceled and the Company discontinued making salary payments to Mr. Kuczynski. Beginning November 1, 2004 and continuing to date, the Company has engaged the services of Mr. Kuczynski as a consultant and has made payments to him for such consulting services which included services similar to those he provided as an Alfa employee plus services associated with JOL. Provided JOL is successful in signing a Development Agreement with the Government of Oman, the Company intends to enter into a new employment agreement with Mr. Kuczynski.

Each of Mr. Kuczynski's and Mr. Giscombe's employment agreements was effective September 1, 2001 and was terminable by the Company as of December 31, 2003 provided that the Company's net sales for 2003 was not at least $1,000,000. Each such employment agreement also provided for an option to purchase 250,000 shares of Common Stock at $.25 per share. Mr. Kuczynski's and Mr. Giscombe's right to purchase Common Stock subject to the aforesaid options is governed by the terms and conditions of the Alfa International Corp. 2003 Stock Option Plan.

Other than stock options granted to independent outside directors, no remuneration was paid to any Director during the fiscal year ended December 31, 2005, and the Company does not intend to compensate any of its inside Directors for their service as members of its Board during the current fiscal year ending December 31, 2006. On November 14, 2004, the Company awarded options to purchase 30,000 shares of its common stock to each of its then two outside Directors - Mr. Green and Mr. Bucchere, at an exercise price of $0.17 per share. The options expire five years after the date of the grant. Effective January 1, 2004, 2005 and 2006 10,000 of such options vested to each of Messrs. Bucchere and Green. On July 1, 2005, the Company awarded options to purchase 30,000 shares of its common stock to Mr. Louis J. Lombardo, an outside Director, at an exercise price of $1.00 per share. The options expire five years after the date of the grant. Effective July 1, 2005, 10,000 of such options vested to Mr. Lombardo. Effective July 1, 2006 and July 1, 2007, an additional 10,000 of such options shall vest to Mr. Lombardo provided he is still a director of the Company on such dates.

In February 2004, Contact hired a Vice President of Sales with whom it entered into an interim employment agreement covering the period February 9, 2004 to June 30, 2004 and providing for customary fringe benefits (the "Interim Agreement"). At June 30, 2004, the Company and the individual agreed to extend the Interim Agreement. In accordance with a Letter Agreement (the "Letter Agreement") dated January 15, 2005, the individual ceased to be an employee of Contact effective January 15, 2005. Effective January 16, 2005, the individual became a consultant to Contact, providing services similar to those performed by him as a Contact employee. Alfa also granted the individual an option to purchase up to 50,000 shares of its common stock at a purchase price of $.10 per share, such option valid until January 15, 2007 but exercisable only if the individual is employed by, or engaged as a consultant to, Contact at the time of such exercise. As of the date hereof, the individual has not exercised any such options.

CONSULTING AGREEMENTS

The Company is or was a party to several consulting agreements with different parties as follows:

A. Consulting Agreement:

Alfa entered into a three-year consulting agreement beginning March 1, 2002 which was terminated on April 30, 2004 by a settlement agreement. Pursuant to the settlement agreement Alfa issued a warrant entitling the consultant to purchase up to 500,000 shares of Common Stock at $0.14 per share. The warrant expired unexercised on April 29, 2006.

B. Consulting Agreement:

In January 2003, the Company entered into an agreement (the "Smith Agreement") with Jack A. Smith, the founder and former Chief Executive Officer of The Sports Authority. In June 2004, pursuant to an amendment to the Smith Agreement which reduced the cash fee, Mr. Smith was issued 50,000 shares of Alfa's Common Stock. The Smith Agreement expired in December 2004.

C. Consulting Agreement:

On June 1, 2004 Alfa entered into a two-year consulting agreement which was terminated on April 1, 2005. Pursuant to the agreement Alfa issued a warrant to the consultant for 250,000 shares of Common Stock at an exercise price of $0.14 per share. The warrant expires on May 31, 2006. Effective December 29, 2003 JOL entered into a two-year consulting agreement with the same consultant which agreement was terminated on April 2, 2005. Pursuant to that agreement Alfa issued warrants (in exchange for JOL warrants) to the consultant for a total of 62,235 shares of Common Stock at an exercise price of $1.00 per share. These warrants expire on June 8, 2007.

D. Counsel / Consulting Agreement:

In June 2004, the Company issued 100,000 shares of its unregistered and restricted Common Stock to its outside legal counsel in exchange for an agreement with such legal counsel for significantly reduced billing rates for the Company for the two year period beginning June 2004. The agreement between the Company and its outside counsel is memorialized in an exchange of correspondence between them.

E. Consulting Agreement:

Effective December 20, 2004 the Company entered into a two-year agreement whereby the consultant would assist the Company in its capital raising activities, financial public relations activities and provide advice relating to future acquisitions and their structure and the Company's marketing and promotional activities. The Company agreed to pay a fee to the consultant for any acquisition (other than JOL) for which the consultant made an introduction and which was completed by Alfa during the term of the consulting agreement. Pursuant to the agreement Alfa issued 100,000 shares of its unregistered and restricted Common Stock to the consultant and issued the consultant a warrant for 20,000 shares of Common Stock at an exercise price of $0.20 per share. The warrant expires on December 19, 2007.

Employment Benefits

The Company provides and pays for group medical insurance for all employees choosing to participate in its plan. The Company has maintained its group medical coverage in effect for its former employees who have agreed to continue providing services to the Company as consultants.

Stock Options

The Company instituted the "Alfa International Corp. 2003 Stock Option Plan" (the "Plan"). The Plan provides for the granting of Incentive Stock Options and Non-qualified Stock Options to all employees and others who perform key services, to purchase up to 2,500,000 shares of Common Stock at an exercise price equal to at least the fair market value of a share of Common Stock on the date of grant. Exercise prices for incentive options for holders of more than 10% of the outstanding Common Stock must be at least 110% of the fair market value on the date of grant. Incentive stock options are exercisable in 20% increments commencing one year after the date of grant and generally expire five years after the date of grant. The Plan expires on August 31, 2010.

In September 2001 in connection with their employment agreements, the Company issued non-qualified stock options to Messrs. Drohan, Giscombe and Kuczynski to purchase a total of 1,000,000 shares of the Company's Common Stock. The options are exercisable at a price of $0.25 per share, vest ratably over five years and expire ten years after the date of grant.

In November 2004, the Company issued 30,000 non-qualified stock options to Mr. Salvatore J. Bucchere, an outside director and 30,000 non-qualified stock options to Mr. Kevin O'C. Green an outside director. The options are exercisable at a price of $0.17 per share and expire five years after the date of the grant. In July 2005, the Company issued 30,000 non-qualified stock options to Mr. Louis
J. Lombardo, an outside director. The options are exercisable at a price of $1.00 per share and expire five years after the date of the grant. Effective July 1, 2005, 10,000 of such options vested to Mr. Lombardo. Effective July 1, 2006 and July 1, 2007, an additional 10,000 of such options shall vest to Mr. Lombardo provided he is still a director of the Company on such dates.

On January 16, 2005, in accordance with the Letter Agreement, Alfa granted Mr. Edward T. Baker an option to purchase up to 50,000 shares of Common Stock at a purchase price of $0.10 per share, such option valid until January 15, 2007 but exercisable only if Mr. Baker is employed by, or engaged as a consultant to, Contact at the time of such exercise.

On December 16, 2005, in accordance with a contract, Alfa granted Agora Public Relations an option to purchase up to 200,000 shares of Common Stock at a purchase price of $0.82 per share. 50,000 of such options vest on March 15, 2006; 50,000 of such options vest on June 15, 2006; 50,000 of such options vest on September 15, 2006, and 50,000 of such options vest on December 15, 2006.

In 1997, in connection with the settlement of an outstanding obligation with Brown & Bain, P.A, the Company granted Brown & Bain the option, exercisable through November 5, 2007, to purchase 125,000 shares of the Company's Common Stock at $0.10 per share.

As of December 31, 2005, there were no incentive stock options outstanding under the Plan, and there were 1,465,000 non- qualified options issued and outstanding as follows:


   Name               No. of options  Option Price   Date of Grant
   ---------------    --------------  ------------   -----------

   Brown & Bain          125,000         $0.10        11/6/1997
   Frank Drohan          500,000         $0.25         9/l/2001
   Charles Kuczynski     250,000         $0.25         9/l/2001
   Kye Giscombe          250,000         $0.25         9/l/2001
   Salvatore Bucchere     30,000         $0.17        11/1/2004
   Kevin Green            30,000         $0.17        11/1/2004
   Edward Baker           50,000         $0.10        1/16/2005
   Louis Lombardo         30,000         $1.00         7/1/2005
   Agora P. R.           200,000         $0.82       12/16/2005

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


Market Information

Common Stock

Alfa's Common Stock trades in the over-the-counter market and is listed on the OTC Bulletin Board under the symbol "AHDS.OB" Our common stock previously traded under the symbol "TYBR.OB" on the OTC Bulletin Board until October 10, 2005. The following table sets forth the range of the high and low bid prices for the Common Stock for the last three fiscal years and the first quarter of fiscal year of 2006 as reported by Nasdaq Data Products, Historical Data Service, Baltimore Maryland. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

                                Common Stock

                  Quarter Ended      High         Low
                  -------------      ----         ---


                  3/31/03            0.30         0.30
                  6/30/03            0.35         0.30
                  9/30/03            0.40         0.40
                  12/31/03           0.15         0.12

                  3/31/04            0.20         0.20
                  6/30/04            0.13         0.13
                  9/30/04            0.08         0.08
                  12/31/04           0.35         0.32

                  3/31/05            0.95         0.25
                  6/30/05            1.45         0.65
                  9/30/05            1.00         0.70
                  12/31/05           0.82         0.32

                  3/31/06            0.70         0.29


At June 26, 2006, we had 29, 447,249 shares of its Common Stock issued and outstanding, and there were approximately 1,890 holders of record of such Common Stock.

We have never declared any dividends on our Common Stock, and it is anticipated that any earnings in the foreseeable future will be retained for our business. Any declaration in the future of any cash or stock dividends on our Common Stock will be at the discretion of the Board of Directors and will depend upon, among other things, earnings, the operating and financial condition of the Company, capital requirements and general business conditions.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 2, 2006, the number of shares of the Company's Common Stock beneficially owned by (a) owners of more than five percent of the Company's outstanding Common Stock who are known to the Company and (b) the Directors of the Company, individually, and the officers and Directors of the Company as a group, and (ii) the percentage of ownership of the outstanding Common Stock represented by such shares.

                                       Beneficial
    Name and Address                  Ownership (7)             Percent (8)
    ----------------                 --------------             -------

    Frank J. Drohan (1)(2)(3)            6,048,006                20.5%

    Charles P. Kuczynski (l)(2)(4)         613,669                 2.1%

    Salvatore S. Bucchere (1)(2)(5)         51,644                 0.2%

    Louis J. Lombardo (1)(2)(6)            281,300                 1.0%

    Kevin O. Green (1)(2)(5)                61,000                 0.2%

    Robert F. Peacock (2)                3,050,000                10.4%

    Muftah Benomran (2)                  5,061,078                17.2%

    Mohammed K. Al-Sada (2)              2,711,292                 9.2%

    Mahmoud Gebril El-Warfally (2)       1,936,637                 6.6%

    All officers and Directors
    As a Group of 5 Persons              7,055,619                24.0%


(1) The address for each of these individuals is c/o the Company and each is a director of Alfa. Messrs. Drohan & Kuczynski are officers of Alfa.

(2) The address for each of these individuals is c/o the Company.

(3) Does not include Mr. Drohan's 400,000 currently exercisable stock options granted under his employment Agreement. All such options are exercisable at $0.25 per share.

(4) Does not include Mr. Kuczynski's currently exercisable 200,000 stock options granted to him under his employment agreement. All such options are exercisable at $0.25 per share.

(5) Does not include Mr. Bucchere's or Mr. Green's currently exercisable 30,000 stock options granted to each individual when they were elected as outside directors. All such options are exercisable at $0.17 per share.

(6) Does not include Mr. Lombardo's currently exercisable 10,000 stock options granted to him when he was elected as an outside director. All such options are exercisable at $1.00 per share.

(7) None of these shares are subject to rights to acquire beneficial ownership, as specified in Rule 13d-3 (d) (1) under the Securities Exchange Act of 1934, as amended, and the beneficial owner has sole voting and investment power, subject to community property laws where applicable.

(8) Based upon29,447,249 shares issued and outstanding as of June 26, 2006.

                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

     ------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
                                               Total
                           Total Shares of   Percentage                                                           Percentage
                            Common Stock     of Common     Shares of                                 Beneficial   of Common
                            Issuable Upon      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                            Conversion of     Assuming     Included in   Ownership   Common Stock    After the      After
             Name            Debentures        Full       Prospectus    Before the  Owned Before    Offering     Offering
                           and/or Warrants   Conversion*       (1)       Offering**    Offering**        (3)           (3)
     ------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
     Cornell Capital
     Partners, LP             7,567,674(3)      20.4%      7,567,674    1,469,418      4.99%           --            --
     (2)

* Based on 29,447,249 shares of common stock outstanding as of June 26, 2006. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

(1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible debentures and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible debentures is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their conversion of the secured convertible debentures and exercise of the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors.

(3) Assumes that all securities registered will be sold.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Journey of Light, Inc.
---------------------

On October 11, 2005 the Company acquired Journey of Light, Inc., ("JOL") as a wholly owned subsidiary. In connection with the acquisition of JOL, Alfa issued 16,284,278 shares of its Common Stock to the shareholders of JOL in exchange for all of the outstanding capital stock of JOL. As disclosed in Alfa's Report on Form 8-K dated October 11, 2005, Frank J. Drohan, President and a Director of Alfa was a JOL shareholder at the time of the acquisition. In addition, Charles
P. Kuczynski, Vice-President and a Director of Alfa and Salvatore J. Bucchere a Director of Alfa were also each shareholders of JOL at the time of the acquisition. The terms of the acquisition are more fully described in the Agreement and Plan of Merger dated May 19, 2005 by and among Alfa, JOL and the Merger-Sub, a copy of which has been previously filed as an exhibit to Alfa's Report on Form 8-K dated May 27, 2005.

AmeriCapital Renaissance Group, LLC
-----------------------------------

AmeriCapital Renaissance Group, LLC ("AmeriCapital"), is a New York limited liability corporation with which JOL has a Financial Advisory Services Agreement (the "Advisory Agreement"). AmeriCapital is JOL's financial adviser and is presently engaged in financial modeling of the Omagine project and is, on behalf of JOL, conducting negotiations and discussions regarding the structure and placement of the necessary construction financing for Omagine as well as the ongoing financing arrangements of the Omagine project. Mr. Frank J. Drohan, President and Chief Executive Officer of the Company, is a minority shareholder and an officer and director of AmeriCapital. The Company and JOL believe that the Advisory Agreement between JOL and AmeriCapital provides substantially better terms and conditions to JOL than would otherwise be available to JOL if JOL had negotiated such an advisory agreement on an "arms-length" basis with a financial advisory firm with which Mr. Drohan was not associated. The president and principal shareholder of AmeriCapital, Mr. Agron Telaku, has previously worked at the U.S. Federal Reserve Bank and thereafter spent over five years at Lehman Brothers in New York where he worked primarily on several complex structured finance transactions involving the banking and real-estate sectors.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 51,000,000 shares of stock, of which 50,000,000 shares are common stock, par value $.001 per share, and 1,000,000 shares are preferred stock, par value $.001 per share. During the second quarter of 2002, the Board of Directors authorized the issuance of up to 75,000 shares of Series B Preferred Stock, par value $0.01, at a price of $40 per share. In October 2003, the Board of Directors authorized an increase to 150,000 in the number of shares of the Company's preferred stock designated as Series B Preferred Stock.

As of June 26, 2006, there were 29,447,249 shares of common stock and 87,312.5 shares of series B preferred stock issued and outstanding.

The following summary of the material provisions of our common stock and series B preferred stock certificate of designation is qualified by reference to the provisions of our certificate of incorporation and by-laws which are exhibits to the registration statement of which this prospectus is a part.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

Preferred Stock

Dividends: (1) The holders of the shares of Preferred Stock shall be entitled to receive, out of funds or out of shares of the Corporation's Common Stock legally available therefore, dividends at the annual rate of $2.00 per Preferred Share, either in shares of Common Stock or in cash, at the sole option of the Company, on the "Conversion Date" or on the "Redemption Date" (as those terms are hereinafter defined), and no more, payable in preference and priority to any payment of any cash dividend on the Common Stock or any other shares of capital stock of the Corporation. Such dividends shall be payable to the holders of record of the Preferred Shares on the close of business on either the Conversion Date or on the Redemption Date, as the case may be, (such date is referred to hereinafter as the "Dividend Payment Date"), provided that, before any dividend may be paid with respect to the Common Stock, or any other distribution of corporate assets made thereon, holders of the Preferred Shares shall receive all dividends accrued thereon.

(2) Each of such annual dividends shall be fully cumulative and shall accrue, whether or not declared, without interest, from the first day of the period in which such dividend may be payable as herein provided.

(3) No dividends shall be declared or paid or set apart for payment on the Common Stock, or on the preferred stock of any series ranking, as to dividends, junior to the Series B Preferred Stock, for any period unless fully cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof has been set aside for such payment) on the Series B Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such fully cumulative dividends. Unless fully cumulative dividends have been paid on the Series B Preferred Stock, no other distribution shall be made upon the Common Stock of the Corporation or upon any securities junior to the Series B Preferred Stock.

As of December 31, 2005, the Company paid dividends of $397,432, comprised of $17,015 for the year ended December 31, 2002, $127,337 for the year ended December 31, 2003, $207,838 for the year ended December 31, 2004, and $45,242, for the year ended December 31, 2005, in shares of Common Stock of the Company.

Conversion:

The holders of the Preferred Shares shall have conversion rights as follows:

(1) Mechanics of Conversion

In order for a holder of Preferred Shares to convert all or some portion of the Preferred Shares into shares of Common Stock, and subject to the restrictions set forth herein, such holder shall surrender the certificate or certificates for such Preferred Shares [the "Preferred Share Certificate(s)"] at the office of the transfer agent of the Preferred Stock (or the principal office of the Corporation, if the Corporation serves as its own transfer agent) together with written notice as set forth in the conversion certificate executed by such holder ("Notice") that such holder elects to convert all or a specified number of Preferred Shares represented by such Preferred Share Certificate(s), provided that conversion shall not be permitted with respect to less than 100 Preferred Shares at any one time unless such shares represent the full amount then convertible as set forth herein, and accompanied, if required by the Corporation, by such holder's blank executed stock power. The "Conversion Date" shall be the date of receipt of such Preferred Share Certificate(s) and Notice by the transfer agent (or by the Corporation, if the Corporation serves as its own transfer agent). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver to such holder of the Preferred Shares, a certificate for the number of shares of Common Stock to which such holder shall be entitled.

(2) Right to Convert

Subject to the provisions for adjustment and Redemption hereinafter set forth, on or after the date of issuance of the Preferred Shares, each such Preferred Share shall be convertible, at the option of the holder thereof, into forty (40) shares of Common Stock plus the number of shares of Common Stock determined by dividing the sum of (x) the accrued dividends as of the Conversion Date on the Preferred Shares to be converted, by (y) one dollar ($1.00).

(3) Reservation of Shares of Common Stock

The Corporation shall, for so long as there are Preferred Shares outstanding, reserve and keep available out of its authorized but un-issued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares, such number of duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and the Corporation will use its reasonable best efforts to take the action necessary to increase the number of reserved shares from time to time, if needed, and to increase the number of authorized shares of Common Stock if such an increase becomes necessary to permit exercise of the Conversion Right.

(4) Conversion Adjustment.

The number of shares of Common Stock into which the Preferred Shares may be converted shall be subject to adjustment from time to time under certain circumstances as follows:

(i) In the event that the Corporation shall at any time prior to such conversion either: (a) subdivide the outstanding shares of Common Stock into a greater number of shares, (b) combine the outstanding shares of Common Stock into a smaller number of shares, (c) change the outstanding shares of Common Stock into the same or a given number of shares of another class or classes of shares, or
(d) declare a dividend on or in respect of the outstanding shares of Common Stock or other securities of the Corporation, or (e) offer to all the holders of the shares of Common Stock any rights to subscribe for shares or for other securities of the Corporation, then the holders of the Preferred Shares shall be entitled, as the case may be, to receive the same number of shares of Common Stock or other securities of the Corporation, or to purchase at the same price that the shares or securities are being offered to all the holders of the shares of Common Stock, the number of such shares or the amount of such securities as will represent the same proportional ownership of the outstanding shares of Common Stock prior to such increase or decrease as they would have been entitled to receive or subscribe for, as the case may be, had they been holders of the number of shares of Common Stock into which their Preferred Shares were convertible on the record date for any such event.

(ii) In the event of a merger, including any statutory merger of the Corporation with and into any of its wholly-owned subsidiaries ("Merger"), lawful provision shall be made as part of the terms of such Merger that all the Preferred Shares then outstanding, if any, (together with all accumulated dividends thereon) shall be automatically converted into the right to receive the number of such shares or the amount of such securities or assets as the holders of such Preferred Shares would have been entitled to receive had they been holders of the number of shares of Common Stock into which their Preferred Shares were convertible on the record date for any such Merger.

(iii) In the event of the sale of substantially all the assets of the Corporation, lawful provision shall be made as part of the terms of such sale that all the Preferred Shares then outstanding, if any, (together with all accumulated dividends thereon) shall be automatically converted into the right to receive the same kind and amount of securities or assets as may be issuable, distributable or payable upon such sale with respect to the shares of Common Stock of the Corporation.

(5) Fractional Shares.

The Corporation shall not issue fractional shares in satisfaction of the Conversion Right of the Preferred Shares or in satisfaction of dividends on the Preferred Shares, but, in lieu thereof, all such fractional shares, if any, shall be rounded up to the nearest whole share amount on the Conversion Date or Dividend Payment Date, as the case may be.

(6) From and after the Conversion Date, unless there shall have been a default in payment of the Conversion Price, all rights of the holders of the Preferred Shares designated for conversion in the Notice or in the Merger as holders of the Preferred Shares (except the right to receive the Conversion Price without interest upon surrender of their certificate or certificates) shall cease with respect to such Preferred Shares designated for conversion, and such Preferred Shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

Redemption:

(1) At any time after twelve months after the Issue Date (or at any time upon the mutual agreement of the Corporation and all holders of Preferred Shares), while there are such Preferred Shares outstanding, the Corporation may, at the option of its Board of Directors, redeem all or any number of such Preferred Shares then outstanding by paying $40 per Preferred Share for each Preferred Share so redeemed plus all accrued but unpaid dividends then outstanding on the Preferred Shares so redeemed (the "Redemption Price"). The Redemption Price may be paid, at the Company's sole discretion, in cash or in shares of the Company's Common Stock valued at one dollar ($1.00) per share of Common Stock.

(2) At least 30 days prior to the date fixed for any redemption of the Preferred Shares (hereinafter referred to as a "Redemption Date"), written notice shall be mailed, by first class or registered mail, postage prepaid, to each holder of record of Preferred Shares to be redeemed, to the address of such holder shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such Preferred Shares, indicating whether the Redemption Price will be paid in cash or in shares of Common Stock, specifying the Redemption Date, which will also be the date on which such holder's Conversion Right pursuant to this Certificate as to such Preferred Shares being redeemed shall terminate, and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the Preferred Shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to the Redemption Date, each holder of the Preferred Shares to be redeemed shall surrender his or its certificate representing such Preferred Shares to the Corporation in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such Preferred Shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Preferred Shares designated for redemption in the Redemption Notice as holders of the Preferred Shares (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such Preferred Shares designated for redemption, and such Preferred Shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

3) Subject to the provisions hereof, the Board of Directors of the Corporation shall have authority to prescribe the manner in which the Preferred Shares shall be redeemed. Any Preferred Shares so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Preferred Shares accordingly.

Voting:

Except as may be required by the Delaware General Corporation Law or as set forth in the next following sentence, the Preferred Shares shall not be entitled to vote on any matters submitted to the stockholders of the Corporation. Without the approval of holders of a majority of the outstanding Preferred Shares, the Corporation shall not (1) authorize, create or issue any shares of any class or series ranking senior to the Preferred Shares as to liquidation rights, (2) amend, alter or repeal, by any means, the Certificate of Incorporation whereby the powers, preferences, or special rights of the Preferred Shares would be adversely affected or (3) subject the Preferred Shares to any restrictions, other than restrictions arising solely under the Delaware General Corporation Law or existing under the Company's Certificate of Incorporation.

Liquidation:

In the event of a liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Shares shall be entitled to receive, after due payment or provision for the payment of the debts and other liabilities of the Corporation and prior to any liquidating distribution in respect to any other class of stock, a liquidating distribution equal to the Redemption Price.

Other:

The Corporation is authorized to issue the balance of the preferred stock not designated or otherwise provided for herein, from time to time in one or more series, with such designations, relative rights, preferences or limitations permitted by the relevant provisions of the Delaware General Corporation Law as shall be fixed by the Board of Directors in the resolution or resolutions providing for the issuance of such stock, in respect of any class or classes of stock or any series of any class of stock of the Corporation which may be desired but which shall not be fixed by the provisions contained herein. The Board of Directors is expressly authorized to adopt such resolution or resolutions providing for the issuance of such stock, including the power to specify the number of shares in any series, from time to time, as the Board of Directors, in its discretion, may deem desirable.

Convertible Debentures

On December 8, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners, LP . Upon the terms and subject to the conditions contained in the Purchase Agreement and other documents executed coincident with the Purchase Agreement we agreed to sell to Cornell and Cornell agreed to purchase up to $500,000 of secured convertible debentures. Pursuant to the Purchase Agreement, Cornell purchased Convertible Debentures from the Company in the face amounts of $250,000 for a like amount on December 8, 2005 and $250,000 on January 24, 2006. The principal sums together with accrued but unpaid interest at an annual rate of 10% is payable on or before December 7, 2008 and January 23, 2009 respectively.

We have the right, with three business days advance written notice, to redeem a portion or all amounts outstanding under the Convertible Debentures prior to their maturity date as follows: we must pay an amount equal to the principal amount outstanding and being redeemed plus accrued interest thereon, plus a redemption premium of 20% of such principal amount being redeemed.

The Convertible Debentures are convertible into shares of our $0.001 par value common stock at the option of Cornell. The number of shares of Common Stock issuable upon a conversion equals the quotient obtained by dividing the then outstanding amount of the Convertible Debentures plus accrued interest thereon to be converted by a price per share equal to 90% of the lowest volume weighted average price of our Common Stock during the fifteen trading days immediately preceding the conversion date, subject to adjustments set forth in the Convertible Debentures.

A holder of the Convertible Debentures may not convert or receive shares as payment of interest to the extent such conversion or receipt of such interest payment would result in the holder, together with any affiliate of the holder, beneficially owning in excess of 4.9% of the then issued and outstanding shares of our Common Stock, including shares issuable upon conversion of, and payment of interest.

Warrants

Pursuant to the Purchase Agreement, we issued a warrant to Cornell to purchase 257,732 shares of Common Stock for a period of five years at an exercise price of $0.97 per share, subject to adjustment as set forth in the Warrant. In no event, however, shall the holder of the Warrant be entitled to exercise the Warrant for a number of shares in excess of that number of shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of Common Stock following such exercise, except within sixty days of the expiration of the Warrant. If at the time of exercise of the Warrant, the shares of Common Stock underlying the Warrant are not subject to an effective registration statement under the Securities Act of 1933, as amended or if an event of default under the Convertible Debentures or the Transaction Documents has occurred, the holder of the Warrant, in lieu of making payment of the Exercise Price in cash, may elect a cashless exercise in accordance with the formula set forth in the Warrant.

The transfer agent for our Common Stock is Continental Stock Transfer and Trust Company, 17 Battery Place, New York, New York 10004.

The transfer agent for our Preferred Stock is Alfa International Holdings Corp., 350 Fifth Avenue, Suite 1103, New York, New York 10118.

                              PLAN OF DISTRIBUTION

The selling stockholder, or its pledgees, donees, transferees, or any of its successors in interest selling shares received from the named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be a selling stockholder) may sell the common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholder may sell the common stock by one or more of the following methods, without limitation:

     o Block trades in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o An exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;
     o Ordinary brokerage transactions and transactions in which the broker solicits purchases;
     o    Privately negotiated transactions;
     o    In connection with short sales of company shares;
     o Through the distribution of common stock by any selling stockholder to its partners, members or stockholders;
     o    By pledge to secure debts of other obligations;
     o In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;
     o Purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or
     o    In a combination of any of the above.

These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling stockholders may also transfer the common stock by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the common stock.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common stock. These brokers or dealers may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of stock at a stipulated price per share. If the broker-dealer is unable to sell common stock acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the common stock in accordance with Rule 144 or Rule 144A under the Securities Act, rather than pursuant to this prospectus. In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder's shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholders' shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate. Any underwriters, dealers, brokers or agents participating in the distribution of the common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders' shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither we nor any selling stockholder can presently estimate the amount of any such compensation.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling tockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus. A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the common stock by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those shares of common stock. A selling stockholder may also loan or pledge the common stock offered hereby to a broker-dealer and the broker-dealer may sell the common stock offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged common stock offered by this prospectus.

The selling stockholders and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed to indemnify the selling stockholder and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the common stock offered by this prospectus, against specified liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify us against specified liabilities.

The common stock underlying the convertible debentures and warrant to be issued and offered by this prospectus was originally, or will be, issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act, as amended. We agreed to register the common stock underlying the convertible debentures and warrant to be issued to the selling stockholders under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until all of the securities registered under this registration statement have been sold. We have agreed to pay all expenses incident to the registration of the common stock held by the selling stockholders in connection with this offering, but all selling expenses related to the securities registered shall be borne by the individual holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

We cannot assure you that the selling stockholders will sell all or any portion of the common stock offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

                                  LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

Michael T. Studer CPA, P.C. independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2005 and 2004 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on their expertise in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at Judiciary Plaza, Room 1024, 100 F Street, N.E, Washington, D.C. 20549. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. DISCLOSURE OF

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 102(b)(7) of the Delaware General Corporation Law, which we refer to as the "DGCL," permits a provision in the certificate of incorporation of each corporation organized under the DGCL eliminating or limiting, with some exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for some breaches of fiduciary duty. Our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by the DGCL.

Section 145 of the DGCL, which we refer to as "Section 145," in summary, empowers a Delaware corporation to indemnify, within limits, its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that they actually and reasonably incur in connection with any suit or proceeding, other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

With respect to any action by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) they actually and reasonably incur in connection with the defense or settlement of the action or suit, provided that person meets the standard of conduct described in the preceding paragraph. No indemnification is permitted, however, in respect of any claim where that person has been found liable to the corporation, unless the Court of Chancery or court in which the action or suit was brought approves the indemnification and determines that the person is fairly and reasonably entitled to be indemnified.

As permitted by the DGCL, our bylaws provide that we are required to indemnify our directors and officers, consultants and employees to the fullest extent permitted by the DGCL. Subject to certain very limited exceptions, we are required to advance expenses, as incurred, in connection with a legal proceeding to the fullest extent permitted by the DGCL. The rights conferred in our bylaws are not exclusive.

Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO FINANCIAL STATEMENTS

I.       Alfa International Holdings Corp. and Subsidiaries
For the fiscal years ended December 31, 2005 and 2004
Report of Independent Registered Public Accounting Firm - Michael T. Studer CPA, P.C...............................    F-2
Consolidated Balance Sheets:
As of  December 31, 2005 and 2004          ........................................................................    F-3
Consolidated Statements of Operations:
Years ended December 31, 2005 and
2004...............................................................................................................    F-4
Consolidated Statements of Changes in Stockholders' Equity: Years ended December
31, 2005 and
2004...............................................................................................................    F-5
Consolidated Statements of Cash Flows:
Years ended December 31, 2005 and 2004.............................................................................    F-6
Notes to Consolidated Financial Statements.........................................................................    F-7

Consolidated Balance Sheets:
March 31, 2006 and December
31,2005............................................................................................................    F-16
Consolidated Statements of Operations: Three Months ended March 31, 2006 and
March 31, 2005.....................................................................................................    F-17
Consolidated Statements of Changes in Stockholders' Equity: Three Months ended
March 31,
2006...............................................................................................................    F-18
Consolidated Statements of Cash Flows:
Three Months Ended March 31, 2006 And March 31, 2005...............................................................    F-19

Noted to Consolidated Financial Statements.........................................................................    F-20

II.      Journey of Light
Reports of Independent Auditors ......... .........................................................................    F-29
Balance Sheets as of September 30, 2005 (Unaudited), December 31, 2004 and
December 31, 2003..................................................................................................    F-31

Statements of Operations: For the nine months ended September 30, 2005 and 2004
(Unaudited),For the year ended December 31, 2004, for the period October 14, 2003 to
December 31, 2003, and for the period October 14, 2003 (inception) to September
30, 2005 (Unaudited)
....................................................................................................................    F-32

Statements of Changes in Stockholders' Equity:
For the period October 14, 2003 (inception) to December 31, 2003
For the year ended December 31, 2004
and for the nine months ended September 30, 2005 (Unaudited).......................................................    F-33

Statements of Cash Flows:
For the nine months ended September 30, 2005 and 2004 (Unaudited) For the year ended December 31, 2004 For the period October 14, 2003 (inception) to December
31, 2003
and for the period October 14, 2003 (inception) to September 30, 2005 (Unaudited)..................................    F-34

Notes to Financial Statements......................................................................................    F-36

Pro Forma Financial Information of Alfa International
     Holdings Corp. and Subsidiaries
(Unaudited):.......................................................................................................    F-40

Pro Forma Combined Balance Sheet as of September 30, 2005..........................................................    F-41

Pro Forma Combined Statements of Operations:
  Nine months ended September 30, 2005.............................................................................    F-42
  Year ended December 31, 2004.....................................................................................    F-42

Notes to Pro Forma Combined Financial Statements...................................................................    F-43


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Alfa International Holdings Corp.

I have audited the accompanying consolidated balance sheets of Alfa International Holdings Corp. and subsidiaries (the "Company") as of December 31, 2005 and 2004 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alfa International Holdings Corp. and subsidiaries as of December 31, 2005 and 2004 and the results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company's present financial situation raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                  /s/ Michael T. Studer CPA P.C.
                                  -------------------------
                                  Freeport, New York
                                  April 25, 2006, except for paragraph 2 of Note 10, as to which the date is May 4, 2006.


                           CONSOLIDATED BALANCE SHEETS
                                                                December 31,
                ASSETS                                     2005               2004
                                                       -----------        -----------
     CURRENT ASSETS:
       Cash                                            $    41,566                  -
       Accounts receivable                                   2,630             13,449
       Inventories                                           1,420             44,682
       Prepaid expenses and other current assets            20,502              5,494
                                                       -----------        -----------
            Total Current Assets                            66,118             63,625
                                                       -----------        -----------
     PROPERTY AND EQUIPMENT:
       Office and computer equipment                       100,398             95,803
       General plant                                        17,799             17,799
       Furniture and fixtures                               15,951             15,951
       Leasehold improvements                                  866                866
                                                       -----------        -----------
                                                           135,014            130,419
       Less: Accumulated depreciation and amortization    (107,337)           (90,517)
                                                       -----------        -----------
                                                            27,677             39,902
                                                       -----------        -----------
     OTHER ASSETS:
       Other assets                                         13,514             12,524
                                                       -----------        -----------

     TOTAL ASSETS:                                     $   107,309        $   116,051
                                                       -----------        -----------
 LIABILITIES AND STOCKHOLDERS' EQUITY

     CURRENT LIABILITIES:
       Accounts payable                                $   387,245        $    76,202
       Customer Deposits                                    28,168                  -
       Accrued officer payroll                             174,923             53,180
       Due to affiliate                                          -             52,596
       Accrued expenses and other current liabilities       66,546             43,749
       Dividends payable                                    42,983                 14
                                                       -----------        -----------
             Total Current Liabilities                     699,865            225,741
                                                       -----------        -----------

     LONG-TERM LIABILITIES:

       Convertible Debenture, net of Discounts              18,341                  -
       Accrued Interest payable on
         Convertible Debenture                               1,575                  -
                                                       -----------        -----------
                                                            19,916                  -
                                                       -----------        -----------

     TOTAL LIABILITIES:                                $   719,781        $   225,741
                                                       ===========        ===========
     COMMITMENTS

     STOCKHOLDERS' EQUITY:
       Preferred stock:
       $0.001 par value
       Authorized: 1,000,000 shares,
       Undesignated preferred stock:
       Authorized - 850,000 shares:
        Issued and outstanding: - none                           -                  -
       Series B preferred stock: Authorized - 150,000
       shares:
        Issued and outstanding:
         107,100 shares in 2005 and
         107,400 shares in 2004                                107                107
       Common stock:
       $0.001 par value
       Authorized: 50,000,000 shares in
       2005 and 15,000,000 shares in 2004
        Issued and outstanding:
         28,389,587 shares in 2005
         11,305,552 shares in 2004                          28,390             11,306
     Capital in excess of par value                     13,977,789          8,551,751
     Retained earnings (deficit)                       (14,618,758)        (8,672,854)
                                                       -----------        -----------
          Total Stockholders' Equity (Deficit)            (612,472)          (109,690)
                                                       -----------        -----------
     TOTAL LIABILITIES & STOCKHOLDERS
     EQUITY
                                                       $   107,309        $   116,051
                                                       ===========        ===========

          See accompanying notes to consolidated financial statements.

               ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                       Year Ended December 31,
                                                   -----------------------------
                                                        2005            2004
                                                   ------------     ------------
 REVENUES:
   Net sales                                       $    271,331     $    70,775

 COSTS AND EXPENSES:
   Cost of sales                                        236,997         164,181
   Selling, general and administrative                  848,714         927,255
   Impairment of Goodwill                             5,079,919               -
                                                   ------------     ------------
   Total Costs and Expenses                           6,165,630       1,091,436
                                                   ------------     ------------
 OPERATING LOSS                                      (5,894,299)     (1,020,661)

   Interest income                                          182              37
   Interest expense                                      (6,545)              -
                                                   ------------     ------------
 NET LOSS                                            (5,900,662)     (1,020,624)

 PREFERRED STOCK DIVIDENDS                               45,242         207,838
                                                   ------------     ------------

 LOSS APPLICABLE TO COMMON STOCKHOLDERS            $ (5,945,904)    $(1,228,462)
                                                   ============     ============



 BASIC AND DILUTED LOSS PER SHARE                  $       (.38)    $      (.11)
                                                   ============     ============

 WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING       15,476,713      11,027,728
                                                   ============     ============

          See accompanying notes to consolidated financial statements.

               ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                     Common Stock   Pref. Stock    Capital in    Retained
                                            Par             Par    Excess of     Earnings
                                  Shares    Value   Shares  Value  Par Value     Deficit)
                                 --------------------------------------------------------

BALANCES, DECEMBER 31, 2003     10,947,728  $10,948   95,375  $ 95  $8,020,989   (7,444,392)

Issuance of common stock for
     consulting services           150,000      150                     10,350

Issuance of preferred stock for
     cash, less related costs
     of $168,192                                      12,025    12     312,796

Issuance of preferred stock
     dividends in common stock     207,824      208                    207,616

Preferred stock dividends                                                          (207,838)

Net loss                                                                         (1,020,624)
                                ----------  -------  -------  ---- -----------  ----------
BALANCES, DECEMBER 31, 2004     11,305,552  $11,306  107,400  $107 $ 8,551,751   (8,672,854)
                                ==========  =======  =======  ==== ===========  ===========


Issuance of common stock for
     consulting services           150,000      150                     21,600

Issuance of common stock for
     cash net of expenses          577,725      578                    303,137

Issuance of preferred stock for
     cash, net of expenses                             1,450     1      28,999

Conversion of preferred stock
     for common stock               70,000       70   (1,750)   (1)        (69)

Issuance of preferred stock
     dividends in common stock       2,032        2                      1,743

Issuance of common stock to
     the JOL shareholders       16,284,278   16,284                  4,868,999


Beneficial conversion feature
 of convertible Debenture                                              132,208


Value of warrant attached to
 convertible Debenture                                                  69,421

Preferred stock dividends                                                           (45,242)

Net loss                                                                         (5,900,662)
                                ----------  -------  -------  ---- -----------  ------------
BALANCES, DECEMBER 31, 2005     28,389,587  $28,390  107,100  $107 $13,977,789 $(14,618,758)

          See accompanying notes to consolidated financial statements.

               ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             Year Ended December 31,
                                                           ---------------------------
                                                               2005           2004
                                                           ---------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                 $(5,900,662)  $ (1,020,624)
  Adjustments to reconcile net loss to net cash
   flows from operating activities:
    Depreciation and amortization                               20,204         14,537
    Impairment of Goodwill                                   5,079,919              -
    Inventory reserve                                                -         17,158
    Issuance of common stock for Consulting services            21,750         10,500
  Changes in operating assets and liabilities:
    Accounts receivable                                         10,819        (12,237)
    Inventories                                                 43,262         21,389
    Prepaid expenses and other current assets                  (15,008)         7,342
    Other assets                                                  (990)         9,640
    Accounts payable                                            66,878         53,235
    Customer Deposits                                           28,168              -
    Accrued expenses and other current liabilities              70,544        (69,225)
    Accrued officer payroll                                    121,743         23,466
    Accrued interest payable on convertible debenture            1,575              -
                                                           ------------  -------------
  Net cash flows used by operating activities                 (451,798)      (944,819)
                                                           ------------  -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of equipment                                         (1,755)       (12,429)
  Repayment of advances to Affiliate                                 -        397,179
                                                           ------------  -------------
         Net cash flows used by investing activities            (1,755)       384,750
                                                           ------------  -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Loans from affiliate                                         (52,596)        52,596
  Loans from officer                                                 -          3,000
  Proceeds from issuance of common stock                       303,715              -
  Proceeds from issuance of preferred stock                     29,000        312,808
  Proceeds from issuance of debenture                          215,000              -
                                                           ------------  -------------
         Net cash flows from financing activities              495,119        368,404
                                                           ------------  -------------

NET CHANGE IN CASH                                              41,566       (191,665)

CASH BEGINNING OF YEAR                                               -        191,665
                                                           ------------  -------------
CASH END OF YEAR                                           $    41,566   $          -
                                                           ============  =============


SUPPLEMENTAL CASH FLOW INFORMATION:

  Income taxes paid (refunded)                             $        -    $          -
                                                           ===========   =============
  Interest paid                                            $       -     $          -
                                                           ===========   =============

NON-CASH FINANCING ACTIVITIES:
     Preferred stock dividend                              $  (45,242)   $   (207,838)
                                                           ===========   =============
     Issuance of preferred stock dividends
       in common stock                                     $    1,745    $    207,824
                                                           ===========   =============

     Acquisition of JOL through issuance of Common stock
       and warrants:
           Fair value of assets acquired                   $    49,146
           Intangible assets acquired                        5,079,919
           Fair value of liabilities assumed                  (243,782)
                                                           ===========
           Total Purchase Price                            $ 4,885,283
                                                           ===========


          See accompanying notes to consolidated financial statements.

               ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation - The consolidated financial statements include the accounts of Alfa International Holdings Corp. ("Alfa") and its wholly-owned subsidiaries, Journey of Light, Inc. ("JOL"), Contact Sports, Inc. ("Contact") and Ty- Breakers Corp. ("Ty-Breakers"), collectively referred to as the "Company". All inter-company transactions have been eliminated in consolidation.

Nature of the Business - Alfa is a holding company which operates through its JOL, Contact and Ty-Breakers subsidiaries. JOL is in the real estate development business in Oman. Contact and Ty-Breakers design, manufacture and distribute apparel products.

Financial Instruments - Financial instruments include cash, accounts receivable, accounts payable and accrued expenses, dividends payable, convertible debenture and accrued interest on convertible debenture. The amounts reported for financial instruments are considered to be reasonable approximations of their fair values, based on market information available to management.

Estimates and Uncertainties - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates.


Revenue Recognition - The Company follows the guidelines of SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB101). Revenue from the sale of products at Contact and Ty-Breakers is recognized upon shipment.when goods are shipped to customers from the Company's outside warehouse. Products produced and sold by Contact and Ty-Breakers carry an implied warranty of merchantability and fitness for purpose only and, except in the case of manufacturing defects, customers do not have the right to return products sold. Products sold on a "guaranteed sale" or "consignment" basis are maintained on Contact's records as inventory until they are paid for by the customer at which time the revenue is recognized. In the event that JOL, or a subsidiary of JOL, signs a Development Agreement with the Government of Oman, JOL or such subsidiary of JOL, will recognize revenue ratably over the development period, measured by methods appropriate to the services or products provided



Concentration of Credit Risk - The Company maintains cash balances in several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000 each.

At times, such balances may be in excess of the FDIC insurance limit.

Inventories - Inventories are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment - Property and equipment are stated at cost. Depreciation has been computed using a straight-line method over estimated lives of 5 years.

Income Taxes - The Company is subject to income taxes at both the federal and state level. Separate state income tax returns are filed with each state in which the Company is incorporated or qualified as a foreign corporation. The Company is not presently subject to income taxes in any foreign country.

Financial Statement Presentation - In May 2005, Alfa International Corp., a New Jersey corporation merged with and in to Alfa International Holdings Corp., a Delaware corporation for the sole purpose of changing the Company's corporate domicile from New Jersey to Delaware. The par value of the common stock of Alfa-New Jersey was $0.01 and the par value of the common stock of Alfa-Delaware is $0.001. For financial statement presentation purposes, the Company has shown the adjustment to the par value of its Common Stock as of December 31, 2003.

Deferred tax assets and liabilities are recognized based on differences between the book and tax bases of assets and liabilities using presently enacted income tax rates. The Company will establish a provision for income taxes by applying the provisions of the applicable enacted tax laws to taxable income, if any, for that period. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Advertising and marketing costs - Advertising, promotional and marketing/selling costs of approximately $31,000 in 2005 and $113,000 in 2004 were expensed as incurred.

                            STOCK-BASED COMPENSATION:

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, amending FASB Statement No. 123, Accounting for Stock-Based

Compensation." This statement amends SFAS No. 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value-based method of accounting for stock- based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on operating results of an entity's accounting policy decisions with respect to stock-based employee compensation. SFAS No. 148 also amends APB 28, "Interim Financial Reporting" to require disclosure about those effects in interim financial information. Alfa adopted the disclosure provisions for the year ended December 31, 2002. The following table illustrates the effect on results of operations if the Company had applied the fair value-recognition provisions of SFAS No. 123 for the fiscal year periods ended December 31, 2005 and 2004, respectively:



                                            Year Ended December 31,
                                             2005          2004
                                        ------------   -------------
  Loss applicable to
  common stockholders,
  as reported                           $(5,945,904)   $ (1,228,462)

  Deduct:
  Total stock-based Employee
  Compensation determined under
  fair value method for stock
  options, net of tax                       (28,398)        (20,400)

  Pro forma loss applicable to
     common stockholders                $(5,974,302)   $ (1,248,862)

  Basic loss per share, as reported     $      (.38)   $       (.11)

  Basic loss per share, pro forma       $      (.39)   $       (.11)

  Diluted loss per share, as reported   $      (.38)   $       (.11)

  Diluted loss per share, pro forma     $      (.39)   $       (.11)

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of publicly- traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employees' stock options.

Net Loss Per Share - Basic and diluted loss per share are based upon the weighted-average number of common shares outstanding during the period. The computation of diluted earnings per share does not assume the conversion, exercise or contingent issuance of securities that would have a dilutive effect on loss per share.

Recent Accounting Pronouncement - In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" (SFAS 123R). SFAS 123R revises SFAS no. 123, Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees, This statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award. The Statement eliminates the alternative to use APB Opinion No. 25's intrinsic value method of accounting. The provisions of SFAS 123R are effective for financial statements with the first interim or annual reporting period beginning after December 15, 2005. The Company currently discloses pro forma compensation expense quarterly and annually by calculating the stock option grants' fair value using the Black-Scholes model and the pro forma impact on net loss and net loss per share. Upon adoption of the Statement, pro forma disclosure will no longer be an alternative. Management expects the impact of SFAS No. 123R on our consolidated financial position or results of operations to approximate our currently disclosed pro forma compensation expense. The Company will apply SFAS No. 123R using the most appropriate fair value model as of the interim reporting period ending March 31, 2006.

NOTE 2 - GOING CONCERN AND LIQUIDITY:

The Company has incurred significant operating losses and

is in a weak financial position, raising substantial doubt about its ability to continue as a going concern. The continued existence of the Company is dependent upon its ability to attain profitable operations and procure additional financing. In an effort to attain profitable operations, the Company will attempt to increase revenue by concentrating Contact's efforts on selling "private-label" apparel products and by attempting to develop new revenue streams for JOL. There can be no assurance that either of these events will in fact occur or that the Company will be able to procure additional financing. Should the Company be unsuccessful in its attempts to increase sales at Contact, create new revenue streams at JOL or obtain additional funding, the Company may not be able to continue operations.

On May 31, 2006 the Company received $1,000,000 as a cash settlement of a dispute between JOL and the State of Qatar. Absent the Company obtaining additional funds, the Company believes that it will be able to continue to satisfy its cash requirements through the end of fiscal year 2006 from its present cash resources. Contact and Ty-Breakers presently have a combined sales order backlog of $208,168 and Contact is continuing to pursue additional orders in both its "branded product" and "private-label" businesses.

The Company is hopeful that JOL will sign its Development Agreement with the Government of Oman. Should the Development Agreement be signed, management believes that such a material event will provide expanded opportunities for the Company to raise additional funding through further sales of debentures or other equity securities. Furthermore, in the event of the Development Agreement being signed, the Company is hopeful that some or all of the present warrant holders will exercise their warrants. Finally, while it is too early to predict with any certainty, it is expected that within six months after the signing of the Development Agreement, JOL will, at the financial closing of the Omagine construction financing, receive a significant cash infusion as a result of the payment to it of a Development Fee to compensate JOL for its work in conceiving Omagine and advancing it to a financial closing. All of the possible sources of additional financing for the Company mentioned in this paragraph are, in the opinion of management, completely dependent upon the signing of the Development Agreement between JOL and Oman and even if such a Development Agreement is signed, no assurance whatsoever can be given that any of the aforementioned sources of financing will actually materialize.

Should the Company be unable to raise sufficient funds to pursue its business plan as outlined Contact may discontinue its branded product line partially or in its entirety and concentrate only on its private-label business or, if the private-label business is unable to sustain itself Contact may discontinue its business in its entirety. Furthermore, should JOL fail to sign the Development Agreement or some other agreement with the Government of Oman which either provides an immediate cash source or the opportunity to raise additional funding through further sales of debentures or other equity securities, then it is likely that the Company will have to raise additional funds in the next twelve months and if it is unable to do so then it is likely that the Company will be unable to continue operations beyond the end of the 2006 fiscal year.

NOTE 3 - JOURNEY OF LIGHT, INC.:

On October 11, 2005 the Company acquired Journey of Light, Inc., ("JOL") as a wholly owned subsidiary. JOL is engaged primarily in the business of real estate development in the country of Oman. In connection with the acquisition of JOL, Alfa issued 16,284,278 shares of its Common Stock and 984,235 warrants exercisable into Alfa Common Stock at prices ranging from $1.00 to $8.00 per share to the shareholders and warrantholders of JOL in exchange for all of the outstanding capital stock of JOL.Prior to the acquisition, Alfa had outstanding 12,053,565 shares of Common Stock, 108,350 shares of preferred stock convertible into 4,334,000 shares of Common Stock, stock options exercisable into 1,265,000 shares of Common Stock at prices ranging from $0.10 to $1.00 per share, and warrants exercisable into 4,870,500 shares of Common Stock at prices ranging from $0.14 to $0.75 per share - a total of 22,523,065 shares of Common Stock and Common Stock equivalents. Alfa's board of directors and senior management did not change as a result of the acquisition of JOL and the terms of the acquisition reflected the existence of the Common Stock equivalents associated with Alfa's preferred stock. Accordingly, Alfa has been considered the acquirer for accounting purposes.

The identifiable net assets of JOL at the date of acquisition were:
On October 11, 2005 the Company acquired Journey of Light, Inc., ("JOL") as a wholly owned subsidiary. JOL is engaged primarily in the business of real estate development in the country of Oman. In connection with the acquisition of JOL, Alfa issued 16,284,278 shares of its Common Stock and 984,235 warrants exercisable into Alfa Common Stock at prices ranging from $1.00 to $8.00 per share to the shareholders and warrantholders of JOL in exchange for all of the outstanding capital stock of JOL.Prior to the acquisition, Alfa had outstanding 12,053,565 shares of Common Stock, 108,350 shares of preferred stock convertible into 4,334,000 shares of Common Stock, stock options exercisable into 1,265,000 shares of Common Stock at prices ranging from $0.10 to $1.00 per share, and warrants exercisable into 4,870,500 shares of Common Stock at prices ranging from $0.14 to $0.75 per share - a total of 22,523,065 shares of Common Stock and Common Stock equivalents. Alfa's board of directors and senior management did not change as a result of the acquisition of JOL and the terms of the acquisition reflected the existence of the Common Stock equivalents associated with Alfa's preferred stock. Accordingly, Alfa has been considered the acquirer for accounting purposes.

The identifiable net assets of JOL at the date of acquisition were:



 ---------------------------------------------------------------------
  Cash                                             $           145
  Due from Alfa International Holdings Corp.                47,747
  Equipment - net                                            1,254
                                                   ----------------
  Total Assets                                              49,146


  Liabilities                                             (243,782)

  Accounts Payable                                         190,974
  Due To Shareholder                                        31,459
  Due to Officer                                            21,349
                                                   ---------------
  Total Liabilities      243,782

  Negative identifiable net assets                 $     (194,636)
  (194,636)
                                                   ===============

The primary reason for the acquisition of JOL by Alfa was to preserve Alfa's ability to exercise it's option to acquire JOL while simultaneously preserving JOL's ability to pursue the consummation of a Development Agreement with the Government of the Sultanate of Oman.

In late March 2005, management of Alfa and of JOL reached an agreement in principle to modify the terms of the letter agreement between them dated November 1, 2003 (the "November Agreement") whereby, in essential part, Alfa was granted an option to acquire 100% of JOL in exchange for such number of shares of the common stock of Alfa as would equal 90% of the total issued and outstanding shares of Alfa following such acquisition. Based upon the delays encountered by JOL with respect to the Qatar Project and the progress made towards development of a similar project with the Sultanate of Oman, JOL agreed to modify the option to provide, in relevant part, that Alfa will acquire 100% of the issued and outstanding shares of the capital stock of JOL in exchange for a number of shares of Alfa's common stock, which would equal approximately 50% of the total issued and outstanding shares of common stock of Alfa (giving effect to the conversion of Alfa's then outstanding Series B Preferred Stock) immediately following such acquisition. Management of Alfa agreed, subject to the signing of a memorandum of understanding ("MOU")by JOL and the Government, to exercise its option as so modified and Alfa acquired JOL as a wholly owned subsidiary in October 2005. The Boards of Directors and a majority of the shareholders of both Alfa and JOL had previously approved the Merger on May 25, 2005. Although JOL had no significant assets at the time of its acquisition by Alfa, the Company's Board of Directors and management determined, subsequent to the signing of the MOU, that JOL's future business prospects were superior to the Company's then current business prospects, and that it was in the best interests of the the Company and its shareholders to complete the acquisition of JOL.

As the Company believed that the estimated fair value of JOL's goodwill was $0 at October 11, 2005, goodwill of $5,079,919 (excess of $4,885,283 estimated value of 16,284,278 shares of Alfa Common Stock issued to the JOL shareholders on October 11, 2005 over the negative $194,636 value of JOL's identifiable net assets other than goodwill) was written off as an impairment loss on the date of acquisition.

The operating results of JOL have been included in the Company's consolidated financial statements from the date of acquisition. The following pro forma information summarizes the results of operations for the periods indicated as if the acquisition had occurred at December 31, 2003. The pro forma information is not necessarily indicative of the results that would have been reported had the transaction actually occurred on December 31, 2003, nor is it intended to project results of operations for any future period.




Pro Forma                           Year Ended December 31,
-------------                       -------------------------
                                    2005              2004
                                      ----              ----

Net Sales                           $   271,331      $    70,775

Net Loss                            $  (984,332)     $(2,070,895)

Diluted Loss per share              $     (0.03)     $     (0.08)

NOTE 4 - SERIES B REDEEMABLE CONVERTIBLE PREFERRED STOCK:

Alfa has designated 150,000 shares of its $0.001 par value preferred stock as "Series B Preferred Stock". The face value of the Series B Preferred Stock is $40 per share and dividends accrue at 5.0% per annum. Each share of Series B Preferred Stock is convertible at the option of the holder, at any time, into 40 shares of Common Stock. Accrued dividends shall, at the Company's option, be paid in cash or in shares of Common Stock valued at $1.00 per share. The expiration date for all common stock purchase warrants held by holders of Series B Preferred Stock is September 30, 2006.

At anytime after twelve months from the date of issue, the Company may redeem all or any number of the Series B Preferred Stock then outstanding for $40 per share in cash or in exchange for common stock at a rate of $1.00 per share. The Series B Preferred Stock has been excluded from the computation of diluted earnings per share for the fiscal years ended December 31, 2005 and December 31, 2004, as the conversion would be anti- dilutive after adding back preferred stock dividends to the respective net losses for each of those years.

NOTE 5 - COMMITMENTS

Leases

The Company leases its executive office in New York, N.Y. under a ten-year lease entered into in February 2003. Rent expense for the Company's executive offices for 2005 and 2004 was $60,702, and $54,473, respectively. Contact also rents warehouse space in Jersey City, New Jersey under a one-year lease entered into in July 2005. Rent expense for the warehouse space for 2005 and 2004 was $13,000 and $12,300, respectively.

The minimum annual lease payments are as follows:

               2006                                 $  58,300
               2007                                 $  51,800
               2008                                 $  51,800
               2009 and beyond                      $ 240,700


Employment Agreements

Alfa is obligated to pay its President and Chief Executive Officer an annual base salary of $125,000 through December 31, 2010 plus an additional amount based on a combination of net sales and earnings before taxes. All salary payments to this individual have been deferred and accrued, effective October 1, 2004.

The Company had been obligated to employ Contact's President, Vice-President and Vice-President of Sales under separate agreements with these three individuals. These three agreements have been canceled and the individuals continue to perform services for the Company as consultants. Employment agreements with these three individuals may be renegotiated in the future depending upon the Company's financial performance at the time. The terms of such employment agreements, if any, cannot be determined at this time.

Factoring Agreement


In March 2004 Contact entered into a one-year agreement (the "Factoring Agreement") with a company ("Factor") specializing in factoring accounts receivable. The Factoring Agreement covers all accounts receivableencompasses both USA sales and any foreign sales made by Contact that Contact, in its sole discretion, chooses to assign to the Factor. The Factoring Agreement assuresallows Contact to be assured of payment by the Factor of any accounts receivable assigned to the Factor, irrespective of whether or not Contact's customer actually pays such account receivable to Contact. Contact has agreed under the factoring agreementFactoring Agreement to pay the factor a feeFactor an amount equal to a percentage1.5% of eachany account receivable assigned to it and has further agreed to aContact assigns to it with the stipulation that the minimum monthly amount of such fees during the term of the Factoring Agreementpayments will be at least $1,125. Transactions with the Factor are accounted for as sales of financial assets because the transferee assumes the full risk of collection, without recourse to the Company in the event of loss. The debtors send all payments to the Factor. Any of Contact's accounts receivable assigned to the Factor are maintained on Contact's records as an account receivable due from the Factor until payment is received from the Factor for such account receivable. During the fiscal year ended December 2005 Contact assigned a total amount of $245,000 to the Factor which amount was equal to 96.2% of Contact's sales (after returns and allowances) in the fiscal year ended December 2005. During the quarterly period ended March 31, 2006 Contact assigned a total amount of $0 to the Factor which amount was equal to 0 % of Contact's sales during the quarterly period ended March 31, 2006. All fees paid to the Factor are expensed as incurred. The Factoring Agreement is deemed renewed from year to year following the initial term unless terminated with notice by either party. In March 2006 Contact gave such notice of termination to the Factor and subsequently the Factor and Contact agreed to continue the Factoring Agreement after March 2006 on a month-to-month basis, but with no minimum guaranteed payments required to be made by Contact. The Factoring Agreement, as so modified, currently remains in effect.


NOTE 6 - STOCKHOLDERS' EQUITY:

Stock Option Plan - At its annual meeting held on September 1, 2004, Alfa's shareholders ratified the adoption by the Company of the "Alfa International Corp. 2003 Stock Option Plan" ("Plan"). The Plan provides for the granting of Incentive Stock Options and Non-Qualified Stock Options to all employees, directors, consultants and other professional advisers who perform key services for the Company, to purchase up to 2,500,000 shares of Common Stock at an exercise price equal to at least the fair market value of a share of Common Stock on the date of grant (exercise prices for incentive options for holders of more than 10% of the outstanding Common Stock must be at least 110% of the fair market value on the date of grant). Incentive stock options are exercisable in 20% increments commencing one year after the date of grant and generally expire five years after the date of grant. Alfa's Board of Directors has approved the extension of the expiration date of the Plan from August 10, 2010 to February 28, 2014.

On September 1, 2001, the Company issued a total of 1,000,000 non-qualified stock options to three individuals in connection with their employment agreements (two of which employment agreements have been terminated). The options are exercisable at a price of $0.25 per share and expire on August 31, 2011. As of the date hereof 800,000 of such options are vested and the remaining 200,000 of such options are scheduled, in accordance with their terms, to vest on September 1, 2006.

In 2004 and 2005, the Company issued a total of 90,000 non- qualified stock options to three individuals in connection with their election as independent outside directors. As of the date hereof 70,000 of such options are vested and the remaining 20,000 of such options are scheduled, in accordance with their terms, to vest 10,000 on July 1, 2006 and 10,000 on July 1, 2007. 60,000 of such options are exercisable at a price of $0.17 per share and expire in November 2009 and 30,000 of such options are exercisable at a price of $1.00 per share and expire in June 2010.

In accordance with a Letter Agreement dated January 15, 2005, Alfa granted an option to purchase up to 50,000 shares of Common Stock at $0.10 per share to Contact's Vice-President of Sales. Such option is valid until January 15, 2007 but exercisable only if the individual is employed by or engaged as a consultant to Contact at the time of such exercise.

In accordance with a contract dated December 16, 2005 with its financial public relations firm, Alfa granted its public relations firm an option to purchase up to 2000,000 shares of Common Stock at $0.82 per share. 50,000 of such options vest on March 15, 2006; 50,000 of such options vest on June 15, 2006; 50,000 of such options vest on September 15, 2006, and 50,000 of such options vest on December 15, 2006.

During 1997, in connection with the settlement of an outstanding obligation with a creditor, the Company paid $9,647 in cash and granted the creditor the option to purchase 125,000 shares of the Company's Common Stock, exercisable at $.10 per share through November 5, 2007. As of December 31, 2005, the creditor had not exercised any portion of that option.

A summary of stock option and warrant activity is as follows:

    Stock Options
    -------------
                                                Year Ended December 31,
                                     ----------------------------------------
                                                2005                 2004
                                     -------------------       -----------------
                                                Exercise             Exercise
                                      Shares     Price         Shares    Price
                                     ---------  --------       ------   --------
    Outstanding at January 1,
                                     1,000,000   $0.25        1,000,000   $0.25
                                       125,000   $0.10          125,000   $0.10
                                        60,000   $0.17

    Options Granted                     50,000    0.10           60,000    0.17
                                        30,000    1.00
                                       200,000    0.82

    Exercised                                -       -                -       -

    Forfeited/Expired                        -                        -
                                     ---------                ---------
    Outstanding at December 31,      1,465,000                1,185,000
                                     =========                =========

    Exercisable at December 31,        800,000   $0.25          600,000    0.25
                                       175,000   $0.10          125,000   $0.10
                                        40,000   $0.17           20,000   $0.17
                                        10,000   $1.00                -
                                     =========                  =======
                                     1,025,000                  745,000
    Warrants
    --------
    Outstanding at January 1,
                                     4,296,000   $0.75        3,815,000   $0.75
                                       750,000   $0.14                -
                                        20,000   $0.20                -

    Warrants Issued                     58,000   $0.75          481,000   $0.75
                                             -                  750,000   $0.14
                                             -                   20,000   $0.20
                                       922,000   $8.00                -
                                        62,235   $1.00                -
                                       257,732   $0.97                -

    Exercised                          253,500   $0.60(A)             -

    Expired                                  -       -                -       -
                                     ---------   -----       ----------   -----
    Totals:                          4,100,500   $0.75        4,296,000   $0.75
                                       750,000   $0.14          750,000   $0.14
                                        20,000   $0.20           20,000   $0.20
                                       922,000   $8.00
                                        62,235   $1.00
                                       257,732   $0.97
    Outstanding and
     exercisable at                  ---------                ---------
    December 31,                     6,112,467                5,066,000
                                     =========                =========

    (A) Reduced exercise price

NOTE 7 - CONVERTIBLE DEBENTURE:

On December 8, 2005, Alfa issued a convertible debenture ("Debenture") in the face amount of $250,000 to an investor in exchange for $215,000, net of placement costs and fees. The Debenture accrues interest at 10% per annum and is payable on or before December 7, 2008. The holder has the option, at any time, to convert the then outstanding balance of the Debenture together with accrued and unpaid interest thereon into shares of Alfa's Common Stock at a price per share equal to 90% of the lowest volume weighted average price of Alfa's Common Stock during the fifteen trading days immediately preceding the conversion date, subject to certain adjustments.

At December 31, 2005, the Convertible Debenture consists of:

       Convertible Debenture - Face amount                  $ 250,000

       Debt Discount - beneficial conversion feature
       net of accumulated amortization of $2,777             (129,431)

       Debt Discount - value attributable to warrant
       Issued, net of accumulated amortization of $1,458      (67,963)

       Debt Discount - placement costs and fees paid to
       lender and affiliate, net of accumulated
       amortization of  $ 735                                 (34,265)
                                                            ---------

       Convertible Debenture, net of discounts              $  18,341
                                                            =========


In accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversation Feature or Contingently Adjustable Conversion Ratios ("EITF 98-5"), Alfa recognized an imbedded beneficial conversion feature present in the Debenture. Alfa allocated a portion of the proceeds equal to the intrinsic value of that feature to capital in excess of par value. Alfa measured an aggregate of $132,208 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, and recognized it to capital in excess of par value and a discount against the debenture. The discount is amortized over the convertible Debenture's maturity period (three years) as interest expense.

In connection with the issuance of the Debenture, Alfa issued a warrant granting the holder the right to acquire 257,732 shares of Alfa's Common Stock at an exercise price of $.97 per share, subject to certain adjustments.

In accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments ("EITF - 00-27"), Alfa recognized the value attributable to the warrant in the amount of $69,421 to capital in excess of par value and a discount against the Debenture. Alfa valued the warrant in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of five years, an average risk free interest rate of 4.42%, a dividend yield of 0% and volatility of 176%. The debt discount attributed to the value of the warrant issued is amortized over the convertible Debenture's maturity period (three years) as interest expense.

NOTE 8 - INCOME TAXES:

Deferred tax assets are comprised of the following:

                                                       December 31
                                                -----------------------
                                                   2005        2004
                                                ----------  -----------
       Federal net operating loss
         carryforwards                          $ 3,570,000  $2,890,000
       State net operating loss
         carryforwards, net of
         federal tax benefit                        630,000     510,000
                                                -----------  ----------
                                                  4,200,000   3,400,000
       Less: Valuation allowance                  4,200,000   3,400,000
                                                -----------  ----------
       Total                                    $         -  $        -
                                                ===========  ==========


The Company's effective tax rate differs from the expected federal income tax rate due to changes in the valuation allowance at December 31, 2005 and 2004.

Management has determined, based on the Company's current condition, that a full valuation allowance is appropriate at December 31, 2005.

At December 31, 2005, the Company had Federal net operating loss carryforwards of approximately $10,500,000, expiring in various amounts from fiscal year 2006 to fiscal year 2025. The Company's issuance of shares during fiscal 1995 and subsequent thereto resulted in a "Change of Ownership" as defined by the Internal Revenue Code of 1986, which significantly limits the Company's use of these net operating loss carryforwards.

NOTE 9 - SEGMENT INFORMATION:

Alfa is a holding company that operates through its wholly owned subsidiaries. Since its acquisition of Journey of Light, Inc. ("JOL") in October 2005, the Company reports results in two business segments: real estate development and apparel.

The real estate development business of the Company is conducted through its wholly owned subsidiary JOL which is in its initial stages of business development. JOL is presently conducting negotiations with the Government of Oman with respect to JOL's proposed development, in cooperation with the Government of Oman, of an approximately $1.2 billion tourism related project.

The apparel business of the Company is conducted primarily through its wholly owned subsidiary - Contact Sports, Inc. ("Contact") and to a lesser extent through another of its wholly owned subsidiaries - Ty-Breakers Corp. ("Ty-Breakers"). Contact designs and markets athletic and lifestyle apparel products under the "Contact Sports" label and markets "private-label" products under the Ty-Breakers and other labels. All manufacturing of Contact's apparel products is performed for Contact by non-affiliated third party contractors.

Summarized financial information by business segment for the fiscal year ended December 31, 2005 is as follows:


                                                     2005
          ================================================

          Revenue:
            Real Estate Development            $         0
            Apparel                                271,331
                                                   -------
          Total                                $   271,331
          ================================================

          Operating Expenses:
            Real Estate Development            $   299,514
            Apparel                                424,493
            Corporate                            5,441,623
                                                 ---------
          Total                                $ 6,165,630
          ================================================

          Operating Loss:
            Real Estate Development            $  (299,514)
            Apparel                               (153,162)
            Corporate                           (5,441,623)
                                                 ---------
          Total                                $(5,894,299)
                                                 ---------

          Identifiable Assets:
            Real Estate Development            $    11,916
            Apparel                                 59,622
            Corporate                               35,771
                                                   -------
          Total                                $   107,309
          ================================================

          Capital Expenditures:
            Real Estate Development            $      -0-
            Apparel                                   -0-
            Corporate                                1,755
                                                   -------
          Total                                $     1,755
          ================================================

Depreciation and Amortization:



             Real Estate Development            $       234
             Apparel                                    -0-
             Corporate                               15,000
                                                    -------
           Total                                $    15,234
           ================================================

           Geographic Information - net revenue:
             United States                      $   271,331
           Qatar                                        -0-
           Oman                                         -0-
                                                    -------
                                                $   271,331
           ================================================


Operating loss is total revenue less operating expenses, which include: cost of sales, selling, general and administrative expenses, and other corporate expenses. Operating expenses include a non-recurring charge in 2005 of $5,079,919 to recognize the immediate impairment of the goodwill associated with the acquisition of JOL in 2005 and a non-cash interest charge of $4,970 in 2005 associated with the Debenture sold by Alfa in December 2005.

The real estate development segment includes the results for JOL since the date of acquisition in October 2005.

Identifiable assets are year-end assets at their respective net carrying value segregated as to segment and use.

In 2005, one customer of the apparel segment accounted for 79% of total revenues and another customer accounted for 11% of total revenues. In 2004, one customer of the apparel segment accounted for 40% of total revenues and another customer accounted for 19% of total revenues.

NOTE 10 - SUBSEQUENT EVENTS:

On January 24, 2006 Alfa sold a second debenture to Cornell in the amount of $250,000.

On May 1, 2006, JOL received $1,000,000 from the State of Qatar in settlement of a dispute relating to an April 2003 agreement to develop a project in Doha, Qatar.

               ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                          March 31,           December 31,
                                            2006                 2005
         ASSETS                       ---------------       ---------------
                                         (Unaudited)               Note 1
 CURRENT ASSETS:
 Cash                                  $           476        $       41,566
 Accounts receivable                                 -                 2,630
 Other Receivables                                   -
 Inventories                                     1,420                 1,420
 Prepaid expenses and other
   current assets                               27,094                20,502
                                        ---------------       ---------------
         Total Current Assets                   28,990                66,118
                                        ---------------       ---------------
 PROPERTY AND EQUIPMENT:
   Office & Computer Equipment                 102,002               100,398
   General Plant                                17,800                17,799
   Furniture & Fixtures                         15,951                15,951
   Leasehold Improvements                          866                   866
                                        ---------------       ---------------
                                               136,619               135,014
   Less:  Accumulated depreciation
     And amortization                         (111,322)             (107,337)
                                        ---------------       ---------------
                                                25,297                27,677
                                        ---------------       ---------------
 OTHER ASSETS:
 Other assets                                   13,749                13,514
                                        ---------------       ---------------

 Total Assets                           $       68,036        $      107,309
                                        ---------------       ---------------

 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
 Accounts payable                       $      524,633        $      387,245
 Customer Deposits                              28,168                28,168
 Accrued officer payroll                       198,447               174,923
 Accrued expenses and other
   current liabilities                          33,333                66,546
 Dividends payable                              11,961                42,983
                                        ---------------       ---------------
         Total Current Liabilities             796,542               699,865
                                        ---------------       ---------------

 LONG-TERM LIABILITIES:

   Convertible Debenture, net of
     Discounts                                 214,970                18,341
   Accrued Interest payable on
     Convertible Debenture                      12,260                 1,575
                                        ---------------       ---------------
                                               227,230                19,916
                                        ---------------       ---------------
 TOTAL LIABILITIES:                          1,023,772               719,781


 COMMITMENTS

 STOCKHOLDERS' EQUITY:
   Preferred stock:
   $0.001 par value
   Authorized - 1,000,000 shares
   Undesignated preferred stock:
   Authorized - 850,000 shares:
     Issued and outstanding - none Series B
   preferred stock: Authorized-150,000 shares:
     Issued and outstanding 93,812
   and 107,100 shares, respectively                 94                   107
 Common stock - $ .001 par value
  Authorized - 50,000,000 shares
  Issued and outstanding 29,136,001
   and 28,389,587 shares,
   respectively                                 29,136                28,390


 Capital in excess of par value             14,088,265            13,977,789
 Retained earnings (deficit)               (15,073,231)          (14,618,758)
                                        ---------------       ---------------
 Total Stockholders' Deficiency                (955,736)            (612,472)
                                        ---------------       ---------------
   Total Liabilities & Stockholders'
     Equity                             $       68,036        $      107,309
                                        ---------------       ---------------

          See accompanying notes to consolidated financial statements.

               ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               ---------------------------------------------------
                                   (UNAUDITED)

                                                  THREE MONTHS ENDED
                                                       March 31,
                                        -------------------------------------
                                              2006                 2005
                                        ---------------       ---------------
  REVENUES:
  Net sales                             $            -        $        2,637
                                        ---------------       ---------------
                                                     -                 2,637
                                        ---------------       ---------------
  COSTS AND EXPENSES:
  Cost of sales                                      -                22,429
  Selling, general and administrative          407,453               106,086
                                        ---------------       ---------------
  Total costs and expenses                     407,453               128,515
                                        ---------------       ---------------
  Operating loss                              (407,453)             (125,878)
  Interest Income                                   33                    31
  Interest Expense                             (35,092)                    0
                                        ---------------       ---------------

  NET LOSS                              $     (442,512)       $     (125,847)

  PREFERRED STOCK DIVIDENDS             $       11,961        $       54,500
                                        ---------------       ---------------

  LOSS APPLICABLE TO
  COMMON STOCKHOLDERS                   $     (454,473)       $     (180,347)
                                        ---------------       ---------------

  BASIC & DILUTED LOSS PER
    COMMON SHARE                        $         (.02)       $         (.02)
                                        ---------------       ---------------
  WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING                       29,011,599            11,305,552

          See accompanying notes to consolidated financial statements.

               ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
           ----------------------------------------------------------
                                   (UNAUDITED)




                              Common Stock                    Preferred Stock           Capital in      Retained
                   --------------------------------  ------------------------------     Excess of       Earnings
                       Shares         Par Value          Shares         Par Value       Par Value      (Deficit)
                   --------------    --------------  --------------  --------------  --------------   --------------
Balances At
December 31,
2005                    28,389,587   $      28,390         107,100   $         107   $  13,977,789    $ (14,618,758)

Conversion of
 preferred stock
 for common stock         531,500              531         (13,288)  $         (13)  $        (518)               -

Issuance of
preferred stock
 dividends in
 common stock            214,914               215               -               -          42,768                -

Stock option expense           -                 -               -               -          15,448                -

Beneficial conversion
  feature of
  Convertible Debenture        -                 -               -               -          52,778                -

Preferred stock
  dividends                    -                 -               -               -               -          (11,961)

Net loss                       -                 -               -               -               -         (442,512)
                   --------------    --------------  --------------  --------------  --------------   --------------

Balances At
March 31, 2006        29,136,001     $      29,136          93,812   $          94   $  14,088,265    $ (15,073,231)
                   --------------    --------------  --------------  --------------  --------------   --------------

          See accompanying notes to consolidated financial statements.

               ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              ----------------------------------------------------
                                   (UNAUDITED)


                                                          Three Months Ended
                                                              March 31,
                                                -------------------------------------
                                                    2006                   2005
                                                ---------------       ---------------
  CASH FLOWS FROM OPERATING ACTIVITIES:

    Net Loss                                    $     (442,512)       $     (125,847)
    Adjustments to reconcile net loss to net
       cash flows from operating activities:
    Depreciation and amortization                       28,392                 3,750
    Stock based compensation expense related
       to stock options                                 15,448                     -
    Inventory reserve                                      -                  33,575
    Changes in operating assets and liabilities:
       Accounts receivable                               2,630                13,449
       Inventories                                         -                 (11,366)
       Prepaid expenses and other current assets        (6,592)              (12,179)
       Other assets                                       (235)                    -
       Accounts payable                                137,388                19,303
       Accrued expenses and other current liabilities  (33,213)               40,673
       Accrued officer payroll                          23,524                     -
       Accured interest payable on convertible
         debenture                                      10,685                     -
                                                ---------------       ---------------
    Net cash flows from operating activities          (264,485)              (38,642)

  CASH FLOWS FROM INVESTING ACTIVITIES:

    Acquisitions of property and equipment              (1,605)                    -
                                                ---------------       ---------------
    Net cash flows from investing activities            (1,605)                    -

  CASH FLOWS FROM FINANCING ACTIVITIES:

    Loans from affiliate                                     -                 8,642
    Loans from officer                                       -                 1,000
    Proceeds from issuance of preferred stock                -                29,000
    Proceeds from issuance of debenture                225,000                     -
                                                ---------------       ---------------
    Net cash flows from financing activities           225,000                38,642

  NET CHANGE IN CASH AND EQUIVALENTS                   (41,090)                    -
                                                ---------------       ---------------

  CASH AND EQUIVALENTS, BEGINNING OF PERIOD             41,566                     -
                                                ---------------       ---------------

  CASH AND EQUIVALENTS, END OF PERIOD           $          476        $            -
                                                ---------------       ---------------

  SUPPLEMENTAL CASH FLOW INFORMATION:

  Income taxes paid                             $            -        $            -
                                                ---------------       ---------------
  Interest paid                                 $            -        $            -
                                                ---------------       ---------------

  NON-CASH FINANCING ACTIVITIES:

  Preferred stock dividend                      $       11,961        $       54,500
                                                ---------------       ---------------

  Issuance of preferred stock dividends
    In common stock                             $       42,983        $            -
                                                ---------------       ---------------



          See accompanying notes to consolidated financial statements.

               ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES
                    NOTES TO CONSOLIDATED (UNAUDITED) INTERIM
                              FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

The consolidated balance sheet for Alfa International Holdings Corp. ("Alfa" or the "Company")at the end of the preceding fiscal year has been derived from the audited balance sheet and notes thereto contained in the Company's annual report on Form 10-KSB/A for the Company's fiscal year ended December 31, 2005 and is presented herein for comparative purposes. All other financial statements are unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows for all periods presented, have been made.

The results of operations for the interim periods presented herein are not necessarily indicative of operating results for the respective full years. As of the date of this report the Company has three wholly-owned subsidiaries through which it conducts all operations. All inter-company transactions have been eliminated in the consolidated financial statements.

Certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted in accordance with the published rules and regulations of the Securities and Exchange Commission. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's annual report on Form 10-KSB/A for the fiscal year ended December 31, 2005.

Net Loss Per Share - Basic and diluted loss per share are based upon the weighted-average number of common shares outstanding during the period. The computation of diluted earnings per share does not assume the conversion, exercise or contingent issuance of securities that would have a dilutive effect on loss per share.

Principles of Consolidation - The consolidated financial statements include the accounts of Alfa and its wholly-owned subsidiaries, Contact Sports, Inc. ("Contact Sports"), Ty- Breakers Corp. ("Ty-Breakers") and Journey of Light, Inc. ("JOL"), collectively referred to as the "Company". All inter- company transactions have been eliminated in consolidation.



NOTE 2 - STOCK-BASED COMPENSATION

On January 1, 2006, we adopted Financial Accounting Standards No.
123 (revised 2004), Share-Based Payment (FAS 123(R)), that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments.

The statement eliminates the ability to account for share-based compensation transactions, using the intrinsic value method as prescribed by Accounting Principles Board, or APB, Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires that such transactions be accounted for using a fair- value-based method and recognized as expenses in our consolidated statement of income.

We adopted FAS 123 (R) using the modified prospective method which requires the application of the accounting standard as of January 1, 2006. Our consolidated financial statements as of and for the first quarter of 2006 reflect the impact of adopting FAS 123 (R). In accordance with the modified prospective method, the consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of FAS 123 (R).

For stock-based awards granted, we have recognized compensation expense based on the estimated grant date fair value method using the Black-Scholes valuation model. For these awards, we have recognized compensation expense using a straight-line amortization method. FAS 123 (R) requires that stock-based compensation expense be based on awards that are ultimately expected to vest. The impact on our results of operations for recording stock-based compensation for the three month period ended March 31, 2006 amounted to $15,448.

The following table illustrates the effect on results of operations if the Company had applied the fair-value- recognition provisions of FAS 123(R) for the three-month period ended March 31, 2005:


          Net loss applicable to common
           stockholders, as reported              $(180,347)
          Deduct:
          Total stock-based Employee
          Compensation Determined under
          Fair value method for stock
          options, net of tax                         5,600
                                                  ---------
          Pro forma loss applicable
             To common stockholders               $(185,947)
                                                  =========

          Basic loss per share, as reported       $   (0.02)
                                                  =========

          Basic loss per share, pro forma         $   (0.02)
                                                  =========

          Diluted loss per share, as reported     $   (0.02)
                                                  =========

          Diluted loss per share, pro forma       $   (0.02)
                                                  =========


NOTE 3 - GOING CONCERN AND LIQUIDITY

The Company has incurred significant operating losses and is in a weak financial position, raising substantial doubt about its ability to continue as a going concern. The continued existence of the Company is dependent upon its ability to attain profitable operations or obtain additional financing.

NOTE 4 - JOURNEY OF LIGHT, INC.

On October 11, 2005 the Company acquired JOL as a wholly owned subsidiary. JOL is engaged primarily in the business of real estate development in the country of Oman. In connection with the acquisition of JOL, Alfa issued 16,284,278 shares of its Common Stock and 984,235 warrants exercisable into Alfa Common Stock at prices ranging from $1.00 to $8.00 per share to the shareholders and warrant holders of JOL in exchange for all of the outstanding capital stock of JOL. Prior to the acquisition, Alfa had outstanding 12,053,565 shares of Common Stock, 108,350 shares of preferred stock convertible into 4,334,000 shares, stock options exercisable into 1,265,000 shares of Common Stock at prices ranging from $0.10 to $1.00 per share, and warrants exercisable into 4,870,500 shares of Common Stock at prices ranging from $0.14 to $0.75 per share - a total of 22,523,065 shares of Common Stock and Common Stock equivalents. Alfa's board of directors and senior management did not change as a result of the acquisition of JOL and terms of the acquisition reflected the existence of the Common Stock equivalents associated with Alfa's preferred stock. Accordingly, Alfa has been considered the acquirer for accounting purposes.

The operating results of JOL have been included in the Company's consolidated financial statements from the date of acquisition. Had the acquisition occurred December 31, 2004, proforma net sales, net loss, and diluted loss per share for the three months ended March 31, 2005 would have been $2,637, $(142,072), and $(0.01), respectively.

NOTE 5 - CONVERTIBLE DEBENTURES:

On January 24, 2006, Alfa issued an additional convertible debenture ("Debenture") in the face amount of $250,000 to an investor in exchange for $225,000, net of fees. The two Debentures accrue interest at 10% per annum and are payable on or before December 7, 2008 and January 23, 2009 respectively. The holder has the option, at any time, to convert the then outstanding balance of the Debentures together with accrued and unpaid interest thereon into shares of Alfa's Common Stock at a price per share equal to 90% of the lowest volume weighted average price of Alfa's Common Stock during the fifteen trading days immediately preceding the conversion date, subject to certain adjustments.


                                             March 31, 2006   December 31, 2005
                                             --------------   -----------------

   Convertible Debentures
     consist of:

   Convertible Debentures -
     Face amount                             $     500,000    $         250,000

   Debt Discounts - beneficial
     conversion feature, net of
     accumulated   amortization
     of $16,975 and $2,777,
     respectively                                 (168,011)            (129,431)

   Debt Discounts - value
     attributable to warrant issued,
     net of accumulated amortization
     of $7,243 and $1,458,
     respectively                                  (62,178)             (67,963)

   Debt Discounts - placement costs and fees paid
     to lender and affiliate of lender, net of
     accumulated amortization of
     $5,159 and $735,   respectively               (34,265)             (54,841)

                                             --------------   -----------------

   Convertible Debentures,
     net of discounts                        $     214,970    $          18,341
                                             ==============   =================


In accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversation Feature or Contingently Adjustable Conversion Ratios ("EITF 98-5"), Alfa recognized an imbedded beneficial conversion feature present in the Debentures. Alfa allocated a portion of the proceeds equal to the intrinsic value of that feature to capital in excess of par value. Alfa measured an aggregate of $184,986 ($132,208 on the first Debenture and $52,778 on the second Debenture) of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, and recognized it to capital in excess of par value and a discount against the debenture. The discount is amortized over the convertible Debenture's maturity period (three years) as interest expense.

In connection with the issuance of the first Debenture on December 8, 2005, Alfa issued a warrant granting the holder the right to acquire 257,732 shares of Alfa's Common Stock at an exercise price of $.97 per share, subject to certain adjustments.

In accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments ("EITF - 00-27"), Alfa recognized the value attributable to the warrant in the amount of $69,421 to capital in excess of par value and a discount against the Debenture. Alfa valued the warrant in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of five years, an average risk free interest rate of 4.42%, a dividend yield of 0% and volatility of 176%. The debt discount attributed to the value of the warrant issued is amortized over the convertible Debenture's maturity period (three years) as interest expense.


NOTE 6 - SERIES B REDEEMABLE CONVERTIBLE PREFERRED STOCK:

Alfa has designated 150,000 shares of its $0.001 par value preferred stock as "Series B Preferred Stock". The face value of the Series B Preferred Stock is $40 per share and dividends accrue at 5.0% per annum. Each share of the Series B Preferred Stock is convertible at the option of the holder, at any time, into 40 shares of Common Stock. Accrued dividends shall, at the Company's option, be paid in cash or in shares of Common Stock valued at $1.00 per share. The expiration date for 4,010,000 common stock purchase warrants held by the holders of Series B Preferred Stock is September 30, 2006 and for 90,500 stock purchase warrants the expiration date is through April 3, 2007.

At any time after twelve months from the date of issue, the Company may redeem all or any number of the Series B Preferred Stock then outstanding for $40 per share in cash or in exchange for Common Stock valued at $1.00 per share. The Series B Preferred Stock has been excluded from the computation of diluted earnings per share for the three months ended March 31, 2006 and 2005, as the conversion would be anti-dilutive after adding back preferred stock dividends to the respective net losses for each of these periods.

NOTE 7 - STOCK OPTIONS AND WARRANTS

  The following is a summary of stock option and warrant activity for the three months ended March 31, 2006:

                                       Stock Options      Warrants
                                       --------------  ------------




  Outstanding at January 1, 2006         1,465,000       6,112,467
  Granted and Issued                             -               -
  Exercised                                      -               -
  Forfeited/expired/cancelled                    -        (510,000)
                                       ------------    ------------


  Outstanding at March 31, 2006          1,465,000       5,602,467
                                       ------------    ------------

  Exercisable at March 31, 2006          1,095,000       5,602,467
                                       ------------    ------------

Stock options outstanding at March 31, 2006 (all non-qualified) consist of:



   Year           Number            Number            Exercise           Expiration
 Granted        Outstanding       Exercisable          Price                Date

  1997           125,000             125,000           $ .10           November 5, 2007
  2001         1,000,000             800,000           $ .25           August 31, 2011
  2004            60,000              60,000           $ .17           October 31, 2009
  2005            50,000              50,000           $ .10           January 30, 2007
  2005            30,000              10,000           $1.00           June 30, 2010
  2005           200,000              50,000           $ .82           December 14, 2010
                --------           ---------
 Totals         1,465,000          1,095,000
                =========          =========

The 200,000 unvested options relating to the 2001 grant are scheduled to vest on September 1, 2006. The 20,000 unvested options relating to the 2005 grant are scheduled to vest 10,000 on July 1, 2006 and 10,000 on July 1, 2007. The 150,000 unvested options relating to another 2005 grant are scheduled to vest 50,000 on June 15, 2006, 50,000 on September 15, 2006, and 50,000 on December 15, 2006. As
of March 31, 2006, there was $49,867 of total unrecognized compensation cost related to unexpensed stock options. That cost is expected to be recognized $41,343 in the remainder of year ended December 31, 2005, $6,469 in 2006, and $2,055 in 2007.


     Warrants outstanding at March 31, 2006 consist of:



      Year        Number         Number       Exercise     Expiration
     Issued     Outstanding      Exercisable     Price          Date

     2002-2005  4,100,500       4,100,500      $ .75     September 30, 2006 & beyond
       2002       500,000         500,000        .14     April 29, 2006
       2004       250,000         250,000        .14     May 31, 2006
       2005        20,000          20,000        .20     December 19, 2007
       2005        62,235          62,235       1.00     June 8, 2007
       2005       412,000         412,000       8.00     April 6, 2006 to December 2, 2006
      2005        257,732         257,732        .97     December 7, 2010
                 ---------      ---------
     Totals     5,602,467       5,602,467
                =========       =========

NOTE 8 - COMMITMENTS

Leases

The Company leases its executive office in New York, N.Y. under a ten-year lease entered into in February 2003. The Company also rents warehouse space in Jersey City, New Jersey under a one-year lease entered into in July 2005. Rent expense for the three months ended March 31, 2006 was $17,537.

At March 31, 2006, the minimum future lease payments are as follows:

              2006                                 $  42,100
              2007                                 $  51,800
              2008                                 $  51,800
              2009 and beyond                      $ 240,700


Employment Agreements

Alfa is obligated to pay its President and Chief Executive Officer an annual base salary of $125,000 through December 31, 2010 plus an additional amount based on a combination of net sales and earnings before taxes. All salary payments to this individual have been deferred and accrued, effective October 1, 2004.

The Company had been obligated to employ Contact's President, Vice-President and Vice-President of Sales under separate agreements with these three individuals. These three agreements have been canceled and the individuals continue to perform services for the Company as consultants. Employment agreements with these three individuals may be renegotiated in the future depending upon the Company's financial performance at the time. The terms of such employment agreements, if any, cannot be determined at this time.

Factoring Agreement

In March 2004 Contact entered into a one-year agreement (the "Factoring Agreement") with a company ("Factor") specializing in factoring accounts receivable. The Factoring Agreement encompasses both USA sales and any foreign sales made by Contact that Contact, in its sole discretion, chooses to assign to the Factor. The Factoring Agreement allows Contact to be assured of payment by the Factor of any accounts receivable assigned to the Factor, irrespective of whether or not Contact's customer actually pays such account receivable to Contact. Contact has agreed under the Factoring Agreement to pay the Factor an amount equal to 1.5% of any account receivable Contact assigns to it with the stipulation that the minimum monthly amount of such payments will be at least $1,125. Any of Contact's accounts receivable assigned to the Factor are maintained on Contact's records as an account receivable until payment is received from the Factor for such account receivable. All fees paid to the Factor are expensed as incurred. The Factoring Agreement is deemed renewed from year to year following the initial term unless terminated with notice by either party. In March 2006 Contact gave such notice of termination to the Factor and subsequently the Factor and Contact agreed to continue the Factoring Agreement after March 2006 on a month-to-month basis, but with no minimum guaranteed payments required to be made by Contact. The Factoring Agreement, as so modified, currently remains in effect.

Financial Advisory Services Agreement

In February 2006, JOL entered into an agreement with AmeriCapital Renaissance Group, LLC ("AmeriCapital"). The preliminary agreement, subject to finalization, provides that AmeriCapital will act as JOL's exclusive financial advisor for a monthly service fee of $12,000 through January 2008. The preliminary agreement also provides for certain transaction fees to be paid to AmeriCapital in the event of certain sales or financing events relating to JOL's proposed Omagine project. Mr. Frank J. Drohan, president and director of Alfa, is a minority shareholder and an officer and director of AmeriCapital.

NOTE 9 - SEGMENT INFORMATION:

Alfa is a holding company that operates through its wholly owned subsidiaries. Since its acquisition of Journey of Light, Inc. ("JOL") in October 2005, the Company reports results in two business segments: real estate development and apparel.

The real estate development business of the Company is conducted through its wholly owned subsidiary JOL which is in its initial stages of business development. JOL is presently conducting negotiations with the Government of Oman with respect to JOL's proposed development, in cooperation with the Government of Oman, of an approximately $1.2 billion tourism related project.

The apparel business of the Company is conducted primarily through its wholly owned subsidiary - Contact Sports, Inc. ("Contact") and to a lesser extent through another of its wholly owned subsidiaries - Ty-Breakers Corp. ("Ty-Breakers"). Contact designs and markets athletic and lifestyle apparel products under the "Contact Sports" label and markets "private-label" products under the Ty-Breakers and other labels. All manufacturing of Contact's apparel products is performed for Contact by non-affiliated third party contractors.

Summarized financial information by business segment for the three months ended March 31, 2006 is as follows:


               Revenue:
                 Real Estate Development            $         -
                 Apparel                                      -
                                                    -----------
               Total                                $         -
               ================================================

               Operating Expenses:
                 Real Estate Development            $   248,427
                 Apparel                                 57,727
                 Corporate                              101,299
                                                    -----------
               Total                                $   407,453
               ================================================

               Operating Loss:
                 Real Estate Development            $  (248,427)
                 Apparel                                (57,727)
                 Corporate                             (101,299)
                                                    -----------
               Total                                $  (407,453)
                                                    -----------

               Identifiable Assets:
                 Real Estate Development            $    21,561
                 Apparel                                 17,237
                 Corporate                               29,238
                                                    -----------
               Total                                $    68,036
               ================================================

               Capital Expenditures:
                 Real Estate Development            $     1,605
                 Apparel                                      -
                 Corporate                                    -
                                                    -----------


               Total                                $     1,605
               ================================================

               Depreciation and Amortization:
                 Real Estate Development            $       234
                 Apparel                                    -0-
                 Corporate                               28,158
                                                    -----------
               Total                                   $ 28,392
               ================================================


Operating loss is total revenue less operating expenses, which include cost of sales, selling, general and administrative expenses, and other corporate expenses.

NOTE 10 - SUBSEQUENT EVENT:
On May 1, 2006, JOL received $1,000,000 from the State of Qatar in settlement of a dispute relating to an April 2003 agreement to develop a project in Doha, Qatar.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholder
of Journey of Light, Inc.

I have audited the accompanying balance sheet of Journey of Light, Inc. (A Development Stage Company) as of December 31, 2004 and the related statements of operations, changes in stockholders' equity (deficiency) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Journey of Light, Inc. (A Development Stage Company) as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Companies' present financial situation raises doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                   /S/Michael T. Studer CPA P.C.
                                   -----------------------------
                                   Michael T. Studer CPA P.C.



                                   Freeport, New York
                                   November 16, 2005, except for
                                   the fifth paragraph of Note 12, as to which the date is May 4, 2006.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
of Journey of Light. Inc. (A Development Stage Company)

We have audited the accompanying balance sheet of Journey of Light, Inc. (A Development Stage Company) as of December 31, 2003 and the related statements of operations, changes in stockholders' equity (deficiency) and cash flows for the period October 14, 2003 (date of inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Journey of Light, Inc. (A Development Stage Company) at December 31, 2003, and the results of its operations and its cash flows for the period October 14, 2003 (date of inception) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is in the development stage and has not commenced operations, that raise substantial doubt about its ability to continue as a going concern.

The continued existence of the Company is dependent upon its ability to obtain funding and commence operations.

                                   /S/ Wiss & Company, LLP
                                   -----------------------
                                   WISS & COMPANY, LLP


                                   Livingston, New Jersey
                                   January 19, 2004

                             JOURNEY OF LIGHT, INC.
                          (a Development Stage Company)

                                 BALANCE SHEETS


                                                       September 30,                    December 31,
                                          --------------------------------------      ---------------
   ASSETS                                      2005                   2004               2003
                                          ---------------        ---------------      ---------------
                                                                                       (Unaudited)
 CURRENT ASSETS:
   Cash                                   $          144        $          155        $          917
   Due from Alfa International Corp.              47,747                 52,595                    -
   Other receivables                                   -                 25,300                    -
   Advances to stockholder                             -                      -                5,000
                                          ---------------        ---------------      ---------------
        Total Current Assets                      47,891                 78,050                5,917
                                          ---------------        ---------------      ---------------
 PROPERTY AND EQUIPMENT:
   Office and computer equipment                   2,840                  2,840                    -
                                          ---------------        ---------------      ---------------
                                                   2,840                  2,840                    -
   Less: Accumulated depreciation
     and amortization                             (1,586)                  (883)                   -
                                          ---------------        ---------------      ---------------
                                                   1,254                  1,957                    -
                                          ---------------        ---------------      ---------------

                                          $       49,145         $       80,007       $        5,917
                                          ===============        ===============      ==============

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

 CURRENT LIABILITIES:
   Accounts payable                       $      190,973         $      177,643       $            -
   Due to Alfa International Corp.                     -                      -              395,680
   Due to Shareholder                             31,459                 31,459               88,312
   Due to Officer                                 21,349                      -                    -
   Accrued expenses                                    -                  4,128                    -
                                          ---------------        ---------------      ---------------
         Total Current Liabilities               243,781                213,230              483,992
                                          ---------------        ---------------      ---------------
 COMMITMENTS

 STOCKHOLDERS' EQUITY (DEFICIENCY):
   Common stock - par value $.0001:
    authorized 50,000,000 shares;
    issued and outstanding:
    15,866,000 shares at September 30,
    2005; 15,561,000 shares in
    2004 and 15,100,000 shares in 2003             1,587                  1,556                1,510
 Capital in excess of par value                1,612,222              1,510,077              115,000
 Deficit accumulated in the
    development stage                         (1,808,445)            (1,644,856)            (594,585)
                                          ---------------        ---------------      ---------------
      Total Stockholders'
       Equity (Deficiency)                      (194,636)              (133,223)            (478,075)
                                          ---------------        ---------------      ---------------
                                          $       49,145         $       80,007       $        5,917
                                          ===============        ===============      ===============

                       See notes to financial statements.

                             JOURNEY OF LIGHT, INC.
                          (a Development Stage Company)
                            STATEMENTS OF OPERATIONS


                                                                              October 14,    Cumulative
                                                                              2003           during Devel-
                                                                              (Date of       opment Stage
                                                                              Inception)     October 14,
                           Nine Months Ended  Year Ended                      to             2003  to
                                 September 30,              December 31,      December 31,   September 30,
                          -----------------------------    ------------       ------------   --------------
                             2005             2004              2004               2003           2005
                          -------------   -------------    -------------      -------------   -------------
                           (Unaudited)      (Unaudited)
 REVENUES:                $          -    $          -     $          -       $          -    $          -

 COSTS AND EXPENSES:
   Feasibility Study           156,074         991,969        1,025,532            423,225       1,604,831
   General and admin-
    istrative expense            7,515          24,604           24,739            171,360         203,614
                          -------------   -------------    -------------      -------------   -------------
                               163,589       1,016,573        1,050,271            594,585       1,808,445
                          -------------   -------------    -------------      -------------   -------------
 Net Loss                     (163,589)     (1,016,573)      (1,050,271)          (594,585)     (1,808,445)
                          =============   =============    =============      =============   =============

 Net loss per share,
  Basic and diluted       $       (.01)   $       (.07)    $      (.07)       $      (.04)



 Weighted average
  number of common
  shares outstanding,
  basic and diluted         15,589,889      15,372,167       15,418,125        15,100,000


                       See notes to financial statements.

                                 JOURNEY OF LIGHT, INC.
                              (a Development Stage Company)

                STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY) OCTOBER 14, 2003 (DATE OF INCEPTION) TO DECEMBER 31, 2004

                                                                                             Deficit
                                                                                           Accumulated
                                                Common Stock              Capital in       During the
                                      -----------------------------         Excess of      Development
                                             Shares      Par Value             Par            Stage
                                      -------------   -------------       -------------    -------------

 Issuance of common stock on
   October 14, 2003, for services
   provided by stockholders at
   $.0001 per share                     15,000,000   $       1,500

 Issuance of common stock on
   October 14, 2003, for
   reduction in liability to
   Alfa International Corp                100,000   $           10

 Capital contributed for
   services provided at no
   charge by stockholders                                                $    115,000

 Net loss                                       -                -                   -     $   (594,585)
                                     -------------   --------------      -------------     -------------
 BALANCE, DECEMBER 31, 2003            15,100,000    $       1,510       $     115,000     $   (594,585)

 Issuance of common stock and
   Warrants for cash, less
   related costs of
   approximately $909,877                 461,000               46           1,395,077

 Net loss                                                                   (1,050,271)
                                      -------------  --------------       -------------    -------------
 BALANCE, DECEMBER 31, 2004             15,561,000    $      1,556        $  1,510,077     $ (1,644,856)
                                      =============   =============       =============    =============



                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                         JANUARY 1, 2005 TO SEPTEMBER 30, 2005
                                      (UNAUDITED)

 BALANCE, DECEMBER 31, 2004             15,561,000    $      1,556        $  1,510,077    $  (1,644,856)

 Issuance of common stock for
   Consulting services                     305,000              31             102,145

 Net loss                                                                     (163,589)
                                      -------------  --------------       -------------    -------------

 BALANCE, SEPTEMBER 30, 2005            15,866,000   $       1,587        $  1,612,222     $ (1,808,445)
                                      =============  ==============       ============     =============


                       See notes to financial statements.

                             JOURNEY OF LIGHT, INC.
                          (a Development Stage Company)

                            STATEMENTS OF CASH FLOWS


                                                                                 October 14,    Cumulative
                                                                                    2003        during Devel-
                                                                                  (Date of      opment Stage
                                                                                 Inception)     Oct. 14, 2003
                                     Nine Months Ended            Year Ended         to              to
                                       September 30,              December 31,    December 31,  September 30,
                                ----------------------------      -----------     ------------  -------------
                                    2005             2004              2004          2003           2005
                                ------------    ------------      ------------    ------------  -------------
                                 (Unaudited)                                                      (Unaudited)

 CASH FLOWS FROM
  OPERATING ACTIVITIES:
   Net loss                    $   (163,589)   $ (1,016,573)       $(1,050,271)    $ (594,585)   $(1,808,445)
   Adjustments to reconcile
   net loss to net cash
    flows used by operating
    activities:
     Contributed services                 -               -                  -        116,510        116,510
     Issuance of Common Stock
      for Consulting Services       102,176               -                  -              -        102,176
     Depreciation and
      amortization                      703             316                883              -          1,586


   Changes in operating assets and liabilities:
     Due from Alfa International
       Holdings Corp                  4,848               -            (52,595)             -        (47,747)
     Other receivables               25,300         (25,000)           (25,300)             -              -
     Prepaid Expenses                     -         (16,913)                 -              -              -
     Accounts payable                13,330         177,569            177,643              -        190,973
     Accrued expenses                (4,128)          2,622              4,128              -              -
                                ------------    ------------      ------------    ------------   ------------
   Net cash flows used by
    operating activities            (21,360)       (877,979)         (945,512)       (478,075)    (1,444,947)
                                ------------    ------------      ------------    ------------   ------------

 CASH FLOWS FROM INVESTING
  ACTIVITIES:
   Advance to stockholder                 -          (5,000)            5,000          (5,000)             -
   Acquisition - fixed assets             -          (2,840)           (2,840)              -         (2,840)
                                ------------    ------------      ------------    ------------   ------------
   Net cash flows provided
     from (used by)investing
     activities                           -          (7,840)            2,160          (5,000)        (2,840)
                                ------------    ------------      ------------    ------------   ------------

 CASH FLOWS FROM FINANCING
  ACTIVITIES:
   Due to Alfa International
     Holdings Corp.                       -        (395,680)        (395,680)         395,680              -
   Due to shareholder                     -         (56,853)         (56,853)          88,312         31,459
   Due to officer                    21,349               -                -                -         21,349
   Proceeds from sale
    of common stock                       -       1,374,099         1,395,123               -      1,395,123
                                ------------    ------------      ------------    ------------   ------------
   Net cash flows from
    financing activities             21,349         921,566           942,590         483,992      1,447,931
                                ------------    ------------      ------------    ------------   ------------




 NET CHANGE IN CASH                     (11)         35,747              (762)            917            144

 CASH BEGINNING OF PERIOD               155             917               917               -              -
                                ------------    ------------      ------------    ------------   ------------
 CASH END OF PERIOD             $       144     $    36,664       $       155     $       917    $       144
                                ============    ============      ============    ============   ============



 SUPPLEMENTAL CASH FLOW
  INFORMATION:

   Income taxes paid            $         -     $         -       $         -     $         -    $         -

                                ============    ============      ============    ============   ============
   Interest paid                $         -     $         -       $         -     $         -    $         -
                                ============    ============      ============    ============   ============


                       See notes to financial statements.

NOTE I - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT

ACCOUNTING POLICIES:

Nature of the Business - Journey of Light, Inc. (the "Company" or " JOL") was incorporated on October 14, 2003 in the State of Delaware. The Company was formed for the purpose of developing approximately 200 acres of beachfront property in Doha, Qatar (the "Qutopia Project " or "Qutopia"). Qutopia was to be situated on land provided to the Company by the Government of Qatar ("Qatar") under a long-term lease at a nominal rental rate. The development of the Qutopia Project was intended to result in the Company's owning and operating a series of different businesses in Qatar. The Qutopia Project was intended to be a mixed-use recreational, retail and commercial site intended to become the premier tourist "family destination" in the region.

                            Qutopia Project in Qatar.

JOL had been negotiating for some time with the State of Qatar to develop the Qutopia Project in Doha, Qatar. JOL will not develop the Qutopia Project in Qatar and negotiations are ongoing with the State of Qatar to resolve the State of Qatar's contractual obligations to JOL. Management expects that such negotiations will, by the end of 2005, result in a friendly resolution, but referral of the matter to arbitration as called for in the Contract with Qatar may occur.

Pursuant to the terms of the Contract, the Company prepared a Feasibility Study for the Qutopia Project and presented the completed Feasibility Study to Qatar. Qatar was obligated under the Contract to approve or disapprove the Feasibility Study in writing by July 31, 2004, which time was extended to September 30, 2004; and was further obligated to not unreasonably withhold its approval of the Feasibility Study. After numerous meetings and discussions Qatar rejected the Feasibility Study in July 2005. Negotiations are presently being concluded with the State of Qatar to resolve Qatar's contractual obligations to JOL.

                              The Project in Oman.

JOL management was approached to propose a modified form of the Qutopia project (the "Oman Project") to the government of the Sultanate of Oman (the "Government") and a formal presentation of the Oman Project was presented to the Government in Oman on February 12, 2005. On March 15, 2005, the Oman Project was approved by the Government. JOL's management met with the Minister of Tourism and other Government authorities in early April 2005 and conducted final negotiations with respect to JOL's implementing the Oman Project in Oman. On August 1, 2005, the Ministry of Tourism of the Government (the "MOT") and JOL signed a memorandum of understanding ("MOU") memorializing the legal and commercial aspects of the Oman Project's development. The MOU memorializes the parties agreement to (a) form an Omani company (the "Project Company") to implement the Oman Project, (b) have the MOT provide 800,000 square meters (about 200 acres) of beachfront land (the "Land") for the Oman Project in return for the MOT being an equity participant in the Project Company, (c)have the MOT provide additional land as necessary to assure the Oman Project's agreed upon financial returns, and (d) have the MOT underwrite any possible losses in the cultural and heritage portions of the Oman Project. In September 2005, the MOT increased the Land allocated to the Oman Project by adding an additional 200,000 square meters (about 45 acres) of land adjacent to the original Land. The Land constituting the Oman Project site is now 1,000,000 square meters (approximately 245 acres) of beachfront land facing the Gulf of Oman just west of the capital city of Muscat.

The Oman Project is planned to be an integration of cultural, educational and entertainment activities including hotels, commercial and residential components and a theme park and exhibitions - all of which will be owned and operated by the Project Company. Additionally, it includes the construction and sale by the Project Company of approximately 2,000 residences. It will be located on land provided by the MOT in the Seeb area which is nearby the Muscat International Airport and adjacent to the largest ongoing government sponsored tourist development in the country - The Wave Project.

As of the date hereof, JOL is preparing the master plan and feasibility study for the Oman Project as required by the MOU. The MOU, which is not a legally binding agreement, contemplates that the parties will enter into a legally binding agreement for the development of the Oman Project before December 31, 2005, which date is in the process of being extended by the parties to January 31, 2006.

The implementation of the Oman Project precludes an identical such project in any of the nearby countries.

The Company expects that the Project Company (of which JOL is presently planned to be the majority shareholder) will own, operate and manage the entire Oman Project. The MOU further provides that, subject to the Government's approval of the Oman Feasibility Study presently being prepared, the parties will, in January 2006, negotiate a legally binding "Heads of Terms Agreement" which will define the major terms of the final Shareholder Agreement and Development Agreement between the Project Company and the MOT.

The Company expects the development costs for the Oman Project to be approximately eight hundred million dollars. The Company is presently conducting discussions with several prospective lenders, investors, partners and international hotel operators.

The Company maintains its principal executive office in New York, N.Y. The Company plans to open a branch office and/or a Project Company office in Muscat, Oman in the near future.

Alfa International Holdings Corp.(formerly Alfa International Corp.), a publicly traded company ("Alfa"), and the Company entered into an agreement dated November 1, 2003 (the "Alfa-JOL Agreement") under which Alfa may, at its option, acquire or merge with the Company. On October 11, 2005 Alfa acquired the Company as a wholly owned subsidiary. See: Note 7 - Certain Relationships and Related Transactions and Note 12 - Subsequent Event.

Estimates and Uncertainties - The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The policies discussed below are considered by management to be critical to an understanding of its financial statements because their application places the most significant demands on management's judgment, with financial reporting results relying on estimation about the effect of matters that are inherently uncertain. Specific risks for these critical accounting policies are described in the following paragraphs. For all of these policies, management cautions that future events rarely develop exactly as forecast, and the best estimates routinely require adjustment.

Financial Instruments - Financial instruments include cash, accounts and note receivable, accounts payable and accrued expenses. The amounts reported for financial instruments are considered to be reasonable approximations of their fair values, based on market information available to management.

Revenue Recognition - The Company follows the guidelines of SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB101). The Company was organized in October 2003 and has had no revenue.

Concentration of Credit Risk - The Company maintains cash balances in one financial institution which is insured by the Federal Deposit Insurance Corporation up to $100,000 each. At times, such balances may be in excess of the FDIC insurance limit.

Income Taxes - Deferred tax assets and liabilities are recognized based on differences between the book and tax bases of assets and liabilities using presently enacted income tax rates. The provision for income taxes is determined by applying the provisions of the applicable enacted tax laws to taxable income for that period. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Feasibility Study Costs - Costs associated with the Feasibility Study for the Qutopia Project at Qatar have been recorded as Feasibility Study Costs in the accompanying statements of operations for the periods October 14, 2003 (date of inception) to September 30, 2005. As discussed above, the Company presented its completed Feasibility Study to the Government of Qatar on June 1, 2004. Negotiations with respect to the recovery of some or all of the Company's Feasibility Study costs are ongoing with the State of Qatar.

Stock-Based Compensation - In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, amending FASB Statement No. 123, Accounting for Stock Based Compensation. " This statement amends SFAS No. 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on operating results of an entity's accounting policy decisions with respect to stock-based employee compensation. SFAS No. 148 also amends APB 28, "Interim Financial Reporting" to require disclosure about those effects in interim financial information.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" (SFAS 123R). SFAS 123R revises SFAS no. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". This statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is to be recognized over the period during which an employee is required to provide service in exchange for the award. The Statement eliminates the alternative to use APB Opinion No. 25's intrinsic value method of accounting. The provisions of SFAS 123R are effective for financial statements with the first interim or annual reporting period beginning after December 15, 2005. Except for shares of Common Stock issued to various stockholders and consultants in 2003 and 2005 for services rendered and a warrant to purchase 62,235 shares of Common Stock at a price of $1.00 per share issued to a Consultant for its services in 2004 in connection with the Company's Private Placement (See Note 5),the Company did not award any stock-based compensation for the period October 14, 2003 (date of inception) to September 30, 2005.

In January of 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities ", an interpretation of ARB No. 51 FIN 46. " This interpretation addressed the consolidation by business enterprises of variable interest entities as defined in the interpretation. The interpretation applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. The interpretation requires certain disclosures in financial statements issued after January 31, 2003. Management of the Company does not expect FIN 46 to have any effect on the financial statements of the Company.

Net Loss Per Share - Basic and diluted loss per share are based upon the weighted-average number of common shares outstanding during the period. The computation of diluted earnings per share does not assume the conversion, exercise or contingent issuance of securities that would have a dilutive effect on loss per share.

NOTE 2 - CORPORATE FINANCING:

Confidential Private Placement Memorandum - The Company conducted a private placement (the "Offering") of up to one hundred (100) units ("Units") of its securities as described in a Confidential Private Placement Memorandum ("Memorandum") dated January 27, 2004. There was a minimum subscription requirement of twenty (20) Units for this Offering. After the minimum of twenty
(20) Units were sold, the funds were released to the Company and the Company thereafter had the immediate use of the proceeds of all subscriptions in excess of such minimum 20 Units that it accepted. The price of each Unit was $50,000 and each Unit consisted of (a) ten thousand (10,000) shares of the Company's $.0001 par value common stock ("Common Stock"), and (b) twenty thousand (20,000) warrants ("Warrants"). Each Warrant may be exercised to purchase one share of Common Stock at an exercise price of $8.00 per share of Common Stock. A total of
46.1 Units were sold in the Offering through December 31, 2004 from which the Company received net proceeds of $1,395,123 after payment of consulting fees and other Offering costs of $909,877 which were charged to the Offering costs. The Company extended the Offering Period beyond December 31, 2004 which was the termination date of the Offering Period unless extended by the Company, but no further sales of Units were made after December 31, 2004. The Company has closed the Offering effective October 11, 2005 and is not accepting any further subscriptions.

The Company and a consultant ("Consultant") had entered into a written agreement ("Agreement") whereby the Consultant provided investment banking and consulting services to JOL. In consideration for the Consultant's services, JOL, in accordance with a formula, paid the Consultant a consulting fee and issued a warrant to the Consultant to purchase shares of JOL's common stock. The Agreement was terminated on April 2, 2005. See Note 5 - Consultants.

NOTE 3 - GOING CONCERN AND LIQUIDITY:

The Company is still in its development stage and has only commenced limited operations, raising substantial doubt about its ability to continue as a going concern. The continued existence of the Company is dependent upon its ability to continue to procure funding for its operations. In addition it is the responsibility of the Company to arrange the construction financing and operating capital for the Project Company.

The Company is in a weak financial position, has never had any revenue or profits and does not expect to attain profitability for several years until after the Project commences operations. Failure to successfully arrange the necessary financing for the Project Company to construct and operate the Oman Project would have a material, adverse effect on the Company's business and its ability to continue as a going concern. Failure of the Oman Project development to operate profitably would have a material, adverse effect upon the Company's financial condition and viability.

To date, the Company has depended on advances from a shareholder and from Alfa and the proceeds from the Offering to finance its operations. The Company utilized its funds to finance its Qutopia Project feasibility study including professional fees for design and development as well as the day-to-day operating expenses associated with the conduct of its business including marketing and for repayments of the advances from Alfa and the shareholder. On October 11, 2005 the Company was acquired by Alfa and is relying on Alfa to continue to fund its operations. The advances to the Company from Alfa were paid in full during 2004 and at December 31, 2004 Alfa owed the Company $52,595. The advances to the Company from the shareholder were partially paid during 2004.


The Company will also be required to arrange the "Construction Financing" for the Project Company to pay for the cost of supplying and constructing all the elements involved in the Oman Project. Such Construction Financing is presently estimated to be several hundred million dollars.

The Company may need additional financing if funding from Alfa and other available funds are insufficient to fund the Company's presently expected operations. However there is no assurance that the Company will be successful in raising sufficient capital to accomplish its objectives. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 - FEASIBILITY STUDY:

Pursuant to the terms of the Contract with the State of Qatar the Company prepared a Feasibility Study for its Qutopia Project at Qatar and submitted it on June 1, 2004 to the Government of Qatar for its approval. The Contract specifies that the Government of Qatar (i) must give its written approval or disapproval of the Feasibility Study within sixty (60) days thereafter , (ii) may not unreasonably withhold its approval of the Feasibility Study, and (iii) subject only to its approval of the Company's Feasibility Study, the Government of Qatar will reimburse the Company up to a maximum of One Million dollars ($1,000,000) for costs incurred by the Company in completing its Feasibility Study. The Government of Qatar failed to respond to the Company until July 2005, when, in the Company's view, it unreasonably rejected the Feasibility Study. Negotiations with respect to the recovery of some or all of the Company's Feasibility Study costs are ongoing with the State of Qatar.

NOTE 5 - CONSULTANTS:

The Company utilizes the services of many consultants and consulting companies.

The Company and one such consulting company ("the Consultant") entered into a written agreement, whereby the Consultant provided investment banking and consulting services to JOL ("Agreement"). The Agreement, which was terminated on April 2, 2005, had a term of two years, and contemplated, among other things, that the Consultant (i) would assist the Company in the planning of its corporate structure or any necessary restructuring as required in any future dealings with partners, joint venture associates or others who may enter into agreements with the Company to participate in any portion of the Qutopia Project, and to assist the Company in negotiating the terms of any such participation agreements; (ii) would assist the Company in locating suitable domestic or foreign partners, joint venture associates, investors, bankers, lenders or others in connection with the planning, development, financing or commercialization of any phase of the Qutopia Project and to assist in the structuring of transactions and conducting appropriate due diligence reviews of such third parties; and (iii) would assist the Company in its capital raising and general funding activities.

The Consultant was compensated as follows: (i) JOL paid a consulting fee ("Consulting Fee") and issued a warrant ("Warrant"), to the Consultant based upon and in proportion to the Company's success in completing the Offering.

The Consulting Fee was initially calculated by multiplying One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) [the "Gross Allowable Fee"] by a fraction, the numerator of which is the number of Units in the Private Placement sold to investors who are introduced to the Company by the Consultant or sold to investors through the efforts of the Consultant, and the denominator of which is
100. The Agreement was amended on April 30, 2004 to increase the Gross Allowable Fee to $1,900,000. A second amendment to the Agreement dated January 11, 2005 had no effect since the Company did not sell any Units after December 31, 2004. The Agreement was terminated by the Company on April 2, 2005. A total of 46.1 Units were sold to investors who were introduced to the Company by the Consultant.

As additional compensation for the Consultant's services, JOL agreed to issue a Warrant at the conclusion of the Term of the Agreement to the Consultant, whereby the Consultant would have the right to purchase a number of shares of JOL's common stock at a purchase price of One Dollar ($1.00) per share of Common Stock. The number of shares of JOL Common Stock which the Consultant would have the right to purchase pursuant to the Warrant would be One hundred thirty-five thousand (135,000) multiplied by a fraction, the numerator of which is the number of Units in the Private Placement sold to investors who are introduced to the Company by the Consultant or sold to investors through the efforts of the Consultant, and the denominator of which is 100. Subsequent to the termination of the Agreement on April 2, 2005, the Company, as required by the Agreement, issued a Warrant to the Consultant giving the Consultant the right to purchase sixty-two thousand two hundred thirty-five (62,235) shares of Common Stock at a price of $1.00 per share.

NOTE 6 - THE JOANNOU & PARASKEVAIDES (OVERSEAS), LTD. AGREEMENT:

On December 14, 2003 the Company and Joannou & Paraskevaides (Overseas), Ltd. ("J&P") entered into a written agreement (the "J&P Agreement") with respect to the Qutopia Project at Qatar. The J&P Agreement contemplated, among other things, that J&P would, upon closing of the Construction Financing for the Qutopia Project at Qatar, become a significant shareholder of the Company and thereafter be either the construction manager or general contractor for the Qutopia Project at Qatar.

The Qutopia Project will not be developed at Qatar and J&P and the Company agree that the J&P Agreement is now moot. JOL and J&P continue to have discussions regarding a possible future role for J&P in the Oman Project but there is no agreement between the Company and J&P with respect to J&P's involvement, if any, in the Oman Project.

NOTE 7 - CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS:

The Company's President and Chief Executive Officer, Mr. Frank J. Drohan, is also President and Chief Executive Officer of Alfa International Holdings Corp., a publicly held company which acquired JOL on October 11, 2005. Charles P. Kuczynski, a Vice- President and Director of Alfa, and Salvatore S. Bucchere, an Alfa Director, were also shareholders of the Company at the time of its acquisition by Alfa. See Note 12 - "Subsequent Event".

As of December 31, 2003, the Company had recorded $395,680 in liabilities due to Alfa and $88,312 in liabilities due to a shareholder. During 2004 the Company paid Alfa in full, paid a portion of the amount due to the shareholder and advanced $52,594 to Alfa. As of December 31, 2004, Alfa owed the Company $52,594 and the Company owed the shareholder $31,459.

NOTE 8 - COMMITMENTS:

Leases - The Company maintains its executive office in New York, N.Y., which office is not leased directly by the Company but is in space occupied by Alfa. During 2004 the Company paid $30,734 to Alfa for certain allocated expenses, including some rent expenses, which were incurred by the Company but had been paid by Alfa. In 2003, the Company included a provision of $10,000 as contributed capital for space provided free of charge.

NOTE 9 - STOCKHOLDERS' EQUITY:

Stock Option Plan - Effective December 2, 2003, the Company instituted the "Journey of Light, Inc. 2003 Stock Option Plan" (the "Plan"). No options were granted under the Plan and the Plan was terminated on October 11, 2005.

NOTE 10 - INCOME TAXES:

No provisions for income taxes have been recorded since the Company has incurred losses since inception.

Deferred tax assets consist of:

                            September 30            December 31
                            ------------     -------------------------
                               2005             2004             2003
                            ---------        ---------       ---------
                            (Unaudited)

     Net operating
      loss carryforwards    $ 614,871       $ 559,251       $ 202,159
     Less valuation
      allowance              (614,871)       (559,251)       (202,159)
                            ---------        ---------       ---------

      Net                   $       -        $      -        $      -

Based on management's present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset of $614,871 attributable to the future utilization of $1,808,445 of net operating loss carryforwards as of September 30, 2005 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements at September 30, 2005. The Company will continue to review this valuation allowance and make adjustments as appropriate. The net operating loss carryforwards expire $594,585 in 2023, $1,050,271 in 2024 and $163,589 in 2025.

Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

NOTE 11 -EMPLOYMENT AGREEMENTS:

The Company has no employment agreements with any party. Founders' time spent on JOL matters in 2003 at no charge has been valued at $105,000 and recorded as professional fees and contributed capital in 2003.

NOTE 12 -SUBSEQUENT EVENT:

Acquisition of Journey of Light, Inc. by Alfa International
Holdings Corp.

In late March 2005, management of Alfa and of JOL reached an agreement in principle to modify the terms of the letter agreement between them dated November 1, 2003 (the "Alfa-JOL Agreement") whereby, in essential part, Alfa was granted an option to acquire 100% of JOL in exchange for such number of shares of the common stock of Alfa as would equal 90% of the total issued and outstanding shares of Alfa following such acquisition. The Alfa-JOL Agreement required Alfa to exercise its option within the ninety business days following the signing of a final contract between JOL and the Government of Qatar. Based upon the delays encountered by JOL with respect to the Qatar Project and the progress made towards development of a nearly identical project with the Sultanate of Oman discussed above, JOL agreed to modify the option to provide, in relevant part, that Alfa will acquire 100% of the issued and outstanding shares of the capital stock of JOL in exchange for such number of shares of the common stock of Alfa as would equal approximately 50% of the issued and outstanding shares of common stock of Alfa (after giving effect to the conversion of Alfa's Series B Preferred Stock) immediately following such acquisition. Management of Alfa agreed in principle to exercise its option, as so modified, and on May 25, 2005 Alfa and JOL signed a formal acquisition agreement specifying certain conditions precedent to the acquisition of JOL by Alfa, including, among other matters, the execution of a memorandum of understanding ("MOU") between JOL and the government of the Sultanate of Oman memorializing the legal and commercial aspects for the Oman Project. On August 1, 2005 JOL signed the MOU with the Government of Oman for the Oman Project. On October 11, 2005 Alfa completed the acquisition of JOL. JOL is now a wholly owned subsidiary of Alfa.

Business Combination:

On October 11, 2005, JOL was acquired by Alfa and became a wholly owned subsidiary of Alfa. In connection with the acquisition, Alfa issued to the shareholders and warrant holders of JOL, 16,284,278 shares of its $0.001 par value common stock ("Common Stock"), 922,000 common stock purchase warrants ("Warrants") exercisable into 922,000 shares of Common Stock at an exercise price of $8.00 per share and 62,235 Warrants exercisable into 62,235 shares of Common Stock at an exercise price of $1.00 per share. After the transaction, Alfa had outstanding a total of 28,337,843 shares of its Common Stock, 108,350 shares of its Series B Redeemable Convertible Preferred Stock convertible into 4,334,000 shares of Common Stock, 5,854,735 Warrants exercisable into 5,854,735 shares of Common Stock at prices ranging from $0.14 to $8.00 per share and 1,265,000 stock options exercisable into 1,265,000 shares of Common Stock at exercise prices ranging from $0.10 to $1.00 per share. Prior to the Transaction, Alfa had outstanding 12,053,565 shares of common stock, 108,350 shares of preferred stock convertible into 4,334,000 shares of common stock, stock options exercisable into 1,265,000 shares of common stock at prices ranging from $0.10 to $1.00 per share, and warrants exercisable into 4,870,500 shares of common stock at prices ranging from $0.14 to $0.75 per share - a total of 22,523,065 shares of common stock and common stock equivalents. Alfa's board of directors and senior management did not change as a result of the acquisition of JOL and the terms of the acquisition reflected the existence of the common stock equivalents associated with Alfa's preferred stock. Accordingly, Alfa has been considered the acquirer for accounting purposes.

Alfa is a publicly traded holding company which operates through its Contact Sports, Inc. ("Contact"),Ty-Breakers Corp. ("Ty-Breakers") and Journey of Light, Inc. ("JOL") subsidiaries. Contact designs, manufactures and distributes athletic apparel. Ty-Breakers is a manufacturer and distributor of Tyvek apparel products for sale primarily in the United States. JOL develops real estate in Oman.

At December 31, 2004 and 2003, Alfa had consolidated assets of $116,051 and $750,295 respectively, and had consolidated shareholders' equity (deficiency) of $(109,690) and $587,640, respectively. For the fiscal years ended December 31, 2004 and 2003, Alfa's consolidated net sales were $70,775 and $17,514 respectively, and its consolidated net losses were $1,020,624 and $706,801 respectively.


Settlement with State of Qatar

On May 1, 2006, JOL received $1,000,000 from the State of Qatar in settlement of a dispute relating to an April 2003 agreement to develop a project in Doha, Qatar.

               ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES
                        Pro Forma Combined Balance Sheets
                            As of September 30, 2005
                                   (Unaudited)

                                        Historical
                            ------------------------------------                  Pro Forma
                            Alfa International                                    Alfa International
                             Holdings Corp.        Journey of       Pro Forma     Holdings Corp.
                            and Subsidiaries       Light, Inc.      Adjustments   and Subsidiaries
                            ----------------      --------------    -----------  ----------------
 Assets

Current Assets:
  Cash                      $         2,632       $         144     $        -   $         2,776
  Accounts Receivable                86,665                   -              -            86,665
  Due from Alfa Interna-
   tional Holdings Corp.                  -              47,747    (a) (47,747)                -
  Inventories                        65,401                   -              -            65,401
                            ----------------      --------------    -----------  ----------------
   Total current assets             154,698              47,891        (47,747)          154,842

  Property and
    Equipment - net                  30,406               1,254              -            31,660
Other Assets                         13,524                   -              -            13,524
                            ----------------      --------------    -----------  ----------------
Total Assets                $       198,628       $      49,145     $  (47,747)  $       200,026
                            ================      ==============    ============ ================


Liabilities and
 Stockholders' Equity
Current Liabilities:
  Accounts payable and
   accrued expenses         $       229,223       $     243,781    $         -   $       473,004
  Customer deposits                  43,212                   -              -            43,212
  Dividends payable                 161,673                   -              -           161,673
  Due to Journey of
     Light, Inc.                     47,747                   -     (a)(47,747)                -
                            ----------------      --------------    -----------  ----------------
Total current liabilities           481,855             243,781        (47,747)          677,889
                            ----------------      --------------    -----------  ----------------

Stockholders' equity
   (deficiency)
  Preferred stock                       108                   -              -               108
  Common stock                       12,054               1,587 (b)     14,697            28,338
  Capital in excess
   of par value                   8,905,755           1,612,222 (b)  3,256,777        13,774,754
  Deficit                        (9,201,144)         (1,808,445)(b) (3,271,474)      (14,281,063)
                            ----------------      --------------    -----------  ----------------
    Total stockholders'
    equity(deficiency)             (283,227)           (194,636)             -          (477,863)
                            ----------------      --------------    -----------  ----------------
Total liabilities and
 stockholders' Equity
 (deficiency)               $       198,628       $      49,145     $  (47,747)  $       200,026
                            ================      ==============    ===========  ================

       See accompanying notes to pro forma combined financial statements.

                       ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES
                           Pro Forma Combined Statements of Operations
                               Nine Months Ended September 30, 2005
                                             (Unaudited)




                                        Historical
                            ------------------------------------                   Pro Forma
                            Alfa International                                   Alfa International
                            Holdings Corp.         Journey of       Pro Forma    Holdings Corp.
                            and Subsidiaries       Light, Inc.      Adjustments  and Subsidiaries
                            ----------------      --------------    -----------  ----------------

Revenues
  Net Sales                 $       152,537       $           -     $        -    $       152,537
  Interest Income                       182                   -              -                182
                            ----------------      --------------    -----------  ----------------
    Total Revenues                  152,719                   -              -            152,719
                            ----------------      --------------    -----------  ----------------

Costs and expenses:
  Cost of sales                     148,343                   -              -            148,343
  Feasibility study                       -             156,074              -            156,074
  Selling, general and
    Administrative                  370,254               7,515              -            377,769
  Other                                 465                   -              -                465
                            ----------------      --------------    -----------  ----------------
   Total costs and expenses         519,062             163,589              -            682,651
                            ----------------      --------------    -----------  ----------------

Net loss                           (366,343)           (163,589)             -           (529,932)


Preferred stock dividends           161,947                   -              -            161,947
                            ----------------      --------------    -----------  ----------------


Loss applicable to
  common stockholders       $      (528,290)      $    (163,589)    $        -   $      (691,879)
                            ================      ==============    ===========  ================


Loss per common share:
  Basic                     $         (0.04)      $       (0.01)                           (0.02)
                            ----------------      --------------                 ----------------
  Diluted                             (0.04)              (0.01)                           (0.02)
                            ----------------      --------------                 ----------------


Weighted average number of common shares outstanding:
  Basic                          11,771,056          15,589,889 (c)    976,898        28,337,843
                            ----------------      --------------    -----------  ----------------

  Diluted                        16,105,056          15,866,000 (c)    976,898        32,671,843
                            ----------------      --------------    -----------  ----------------

       See accompanying notes to pro forma combined financial statements.

                  ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES
                      Pro Forma Combined Statements of Operations
                             Year Ended December 31, 2004
                                      (Unaudited)


                                        Historical
                            -----------------------------------                  Pro Forma
                            Alfa International                                   Alfa International
                            Holdings Corp.         Journey of        Pro Forma   Holdings Corp.
                            and Subsidiaries      Light, Inc.       Adjustments  and Subsidiaries
                            ----------------      --------------    -----------  ----------------

Revenues
  Net Sales                 $        70,775       $           -    $         -   $        70,775
  Interest Income                        37                   -              -                37
                            ----------------      --------------    -----------  ----------------
    Total Revenues                   70,812                   -              -            70,812
                            ----------------      --------------    -----------  ----------------

Costs and expenses:
  Cost of sales                     164,181                   -              -           164,181
  Feasibility study                    -              1,025,532              -         1,025,532
  Selling, general and
    Administrative                  924,266              24,739              -           949,005
  Other                               2,989                   -              -             2,989
                            ----------------      --------------    -----------  ----------------
   Total costs and expenses       1,091,436           1,050,271              -         2,141,707
                            ----------------      --------------    -----------  ----------------

Net loss                         (1,020,624)         (1,050,271)             -        (2,070,895)


Preferred stock dividends           207,838                   -              -           207,838
                            ----------------      --------------    -----------  ----------------

Loss applicable to
  common stockholders       $    (1,228,462)      $  (1,050,271)    $        -   $    (2,278,733)
                            ================      ==============    ===========  ================


Loss per common share:
  Basic                     $         (0.11)      $       (0.07)                           (0.08)
                            ----------------      --------------                 ----------------
  Diluted                             (0.11)              (0.07)                           (0.08)
                            ----------------      --------------                 ----------------


Weighted average number of common shares outstanding:

  Basic                          11,027,728          15,418,125      1,891,990        28,337,843
                            ----------------      --------------    -----------  ----------------

  Diluted                        15,323,728          15,418,125      1,929,990        32,671,843
                            ----------------      --------------    -----------  ----------------

       See accompanying notes to pro forma combined financial statements.

               ALFA INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARIES
                Notes to Pro Forma Combined Financial Statements
                  For the Nine Months Ended September 30, 2005
                    and For the Year Ended December 31, 2004
                                   (Unaudited)


1. BASIS OF PRESENTATION
   ---------------------

     On October 11, 2005, Alfa International Holdings Corp. ("Alfa") acquired 100% of the issued and outstanding shares of common stock and warrants of Journey of Light, Inc. ("JOL") in exchange for 16,284,278 newly issued shares of Alfa common stock and 984,235 warrants exercisable into Alfa common stock at prices ranging from $1.00 to $8.00 per share (the "Transaction"). Prior to the Transaction, Alfa had outstanding 12,053,565 shares of common stock, 108,350 shares of preferred stock convertible into 4,334,000 shares of common stock, stock options exercisable into 1,265,000 shares of common stock at prices ranging from $0.10 to $1.00 per share, and warrants exercisable into 4,870,500 shares of common stock at a prices ranging from $0.14 to $0.75 per share - a total of 22,523,065 shares of common stock and common stock equivalents. Alfa's board of directors and senior management did not change as a result of the acquisition of JOL and the terms of the acquisition reflected the existence of the common stock equivalents associated with Alfa's preferred stock. Accordingly, Alfa has been considered the acquirer for accounting purposes.

     The unaudited pro forma combined balance sheet gives effect to the Transaction as if it had occurred on September 30, 2005. The unaudited pro forma combined statements of operations give effect to the Transaction as if it had occurred on December 31, 2003. The pro forma adjustments are based on certain assumptions that management believes are reasonable under the circumstances.

     The pro forma information is not necessarily indicative of the results that would have been reported had the Transaction actually occurred on the date specified, nor is it intended to project results of operations or financial position for any future period or date.


2. PRO FORMA ADJUSTMENTS
   ---------------------

     The following pro forma adjustments have been included in the pro forma financial statements:


 (a) to eliminate intercompany receivable and payable.

 (b) to adjust stockholders' equity accounts. Goodwill of approximately $5,079,919 (excess of $4,885,283 estimated value of 16,284,278 shares of Alfa common stock issued to the JOL stockholders on October 11, 2005 over the negative $194,636 value of JOL's identifiable net assets other than goodwill) will be written off as an impairment loss on the date of closing.

 (c) To adjust the weighted average number of common shares outstanding to the number of shares outstanding after the Transaction.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Indemnification of directors and executive officers and limitation of liability

Section 102(b)(7) of the Delaware General Corporation Law, which we refer to as the "DGCL," permits a provision in the certificate of incorporation of each corporation organized under the DGCL eliminating or limiting, with some exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for some breaches of fiduciary duty. Our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by the DGCL.

Section 145 of the DGCL, which we refer to as "Section 145," in summary, empowers a Delaware corporation to indemnify, within limits, its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that they actually and reasonably incur in connection with any suit or proceeding, other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

With respect to any action by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) they actually and reasonably incur in connection with the defense or settlement of the action or suit, provided that person meets the standard of conduct described in the preceding paragraph. No indemnification is permitted, however, in respect of any claim where that person has been found liable to the corporation, unless the Court of Chancery or court in which the action or suit was brought approves the indemnification and determines that the person is fairly and reasonably entitled to be indemnified.

As permitted by the DGCL, our bylaws provide that we are required to indemnify our directors and officers, consultants and employees to the fullest extent permitted by the DGCL. We are required to advance expenses, as incurred, in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to certain very limited exceptions. The rights conferred in our bylaws are not exclusive. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by Alfa International Holdings Corp. in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

 Securities and Exchange Commission Registration Fee                  $234.08
 Accounting Fees and Expenses                                         $ 5,000*
 Legal Fees and Expenses                                              $25,000*
 Miscellaneous                                                        $ 2,000*
                                                                      -------
 Total                                                                $32,234*
                                                                      =======
 ----------


* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On January 27, 2003 we issued 314,688 shares of our Common Stock to a consultant pursuant to a consulting agreement between the Company and Mr. Jack Smith. On June 30, 2004, we issued a further 50,000 shares of our Common Stock to this consultant in consideration for the reduction in the amount of cash consulting fees that would otherwise have been due to him in 2004.

In December 2003 we paid the accrued dividends on our then outstanding shares of Series B Preferred Stock by issuing 144,352 shares of our Common Stock to the holders as of December 31, 2003 of shares of our Series B Preferred Stock.

On June 30, 2004 we issued 100,000 shares of our Common Stock to our outside legal counsel pursuant to an agreement with him for reduced billing rates through June 2006.

In December 2004 we paid the accrued dividends on our then outstanding shares of Series B Preferred Stock by issuing 207,824 shares of our Common Stock to the holders as of December 31, 2004 of shares of our Series B Preferred Stock.

In January 2005 we issued 1,450 shares of our Series B Preferred Stock to 2 investors in a private placement and received aggregate proceeds of $58,000.

In April 2005 we issued 150,000 shares of our Common Stock to two consultants pursuant to a consulting agreements between the Company and the consultants.

Between June 7, 2005 and August 12, 2005 we issued 253,500 shares of our Common Stock to warrant holders who exercised such warrants during that period at an exercise price of $0.60 per share and we received aggregate proceeds therefrom of $152,100.

In April 2005 we sold 200,000 shares of our Common Stock in a private placement to Mr. Lou Lombardo who became a director of Alfa in July 2005. We sold an additional 50,000 shares of our Common Stock to Mr. Lombardo in June 2005 and in June 2005 we sold 60,000 shares of our Common Stock to another individual investor in a private placement. We received aggregate proceeds of $155,000 from these 3 sales.

On April 15, 2005 we issued 20,288 shares of our Common Stock to a holder of 500 shares of our Series B Preferred Stock in payment of the Conversion Price of such 500 preferred shares plus the accrued dividends thereon, pursuant to such holder's conversion of such 500 shares of our Series B Preferred Stock.

On July 15, 2005 we issued sold 9,225 shares of our Common Stock in a private placement to an individual in payment for an account payable due to this individual in the amount of $9,225.

On September 29, 2005 the Company issued 5,000 shares of restricted stock to Mr. Kevin O'C. Green, a director of Alfa, in payment for legal services performed by Mr. Green for the Company.


On October 15, 2005 we issued 51,744 shares of our Common Stock to a holder of 1,250 shares of our Series B Preferred Stock in payment of the Conversion Price of such 1,250 preferred shares plus the accrued dividends thereon, pursuant to such holder's conversion of such 1,250 shares of our Series B Preferred Stock.


On October 11, 2005, we closed the ongoing private placement offering of "Units" of our securities. During the period from January 1, 2003 through October 11, 2005, we sold 140.45 Units and received aggregate proceeds of $2,809,000. Each Unit was sold at a purchase price of $20,000 and consisted of (a) five hundred
(500) shares of Alfa's Series B redeemable, convertible preferred stock (the "Preferred Shares") and twenty thousand (20,000) common stock purchase warrants ("Warrants"). Each Warrant is exercisable for the purchase of one share of Common Stock at a price of seventy-five cents ($0.75) per share. Of the 2,809,000 Warrants included in the Units sold during that period, 2,718,500 expire on September 30, 2006; 32,500 expire on November 22, 2006; 8,000 expire on February 11, 2007; and 50,000 expire on April 3, 2007.

On October 11, 2005, we completed the acquisition of Journey Of Light, Inc. In connection with the Merger, we issued 16,284,278 shares of our $.001 par value common stock ("Common Stock") to the shareholders of JOL. Our President, Frank
J. Drohan, President was a JOL shareholder at the time of the Merger. In addition, Charles P. Kuczynski, Vice-President and one of our Directors and Salvatore J. Bucchere, one of our Directors were also each shareholders of JOL at the time of the Merger.


In December 2005 and January 2006, the Company issued secured convertible debentures for aggregate proceeds of $500,000. In connection with this transaction, the Company also issued five-year warrants to purchase 257,732 shares of common stock at an exercise price of $0.97.

In January 2006 we paid the accrued dividends on our then outstanding shares of Series B Preferred Stock by issuing 214,914 shares of our Common Stock to the holders as of December 31, 2005 of shares of our Series B Preferred Stock.

Between January and April of 2006 we issued 792,748 shares of our Common Stock to the holders of 19,787.5 shares of our Series B Preferred Stock in payment of the Conversion Price of such 19,787.5 preferred shares plus the accrued dividends thereon, pursuant to such holder's conversion of such 19,787.5 shares of our Series B Preferred Stock.



On April 21, 2006 we issued 50,000 shares of common stock at a price of $.40 per share to an accredited investor.

Except as otherwise noted all of the foregoing securities were issued pursuant to the exemptions from registration contained in Rule 506 of Regulation D promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act") or pursuant Section 4(2) of the Act.

ITEM 27. EXHIBITS
Exhibit
Numbers                             Description

3.1       By-Laws (1)
3.2       Articles of Incorporation of Alfa International Holdings Corp. (1)
3.3       Amendment to the Articles of Incorporation dated April 19, 2005 (1)
4.1       Certificate of Designation for Series B Preferred Stock (2)
5.1       Opinion of Sichenzia Ross Friedman Ference LLP (7)
10.1      Employment Agreement between Alfa International and Frank J. Drohan
          (3)
10.2      Employment Agreement between Contact Sports and Kye Giscombe (3)
10.3 Employment Agreement between Alfa International Corp and Charles Kuczynski dated as of September 1, 2001(3).
10.4 Agreement and Plan of Merger dated August 31, 2001, by and among the Company, Contact Sports Inc, a New York Corporation and Contact Sports, Inc. a New Jersey Corporation. (4)
10.5 Agreement and Plan of Merger, dated May 19, 2005 by and among the Company, Kuczynski Corp. and Journey of Light, Inc. (5)
10.6      Convertible Debenture dated December 8, 2005 (6)
10.7 Securities Purchase Agreement dated December 8, 2005 between the Company and Cornell Capital Partners LP (6)
10.8 Escrow Agreement dated December 8, 2005 between the Company and Cornell Capital Partners LP (6)
10.9 Investor Registration Rights Agreement dated December 8, 2005 between the Company and Cornell Capital Partners LP (6)
10.10 Pledge and Escrow Agreement dated December 8, 2005 between the Company and Cornell Capital Partners LP (6)
10.11 Security Agreement dated December 8, 2005 between the Company and Cornell Capital Partners LP (6)
10.12 Subsidiary Security Agreement, Contact Sports, Inc. dated December 8, 2005 between Contact Sports, Inc. and Cornell Capital Partners LP (6)
10.13 Subsidiary Security Agreement, Ty-Breakers Corp. dated December 8, 2005 between Ty-Breakers Corp. and Cornell Capital Partners LP (6)
10.14 Warrant dated December 8, 2005 between the Company and Cornell Capital Partners LP (6)
21.1      Subsidiaries (7)
23.1      Consent of Michael T. Studer CPA, P.C. (filed herewith)
23.2      Consent of Wiss & Company, LLP (filed herewith)
23.3      Consent of Sichenzia Ross Friedman Ference, LLP (see Exhibit 5.1) (7).


(1) Previously filed and incorporated herein by reference to our quarterly report on Form 10-QSB filed November 18, 2005.
(2) Previously filed and incorporated herein by reference to our quarterly report on Form 10-QSB filed August 19, 2002.
(3) Previously filed and incorporated herein by reference to our annual report on Form 10-KSB filed April 15, 2002.
(4) Previously filed and incorporated herein by reference to our current report on Form 8-K/A filed on December 3, 2001.
(5) Previously filed and incorporated herein by reference to our Current Report on Form 8-K filed May 27, 2005
(6) Previously filed and incorporated herein by reference to our Current Report on Form 8-K filed December 9, 2005.
(7) Previously filed and incorporated herein by reference to our Registration Statement on Form SB-2 filed January 19, 2006.

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on this 28th day of June 2006.




                                           Alfa International Holdings Corp.


                                           By: /s/ Frank J. Drohan
                                               --------------------
                                               Frank J. Drohan
                                               President , Chief
                                               Executive and Financial Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank J. Drohan his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                 Title                        Date

/s/ Frank J. Drohan         President, Chief Executive Officer and   June 28, 2006
-------------------         Director
Frank J. Drohan

/s/ Charles P. Kucczynski   Vice-President, Secretary and Director   June 28, 2006
-------------------------
Charles P. Kuczynski

/s/ Salvatore J. Bucchere   Director                                 June 28, 2006
-------------------------
Salvatore J. Bucchere

                            Director                                 June 28, 2006
----------------------
Kevin O'C. Green

                            Director                                 June 28, 2006
-----------------------
Louis J. Lombardo